Exhibit (a)(5)(B)

TENDER OFFER SUPPORT AGREEMENT

Between

IG4 Capital

And

the Shareholders listed in Annex A herein

Dated as of August 24, 2020

i

Section 4.6.	Financing Arrangements	17
Section 4.7.	Investigation	17
Section 4.8.	Reliance	18
SECTION 4.9	No Other Representations Or Warranties	18

ii

Section 8.10.	Dispute Resolution	26
Section 8.11.	Assignment	28
Section 8.12.	Currency Matters	28
Section 8.13.	Headings; Table of Contents	28

ANNEXES

A	List of shareholders and distribution of the Shares
B	Form of Acceptance Letter
C	GH Supplementary Agreement
D	HG Supplementary Agreement
E	Form of Irrevocable Power of Attorney
F	Sellers’ Attorney-in-Fact
G	Trust Agreement
H	Offer Documentation
I	Form of Officer’s Certificate
J	Litigation

SCHEDULES

Schedule 3.3

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This TENDER OFFER SUPPORT AGREEMENT (the “Agreement”) is made and entered into as of August 24, 2020, between IG4 Capital Infrastructure Investments LP, an investment fund organized under the laws of Scotland (indistinctively, “IG4 Capital” or the “Offeror”), and the Shareholders listed in Annex A herein (each, indistinctively, a “Seller”, and collectively, the “Sellers”).

RECITALS

WHEREAS, Graña y Montero S.A.A., a corporation (sociedad anónima abierta) organized under the laws of the Republic of Peru (“G&MSAA”), has 871,917,855 shares of common stock issued and outstanding (the “Outstanding G&MSAA Shares”) and is listed, and has been listed since 1997, on the Lima Stock Exchange (Bolsa de Valores de Lima) (“LSE”);

WHEREAS, the Sellers own 204,830,579 Outstanding G&MSAA Shares (the “Sellers’ Shares”), distributed among them as set forth in column 2 of Annex A;

WHEREAS, the Offeror desires to (i) launch an offer to acquire full ownership at least over the amount of Outstanding G&MSAA Shares set forth in Section 2.1 and (ii) acquire political rights at least over the amount of Outstanding G&MSAA Shares set forth in Section 2.2(b), subject to and in accordance with the terms and conditions of this Agreement; and

WHEREAS, the Sellers intend to tender a portion of their Sellers’ Shares into the offer mentioned in the paragraph above and transfer to the Offeror political rights over a portion of the Sellers’ Shares in the proportions set forth in columns 3 and 4 of Annex A herein, except as provided in specific agreements entered into by the Offeror with certain Sellers as described herein.

WHEREAS, in November, 2019, certain Sellers and the Offeror signed a memorandum of understanding (MOU) regarding a potential transaction and, since then, the Parties have been negotiating the terms and conditions that this Agreement would have upon being executed.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1.        Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Acceptance Date” shall be the last date of the OPA Acceptance Term.

“Acceptance Letters” means the document in the form attached hereto as Annex B, pursuant to which each of the Sellers accepts the Offer, in accordance with this Agreement.

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“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or equity.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Business Day” means any day other than a Saturday or Sunday or a day on which banks in Lima (Peru) and New York (New York, United States of America) are authorized or required to be closed.

“Capital Stock” means the total number of shares a company can issue according to its bylaws, and is represented in the equity section of the balance sheet.

“Cavali” means Cavali S.A. ICLV, a corporation (sociedad anónima) organized under the laws of Peru, entitled to act as the settlement and clearing house for the transactions executed at the LSE.

“Company” means G&MSAA.

“Contract” means any legally binding contract, lease, license, bid, tender, purchase order, commitment or agreement.

“Corporations Law” means Ley General de Sociedades, Law N° 26887.

“Dealers” means, together, the Offer Dealer and the Sellers’ Dealer.

“Economic Group” means a Grupo Económico as defined in Resolution SMV 019-2015-SMV/01.

“Economic Rights” means, with respect to the Outstanding G&MSAA Shares, the rights to receive dividends in cash or in kind from the Company, the right to be preferred with respect to third parties in any capital increase of the Company to subscribe new shares or securities convertible in shares and to receive the remaining proceeds upon liquidation.

“Encumbrance” means any lien, mortgage, pledge, security interest, deed of trust (fideicomiso), usufruct, option, right of first refusal, right of first offer, transfer restriction or similar encumbrance.

“Fundamental Representations” means (i) with respect to the Sellers, the representations and warranties of the Sellers set forth in Section 3.1 (Organization and Existence), Section 3.2 (Authority), Section 3.6 (Ownership and Capital Stock), and with respect to the Offeror, the representations and warranties of the Offeror set forth in Section 4.1 (Organization and Existence), and Section 4.2 (Authority).

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“GH Supplementary Agreement” means the supplementary agreement to be entered into no later than the Offer Notice Date by the Offeror and GH Holding Group Corp., setting forth the terms and conditions for (i) the transfer to the Offeror of a portion of GH Holding Group Corp.’s Shares under the Offer, (ii) the entry into a syndication agreement between the Offeror and GH Holding Group Corp., and (iii) the future acquisition by the Offeror of a portion of GH Holding Group Corp.’s Shares and the transfer to the Trust of the remaining Shares, substantially in the form of Annex C.

“Governmental Entity” means any federal, national, regional, state, provincial or local governmental authority, court, tribunal or any regulatory, administrative or other governmental agency, or any political subdivision, department or branch of any of the foregoing.

“Government Order” means any order, writ, judgment, injunction, decree, declaration or award entered by or with any Governmental Entity.

“HG Supplementary Agreement” means the supplementary agreement to be entered into no later than the Offer Notice Date by the Offeror and Mr. Hernando Alejandro Constancio Graña Acuña and his spouse, Mrs. Rosanna Tori Devoto, setting forth the terms and conditions for (i) the assignment of the Political Rights of the Shares held by Mr. Hernando Alejandro Constancio Graña Acuña, and (ii) the subsequent acquisition of a portion of such Shares by the Offeror and the transfer to the Trust of the remaining Shares, substantially in the form of Annex D.

“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board.

“Irrevocable Power of Attorney” means a power of attorney to be granted by each of the Sellers in favor of the Sellers’ Attorney-In-Fact substantially in the form of Annex E, empowering and instructing the Sellers’ Attorney-In-Fact to act on behalf of the Sellers for purposes of this Agreement.

“Knowledge of the Sellers” means the actual or constructive knowledge of a particular fact or other matter by the applicable Seller.

“Knowledge of the Offeror” means the actual or constructive knowledge of a particular fact or other matter by any officer of the Offeror.

“Law” means any law, treaty, statute, ordinance, rule, regulation, code, order, judgment, injunction, decree or other requirement or rule of law enacted, issued, promulgated or enforced by a Governmental Entity (in each case, excluding Permits).

“Law 30737” means Peruvian Law N° 30737 and its regulation approved by Decreto Supremo N° 096-2018-EF, as amended from time to time.

“Liabilities” means liabilities, indebtedness, Losses, damages, deficiencies, obligations, claims, demands, judgments, awards, settlements, fines, penalties or expenses of any nature or kind (including whether known or unknown, asserted or unasserted, or absolute or contingent).

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“Losses” means with respect to a Person, any damages, losses, penalties, payments, judgments and out-of-pocket costs and expenses (including court and arbitration costs, and reasonable fees and expenses of attorneys, auditors, consultants and other agents associated therewith, but not internal management, administrative or overhead costs).

“LSE Business Day” means any day on which the LSE is opened for trading (días de rueda).

“Material Adverse Effect” means any change, effect, event or occurrence that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the business, financial condition or the results of operations of the Company, or would reasonably be expected to prevent, impair or materially delay the Sellers from consummating the transactions contemplated under any Transaction Document; provided that none of the following (or the effects thereof), either alone or in combination, shall constitute or contribute to a Material Adverse Effect: (a) any change in IFRS or other applicable accounting principles or any adoption, proposal, implementation or change in any Law or Permit or any interpretation or application thereof by any Governmental Entity or the International Accounting Standards Board, as applicable; (b) any change in global, national or regional political or social conditions, including the substitution of the President of Peru, armed hostilities, national emergencies or acts of war (whether or not declared), sabotage or terrorism, changes in government, military actions or “force majeure” events, or any escalation or worsening of any of the foregoing; (c) any change in financial, securities or credit markets (including any disruption thereof and any decline in the price of any security or any market index and changes in prevailing interest rates or foreign exchange rates) or in general economic, business, regulatory, political or market conditions in the United States, the European Union, Latin America or elsewhere in the world; (d) any change generally affecting the industries or market sectors in any country or other geographic region in which G&MSAA operates; (e) any change resulting from or arising out of hurricanes, earthquakes, volcanos, floods or other natural disasters or acts of God; (f) the negotiation, execution, public announcement or performance of the Transaction Documents or the consummation of any of the transactions contemplated hereby, including the impact thereof on public image, relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees (including any employee departures or labor union or labor organization activity), financing sources or Governmental Entities, or any communication by the Offeror or its Affiliates of their plans or intentions (including in respect of employees) with respect to the Company or their respective business and Subsidiaries; (g) the failure of the Company or any of its Subsidiaries to meet any internal or public projections, forecasts or estimates of performance, revenues or earnings; (h) any action taken (or omitted to be taken) upon the request or instruction of, or with the consent of, the Offeror or actions that are taken (or omitted to be taken), consistent with the terms hereof to consummate the transactions contemplated hereby; (i) any downgrade or any announcement or communication of an expected downgrade by a ratings agency relating to the long-term credit rating of any Company or any debt issued by any Company; (j) any Action taken by the Company or any member of the Company’s Economic Group to be included within the scope of Law 30737, or any Action of any third party to include any of the aforementioned within the scope of Law 30737; (k) the entering by any of the Sellers, the Company or any of its Subsidiaries into a collaboration agreement, an anticipated confession, or any other similar agreement or scheme under which any of the aforementioned recognizes its participation on any of the acts referred to in article 1 of Law 30737; and/or (l) any Action taken

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(or omitted to be taken) by the Company or its Subsidiaries pursuant to the Transaction Documents or its ordinary course of business.

“Minority Shareholders” means any shareholder of the Company different to the Sellers.

“MOU” means the Memorandum of Understanding, dated as of October 16, 2019, entered by and between the Sellers and the Offeror.

“Offer” means the offer to acquire the full ownership of Shares through an OPA as set forth in Section 2.2(a).

“Offer Commencement Date” shall have the meaning set forth in Section 2.2(a)(v).

“Offer Dealer” means LarrainVial Sociedad Agente de Bolsa S.A., a corporation (sociedad anónima) organized under the laws of Peru designated by the Offeror to act as broker of the Offeror to launch the Offer.

“OPA” means a public tender offer (Oferta Pública de Adquisición) as defined under the OPA Regulations.

“OPA Acceptance Term” shall have the meaning set forth in Section 2.2(a)(viii).

“OPA Consideration” shall have the meaning set forth in Section 2.3(a).

“OPA Regulations” means the Peruvian capital markets law (Texto Único Ordenado de la Ley del Mercado de Valores – Decreto Supremo N° 093-2002-EF) and CONASEV Resolution No. 009-2006-EF/94.10 (Reglamento de Oferta Pública de Adquisición y de Compra de Valores por Exclusión).

“Outside Date” means the later of twelve (12) Business Days from the date the conditions set forth in Sections 6.1(a) and 6.1(b) have been fulfilled.

“Outstanding G&MSAA Shares”, shall have the meaning set forth in the recitals.

“Permits” means licenses, concessions, authorizations and permits issued by any Governmental Entity.

“Person” means any individual or corporation, partnership, joint venture, trust, association, organization, Governmental Entity or other entity.

“Political Rights” means with respect to the Outstanding G&MSAA Shares transferred to the Trust, the rights to participate and vote in the Company’s shareholders meetings, decide the separation of the Company in cases permitted in the Corporations Law and other rights corresponding to the Company’s shareholders other than the Economic Rights.

“Political Rights Consideration” shall have the meaning set forth in Section 2.3(b).

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“Prospectus” means the offering memorandum containing the main terms and conditions of the Offer.

“Representative” means, with respect to any Person, the directors, officers, employees, agents, consultants, attorneys, accountants, investment bankers or other advisors of such Person.

“Sellers’ Attorney-in-Fact” means any of the Persons referred to in Annex F.

“Sellers’ Dealer means BTG Pactual Perú S.A. Sociedad Agente de Bolsa, a corporation (sociedad anónima) organized under the laws of Peru designated by the Sellers to receive and process the Acceptance Letters to be submitted by the Sellers in accordance with this Agreement and the Prospectus, as applicable.

“Sellers’ Shares” shall have the meaning set forth in the recitals.

“Shares” means, at any time, any Outstanding G&MSAA Shares.

“SMV” means the Superintendencia del Mercado de Valores of the Republic of Peru.

“Soles” or “S/” means the lawful currency of the Republic of Peru.

“Subsidiary” means, when used with reference to any party, any Person of which such party (either alone or through or together with any other Subsidiary) either owns, directly or indirectly, more than fifty percent (50%) of the outstanding shares capital or other equity interests the holders of which are generally entitled to vote for the election of directors or members of any other governing body of such Person or, in the case of a Person that is a partnership, is a general partner of such partnership.

“Supplementary Agreements” means, jointly, the GH Supplementary Agreement and the HG Supplementary Agreement.

“Surviving Provisions” means Section 1.1 (Certain Definitions), Section 1.2 (Other Defined Terms), Section 5.3 (Expenses; Applicable Transfer Fees; Transfer Taxes), Section 7.2 (Effect of Termination) and Article VIII (Miscellaneous).

“Tax” or “Taxes” means all taxes, charges, levies or other assessments imposed by any Tax Authority, including income, excise, property, sales, transfer, franchise, payroll, withholding, or other similar taxes, including any interest or penalties assessed thereon.

“Tax Authority” means any domestic, foreign, federal, national, state, county, municipal or other local government, any subdivision, agency, commission or authority thereof, exercising any taxing authority or Tax regulatory authority.

“Tax Return” or “Tax Returns” means any return, report or other document required to be filed with any Tax Authority with respect to Taxes, including information returns, claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

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“Transaction Consideration” means, together, the OPA Consideration and the Political Rights Consideration.

“Transaction Documents” means this Agreement, the Trust Agreement, the Prospectus, the Supplementary Agreements and any other instruments delivered in connection with the transactions contemplated by this Agreement.

“Transfer Taxes” means any property, transfer, value added, excise, stock, conveyance, documentary, stamp, sales, use, registration and other such Taxes (including the Impuesto a las Transacciones Financieras but excluding income Taxes), payable or arising as a consequence of, in connection with the transactions set forth in the Transaction Documents.

“Transferred Shares” means the Shares transferred to the Offeror pursuant to the Offer.

“Trust” means the trust created pursuant the Trust Agreement as set forth in Section 2.2(b).

“Trust Agreement” means the agreement to be entered into no later than the Offer Notice Date by the Trust Agent, the Offeror as beneficiary of the Political Rights of the Trust Shares, and the Trust Shareholders as trustors of the Trust Shares and beneficiaries of the Economic Rights of the Trust Shares, setting forth, among others, the terms under which the Trust Agent will exercise (i) the Economic Rights on behalf, and under the instructions, of the Sellers, and (ii) the Political Rights on behalf, and under the instructions, of the Offeror substantially in the form of Annex G.

“Trust Shares” means the Shares transferred to the Trust (including, if applicable, any Shares transferred to the Trust pursuant to Section 5.6 of this Agreement).

“Trust Shareholders” means the Sellers that have transferred Shares to the Trust pursuant to this Agreement and any Seller who subsequently transfers Shares to the Trust pursuant to the Trust Agreement. At the execution of the Trust Agreement, the Trust Shareholders shall be the Sellers transferring Shares as detailed in column 4 of Annex A (except for GH Holding Group Corp. who will be subject to the GH Supplementary Agreement).

“Trust Agent” means La Fiduciaria S.A. or its successors in accordance with the terms and conditions set forth in the Trust Agreement.

“US$” or “Dollar” means the lawful currency of the United States of America.

“Withholding Agent” means Cavali.

Section 1.2.       Other Defined Terms. In addition to the terms defined in Section 1.1, below is a list of terms defined elsewhere in this Agreement.

Term	Section
Agreement	Preamble
Competing Transaction	Section 5.5

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Consent	Section 3.3
the Sellers	Preamble
Filing	Section 3.3
Funds	Section 4.6
CCL Rules	Section 8.10(a)
LSE	Recitals
Offer Documentation	Section 2.2(a)(i)
Offer Notice	Section 2.2(a)(i)
Offer Notice Date	Section 2.2(a)(i)
Offeror	Preamble
Offer Guarantee	Section 2.2(a)(iv)
Prohibitive Order	Section 6.1(c)
Settlement	Section 2.2(a)(x)
Settlement Date	Section 2.2(a)(x)
US Tender Offer Rules	Section 5.2(c)

Section 1.3.       Other Provisions. The following provisions shall be applied wherever appropriate herein:

(a)            “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used;

(b)            all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural;

(c)            wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders;

(d)            all accounting terms not specifically defined herein shall be construed in accordance with IFRS;

(e)             this Agreement shall be deemed to have been jointly drafted by the parties and this Agreement shall not be construed against any party as the principal draftsperson hereof or thereof;

(f)             any references herein to a particular Section, Article or Annex shall mean a Section or Article of, or an Annex to, this Agreement unless another agreement is specified;

(g)            all references or citations in this Agreement to statutes or regulations or statutory or regulatory provisions shall, when the context requires, be considered references or citations to such statutes, regulations, or provisions directly or indirectly superseding such statutes, regulations, or provisions referenced or cited;

(h)             the Annexes attached hereto are incorporated herein by reference and shall be considered part of this Agreement;

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(i)              the word “including” or any variation thereof shall mean including, without limitation;

(j)              any definition of or reference to any Law, agreement, instrument or other document herein will be construed as referring to such Law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, and any definition of or reference to any statute will be construed as referring also to any rules and regulations promulgated thereunder, and

(k)             unless otherwise indicated, all amounts referred to in this Agreement are expressed in Soles.

ARTICLE II

THE OFFER AND THE TRUST

Section 2.1.            The Offer.

(a)            On the basis of the representations, warranties, covenants and agreements, and subject to the satisfaction or waiver of the conditions set forth herein, at the Offer Commencement Date the Offeror shall launch the Offer addressed to all the holders of voting shares of the Company’s Capital Stock, consisting in a OPA (Oferta Pública de Adquisición – OPA ) in the LSE for the acquisition of not less than 93´962,525 Shares and no more than 151´888,091 Shares, representing –as of the date hereof– between 10.78% and 17.42% approximately of the Company’s Capital Stock, which shall be irrevocable and remain open during the OPA Acceptance Term.

(b)            Without the prior written consent of the Sellers, the Offeror shall not prior to or subsequent to the Offer Commencement Date:

(i)            decrease the OPA Consideration;

(ii)           change the form of consideration to be paid in the Offer (as set forth in this Agreement);

(iii)          decrease the number of Outstanding G&MSAA Shares sought in the Offer; or

(iv)           impose additional launch or settlement conditions or otherwise amend, modify or supplement any of the terms of the Offer set forth in this Agreement.

Section 2.2.             Offer Rules and Procedures. The Trust

(a)            The Offer by the Offeror for the number of Shares of the Company set forth in Section 2.1(a) will be undertaken in the manner described in this Section 2.2(a) and in compliance with applicable Laws (including the OPA Regulations):

(i)             Promptly after execution of this Agreement, but in no case after the

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Outside Date, or the later date agreed by the Parties, the Offeror shall file a notice of the Offer with the SMV and the Company (“Offer Notice”, and the date of such Offer Notice, the “Offer Notice Date”), which notice shall include the documentation described in Annex H (the “Offer Documentation”) and any other documentation required as per the OPA Regulations. The Offer Documentation shall comply with the OPA Regulations and any other applicable Law.

(ii)           The Offeror shall give the Sellers the opportunity to review and comment on the Offer Documentation and shall reasonably consider any comments and observations in good faith.

(iii)          The Offeror shall timely respond to any objections or comments from the SMV with respect to the Offer Documentation or the information included therein. The Offeror shall provide the Sellers with any objections or comments that the Offeror or the Offeror’s counsel may receive from the SMV or their respective staff members with respect to the Offer Documentation as promptly as reasonably practicable after the receipt of such objections or comments.

The Offer

(iv)          In accordance with and in satisfaction of the OPA Regulations, on or before the Offer Notice Date, the Offeror shall deliver to the Offer Dealer a guarantee for the total amount of the OPA Consideration to guarantee the payment of the OPA Consideration and any other obligation under the Offer (the “Offer Guarantee”). The Offer Guarantee may be delivered by any means as per the OPA Regulations and shall remain in force until the Settlement Date.

(v)           As set forth in Section 2.1(a), the Offer shall be made by the Offeror addressed to all the holders of voting Shares of the Company and for not less than 93´962,525 Shares and no more than 151´888,091 Shares, representing between 10.78% and 17.42%, approximately of the Company’s Capital Stock in exchange for the OPA Consideration. The term for the acceptance of the Offer shall begin on the first (1st) LSE Business Day following the Offer Notice Date (the “Offer Commencement Date”).

(vi)          Within the following five (5) Business Days of the Offer Commencement Date, the Sellers shall have granted the Irrevocable Power of Attorney to the Sellers’ Attorney-In-Fact and shall communicate in writing the appointment of the Sellers’ Attorney-In-Fact to the Dealers and will instruct the Sellers’ Dealer to accept only instructions from the Sellers’ Attorney-In-Fact during the OPA Acceptance Term.

(vii)         Within two (2) LSE Business Days of the Offer Commencement Date, the Offeror shall publish a notice in the Official Gazette El Peruano and in another newspaper of wide circulation. The Offer Notice must be published in the daily bulletin of the LSE during the OPA Acceptance Term.

(viii)        The Offeror shall maintain the Offer until the close of business of any dates between the twentieth (20th) to the thirtieth (30th) LSE Business Day following the Offer Commencement Date, term which may be extended by the Offeror for an additional twenty

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(20) to thirty (30) LSE Business Days, pursuant to the corresponding initial offer term, as per Article 18 of CONASEV Resolution No. 009-2006-EF/94.10 (Reglamento de Oferta Pública de Adquisición y de Compra de Valores por Exclusión) (the “OPA Acceptance Term”).

(ix)           Following the issuance of the report by the board of directors of the Company, the Sellers shall deliver, or instruct the Sellers’ Attorney-In-Fact to deliver, to the Sellers’ Dealer the Acceptance Letters to be held in escrow until the Sellers instruct in writing the Sellers’ Attorney-In-Fact to instruct the Sellers’ Dealer to release it upon the satisfaction of the conditions set forth in Section 6.2., provided, however, that no instruction on the contrary shall have received the Sellers’ Attorney-in-Fact from the Offeror pursuant to Section 6.3. Except as provided in the Supplementary Agreements, the Sellers shall accept the OPA for not less than, the number of Shares set forth in column 3 of Annex A.

(x)            Within three (3) LSE Business Days following the termination of the OPA Acceptance Term (the “Settlement”, and the date on which the Settlement actually occurs and the Shares tendered are transferred to the Offeror, is referred to in this Agreement as the “Settlement Date”), the Offeror shall pay to the Sellers’ Dealer by wire transfer of immediately available funds in Soles, an amount equal to the OPA Consideration. Settlement and payment of the OPA Consideration to the Minority Shareholders who tendered their Shares will be subject to LSE and Cavali Regulations as will be set forth in the Prospectus.

(xi)           Upon confirmation of receipt of the wire transfers set forth in Section 2.2(a)(x) (minus any amounts withhold by Cavali) by Sellers’ Dealer, the Settlement will be deemed completed upon confirmation by Cavali that the transfer of the Company’s Shares has been registered in the electronic registry of Cavali.

(xii)          Nothing contained herein shall limit the Sellers’s ability to tender their Shares in a Competing Transaction as set forth in Section 5.5; provided that, the Sellers that accept any Competing Transaction will be obliged to pay, jointly and severally, a break-up fee of US$ 15’000,000.

The Trust

(b)            On the date hereof or no later than the Offer Notice Date, the Trust Shareholders will enter into the Trust Agreement with the Offeror and the Trust Agent, whereby the Trust Shareholders shall transfer to the Trust –from the execution date of the Trust– the Trust Shares (as set forth in column 4 of Annex A with respect to Trust Shareholders only, and will not include on the date thereof, GH Holding Group Corp.) under the following terms and conditions:

(i)              The transfer of the Trust Shares to the Trust will be effective from the execution of the Trust Agreement and on such date the Offeror shall transfer to be held in custody by the Sellers’ Dealer an amount equivalent to the Political Rights Consideration;

(ii)             The Trust Agreement will be terminated on the Settlement Date if, at the end of the Settlement, the Offeror has not been able to secure significant interest as provided in Section 6.3(c)(i) hereof, in which case the Trust Shares will be transferred back to the corresponding Trust Shareholder and the custodied funds by the Sellers’ Dealer shall be transferred back to the Offeror;

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(iii)           Once the Settlement is completed and upon confirmation that the Offeror has been able to secure significant interest as provided in Section 6.3(c), then, on the same Settlement Date, the Offeror shall pay to the Sellers’ Dealer by wire transfer of immediately available funds, an amount equal to the Political Rights Consideration. The Sellers’ Dealer shall be responsible for distributing the funds to each Trust Shareholder; and

(iv)           Without the prior written consent of the Sellers, the Offeror shall not prior to or subsequent to the Offer Commencement Date decrease the Political Rights Consideration.

Section 2.3.            OPA Consideration; Political Rights Consideration. The Transaction Consideration shall be equal to:

(a)            S/ 1.88 per each Share tendered in the OPA (the “OPA Consideration”);

(b)            S/ 0.04 per each Share transferred to the Trust (the “Political Rights Consideration”).

(c)             In case after the applicable Settlement Date any Seller is not able to tender part of their Shares in the Offer, due to an excess in acceptance to the Offer, then the Parties shall comply with the provisions set forth in Section 5.6.

Section 2.4.             Deliverables by the Sellers. At the Settlement Date, the Sellers shall deliver or cause to be delivered to the Offeror: Evidence of the submission of the Acceptance Letter to the Sellers’ Dealer and any other documents that the Dealers may reasonably request for the consummation of the transaction contemplated in Section 2.2(a)(x);

(ii)           Written evidence issued by the Sellers’ Dealer that the sale of the Transferred Shares has occurred through the LSE; and,

(iii)          A receipt for the OPA Consideration and evidence of the payment of the applicable transfer fees;

(iv)          A receipt for the Political Rights Consideration.

Section 2.5.             Deliverables by the Offeror.

(a)            At the Offer Notice Date, the Offeror shall deliver or cause to be delivered to the Sellers:

(i)            evidence of the submission of the Offer Documentation and the Offer Guarantee to the SMV, in accordance with Section 2.2(a)(i) and Section 2.2(a)(iv);

(ii)            a certificate of an authorized officer of the Offeror, effective as of the Offer Notice Date, in the form attached as Annex I, as to: (i) its by-laws and other organizational documents; (ii) the authorization of the execution, delivery and performance of this Agreement and (iii) incumbency and signatures of the authorized officers of the Offeror executing this Agreement.

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(b)            At the Settlement Date, the Offeror shall deliver or cause to be delivered to the Sellers:

(i)            written evidence issued by the Offer Dealer with the results of the Offer;

(ii)            the OPA Consideration paid in accordance with Section 2.2(a)(x); and

(iii)           the Political Rights Consideration paid in accordance with Section 2.2(b)(iii); and,

(iv)          A copy of the communication sent to the Sellers’ Dealer, duly executed by the Offeror, communicating that it has been able to secure significant interest as provided in Section 6.3(c), that the Sellers have tendered the Transferred Shares (minus those not able to be tendered pursuant to Section 2.3) and instructing the Sellers’s Dealer to release the Political Rights Consideration to the Sellers as set forth in Section 2.2(b)(iii).

Section 2.6.             Proceedings at Settlement. All proceedings to be taken and all documents to be executed and delivered by all Parties at the Settlement Date shall be deemed to have been taken and executed and delivered simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

Section 2.7.             Tax Withholding. If the Withholding Agent is required by applicable Law to deduct or withhold any Tax from any amounts payable to the Sellers pursuant to this Agreement, (i) the Withholding Agent shall deduct or withhold any amounts that it is required to deduct or withhold as per applicable Law, (ii) the Withholding Agent shall timely pay to the applicable Governmental Entity the full amount deducted or withheld and (iii) the Parties shall request the Withholding Agent to provide the Sellers and the Offeror with proof of payment of such amounts paid to the applicable Governmental Entity by the Withholding Agent within ten (10) days of making such payment. The Offeror shall not withhold or deduct any amount from the Transaction Consideration (which for the avoidance of doubt shall not prevent the Withholding Agent from deducting or withholding amounts hereunder). To the extent that amounts are so deducted or withheld pursuant to this Section 2.7, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which such deduction and withholding was made. In no event shall the Offeror be obligated to pay to the Sellers or the Minority Shareholders any additional amounts to compensate for any such deduction or withholding.

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLERS

The Sellers represent and warrant to the Offeror that (being each Seller severally –and not jointly– liable for the representations and warranties given below):

Section 3.1.           Organization and Existence. Each Seller who is not a natural person is a company limited by shares, duly incorporated and validly existing under the laws of its

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jurisdiction of incorporation and has the corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted in all material respects. The Sellers are not, and will not become as a result of the transactions set forth in the Transaction Documents, insolvent, bankrupt or subject to a similar proceeding and is not a party to a restructuring or reorganization. If applicable, each Seller is duly qualified to do business in each jurisdiction where the nature of its business or properties makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to impair or delay the ability of such Sellers to consummate the transactions contemplated by the Transaction Documents or otherwise perform its obligations hereunder and thereunder.

Section 3.2.           Authority. All Sellers have necessary power and authority to execute and deliver the Transaction Documents and to perform their obligations hereunder and thereunder and to carry out, or cause to be carried out, the transactions set forth in the Transaction Documents. The Transaction Documents have been duly authorized by all necessary action on the part of the Sellers and have been duly executed and delivered by the Sellers, and (assuming the due authorization, execution and delivery by each of the other parties hereto and thereto) the Transaction Documents constitute valid and legally binding obligations of the Sellers, enforceable against each of the Sellers in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally (including Law 30737) or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 3.3.           Consents. Other than as set forth in Schedule 3.3, no consent, approval, license, permit, order or authorization (each, a “Consent”) of, or registration, notice to or filing (each, a “Filing”) with, any Governmental Entity is required to be made or obtained by the Sellers in connection with the authorization, execution, delivery and performance by the Sellers of the Transaction Documents, or the consummation by the Sellers of the transactions contemplated hereby, other than such Consents and Filings the failure of which to obtain or make would not reasonably be expected to materially impair or delay the ability of the Sellers to consummate the transactions contemplated by the Transaction Documents or otherwise perform its obligations hereunder and thereunder.

Section 3.4.           Non-contravention. The execution, delivery and performance by the Sellers of the Transaction Documents does not, and the consummation by the Sellers of the transactions contemplated hereby and thereby will not, result in any breach of, constitute a default under, contravene or violate (a) any provision of the memorandum and articles of association of the Sellers, (b) any applicable Law to which the Sellers are subject, or (c) any provision of, or result in the termination or acceleration of, require a consent or approval under, or entitle any party to terminate, amend, accelerate, increase the obligations under, modify the terms of, cause the Loss of any right or benefit, or cancel, or result in the imposition of any Encumbrance upon the Transferred Shares or the Trust Shares pursuant to any Contract to which the Sellers is a party. No transfer by any of the Sellers is being made, and no obligation is being incurred by any Seller with the intent to hinder, delay, or defraud either present or future creditors of such Seller.

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Section 3.5.            Litigation. Except as set forth in the Supplementary Agreements and in Annex J, there is no Action pending or, to the Knowledge of the Sellers, threatened by or against any of the Sellers, any of its Affiliates or any of its offices, directors, employees or stockholders, in such capacity, which challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by the Transaction Documents. Except as set forth in Supplementary Agreements and in Annex J, the Sellers are not, and none of its assets or properties are, subject to any Governmental Order (nor to the Knowledge of the Sellers, are there any such Governmental Orders threatened to be imposed by any Governmental Entity), which could affect the legality, validity or enforceability of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

Section 3.6.           Ownership and Capital Stock. The Sellers are the sole registered and beneficial owners of, and have good and valid title to the Shares set forth in column 2 of Annex A, free and clear of all Encumbrances, except as set forth in the Supplementary Agreements, and the Shares represent approximately 23.49% of the Outstanding G&MSAA Shares. The Sellers’ Shares represent any and all Outstanding G&MSAA Shares owned by the Sellers, with the exception of Francisco Javier Dulanto Swayne, who additionally owns 4’234,187 Shares that are not part of, nor governed by, this Agreement.

Section 3.7.           Entailment. The Sellers have no “vinculación” with other shareholders of G&MSAA, pursuant to the regulations contained under SMV Resolution No. 019-2015-SMV/01 (Reglamento de Propiedad Indirecta, Vinculación y Grupos Económicos), with the exception of: (i) GH Holding Group Corp. (by virtue of its shareholders José Alejandro Graña Miró Quesada, Teresa Graña Canepa, Francisca Graña Núñez, Enriqueta María de las Mercedes Graña Miró Quesada and Luis Brahim Graña) with respect to Yamile Brahim Graña; (ii) Hernando Alejandro Constancio Graña Acuña with respect to Santiago Graña Acuña; and (iii) Francisco Javier Dulanto Swayne with respect to Manuel Dulanto Swayne; all because of “vinculación” due to kinship. Yamile Brahim Graña, Santiago Graña Acuña and Manuel Dulanto Swayne are shareholders of G&MSAA but are not party to any of the Transaction Documents; therefore, the Offeror shall not become “vinculado” to Yamile Brahim Graña, Santiago Graña Acuña, Manuel Dulanto Swayne or any other shareholder of G&MSAA through the signing and execution of the Transaction Documents, pursuant to the regulations contained under SMV Resolution No. 019-2015-SMV/01 (Reglamento de Propiedad Indirecta, Vinculación y Grupos Económicos).

Section 3.8.           No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article III neither the Sellers, nor any other Person, make any express or implied representation or warranty with respect to the Sellers, and the Sellers hereby disclaim any and all other representations or warranties with respect to themselves.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE OFFEROR

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The Offeror hereby represents and warrants to the Sellers as follows:

Section 4.1.           Organization and Existence. The Offeror is a corporation duly incorporated and validly existing under the laws of Scotland and has the corporate power and authority required to enter into the Transaction Documents and consummate the transactions contemplated hereby and thereby. The Offeror is duly qualified to do business in each jurisdiction where the nature of its business or properties makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to materially impair or delay the ability of the Offeror to consummate the transactions contemplated by the Transaction Documents or otherwise perform its obligations hereunder and thereunder.

Section 4.2.          Authority. The Offeror has all necessary power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder and to carry out, or cause to be carried out, the transactions set forth in the Transaction Documents. The Transaction Documents have been duly authorized by all necessary action on the part of the Offeror and have been duly executed and delivered by the Offeror, and (assuming the due execution and delivery by each of the other parties hereto and thereto) each of the Transaction Documents constitutes a valid and legally binding obligation of the Offeror, enforceable against the Offeror in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

Section 4.3.           Consents. Except as expressly provided herein or in the other Transaction Documents, no Consent of or Filing with any Governmental Entity is required to be made or obtained by the Offeror in connection with the authorization, execution, delivery and performance by the Offeror of the Transaction Documents or the consummation by the Offeror of the transactions contemplated hereby, other than such Consents and Filings the failure of which to obtain or make would not reasonably be expected to materially impair or delay the ability of the Offeror to consummate the transactions contemplated by the Transaction Documents or otherwise perform its obligations hereunder and thereunder.

Section 4.4.           Non-contravention. The execution, delivery and performance by the Offeror of the Transaction Documents does not, and the consummation by the Offeror of the transactions contemplated hereby will not, result in any breach of, constitute a default under, contravene or violate (a) any provision of the by-laws or other organizational documents of the Offeror, (b) any applicable Law to which the Offeror is subject or (c) any provision of, or result in the termination or acceleration of, require consent or approval under, or entitle any party to terminate, amend, accelerate, increase the obligation under, modify the terms of, any obligation or indebtedness pursuant to any agreement to which the Offeror is a party or by which the Offeror is bound, except in the case of clauses (b) and (c) as would not reasonably be expected to have a Material Adverse Effect on the ability of the Offeror to consummate the transactions contemplated by the Transaction Documents.

Section 4.5.            Litigation. There is no Action pending or, to the Knowledge of the Offeror, threatened by or against the Offeror or any of its Affiliates or any of its officers, directors, employees or stockholders, in such capacity, which challenge or seek to prevent,

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enjoin or otherwise delay the transactions contemplated by the Transaction Documents. The Offeror is not, and none of its assets or properties are, subject to any Governmental Order (nor to the Knowledge of the Offeror, are there any such Governmental Orders threatened to be imposed by any Governmental Entity) which could affect the legality, validity or enforceability of the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

Section 4.6.     Financing Arrangements.

(a)           The Offeror has, and on the applicable Settlement Date will have, sufficient funds to pay the Transaction Consideration in accordance with the terms hereof and of the other Transaction Documents (collectively, the “Funds”). Notwithstanding anything contained in this Agreement to the contrary, the Offeror acknowledges and agrees that its obligations hereunder are not conditioned in any manner whatsoever upon it obtaining the Funds. The Funds have a licit origin and none of the sources of the Funds are from illegal or fraudulent activities, including corruption, organized criminal activities, terrorism or fraud.

(b)           The Offeror is not a party to any liquidation, bankruptcy, insolvency, reorganization or moratorium action, claim or proceeding involving the Offeror and, to the Knowledge of the Offeror, no such action, claim or proceeding is threatened against the Offeror. The Offeror has not made or proposed any arrangement or other form of general agreement or solicitation with its creditors or any class of creditors.

(c)            Immediately after the applicable Settlement, the Offeror shall be solvent and shall (i) be able to pay its debts as they become due, (ii) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities) and (iii) have adequate capital to carry on its businesses. The Offeror acknowledges that, in connection with the transactions contemplated by this Agreement, (A) no transfer of property is being made and no obligation is being incurred with the intent to hinder, delay or defraud either present or future creditors of the Offeror, the Sellers or the Company, and (B) the Offeror has not incurred, and does not plan to incur, debts beyond its ability to pay as they become absolute and matured.

Section 4.7.     Investigation. The Offeror is a sophisticated entity which is knowledgeable about the industry and the regions in which the Company operates, experienced in the acquisition and management of businesses and able to bear the economic risk associated with the transactions contemplated hereunder and under the other Transaction Documents. The Offeror has such knowledge and experience, and has made investments of a similar nature, as to be aware of the substantial risks and uncertainties inherent in the transactions of the type contemplated by this Agreement and other Transaction Documents and has independently, and without reliance upon the Sellers (except for the representations and warranties set forth in Article III), and based on such information as the Offeror has deemed appropriate (as provided by the Sellers), made its own analysis and decision to enter into this Agreement. The Offeror has engaged expert advisors and has the opportunity to review data and other information with respect to the respective businesses and properties of the Company as the Offeror has deemed necessary in its sole judgment to evaluate the transactions contemplated by this Agreement and the other Transaction Documents. The Offeror has reviewed public information of the Company

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as the Offeror has deemed appropriate and has participated on several site visits and management presentations, and the Sellers do not assume any Liability of the information so obtained or received._

Section 4.8.     Reliance. The representations and warranties of the Sellers expressly set forth in Article III constitute the sole and exclusive representations and warranties of the Sellers to the Offeror in connection with this Agreement, and the transactions contemplated hereby, and the Offeror understands, acknowledges and agrees that, except as expressly set forth in Article III, all other representations and warranties of any kind or nature expressed or implied (including, any relating to future or historical financial condition, results of operations, assets or liabilities of the Company or the quality, quantity or condition of the assets of the Company) are specifically disclaimed by the Sellers, and the Sellers make or provide no other warranty or representation, and the Offeror hereby waives any other warranty or representation, in each case, express or implied, as to the quality, merchantability, fitness for a particular purpose or condition of the Company or their business.

Section 4.9.     No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV, the Offeror does not make any express or implied representation or warranty, and the Offeror hereby disclaims any and all other representations or warranties.

ARTICLE V

COVENANTS

Section 5.1.     Conduct of Sellers. From the date hereof and until the Settlement Date or earlier termination of this Agreement in accordance with Section 7.1, the Sellers shall not enter into any agreement with respect to the Shares that will result in the creation of any Encumbrance or that in any manner would impair their capacity to transfer the Shares in the Offer or would limit the right of the Offeror to exercise the Political Rights over the Trust Shares.

Section 5.2.     Consents and Approvals.

(a)         Each of the Sellers and the Offeror shall use its best efforts to take or cause to be taken all action necessary, proper or advisable to launch the Offer in the most expeditious manner possible and in any event no later than the Outside Date, including preparing and filing all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable, all consents, registrations, approvals, waivers, orders, interpretive guidance, exemptions, Permits and authorizations necessary to be obtained from any Governmental Entity; provided that (i) under no circumstances shall the Sellers or the Offeror be required to make any payment to any Person to secure such person’s consent or be obliged to sell, lease, license, dispose or hold separate of, or accept a restriction or limitation on, any assets, operations, rights, product lines, licenses or other interests therein, and (ii) the Sellers and the Offeror agree to reasonably consult with each other in advance of the relevant filing and agree to consider and reasonably take into account the views of the other in connection with such filing.

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(b)         Each party to this Agreement shall (i) cooperate with each other and shall furnish to the other such necessary information and assistance as the other party may reasonably request in connection with the preparation of any necessary Filings or submissions for any Governmental Entity, (ii) promptly provide to each and every Governmental Entity with jurisdiction over enforcement of any applicable Laws such information and documents as may be requested by such Governmental Entity or that are necessary, proper or advisable to permit consummation of the transactions contemplated by this Agreement, after receipt of the request therefor, (iii) to the extent permitted by applicable Law, keep each other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of any material notices or other communications received by the Offeror, the Sellers or any of the Sellers or their respective Representatives from any Governmental Entity with respect to the transactions contemplated by this Agreement and (iv) give prompt notice to each other of any development or combination of developments that, individually or in the aggregate, is reasonably likely to prevent, materially delay or materially impair its ability to consummate the transactions contemplated in the Transaction Documents; provided that no such notification shall affect any of the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.

(c)        The Offeror acknowledges that the Company is registered with the U.S. Securities and Exchange Commission (“SEC”) and has American Depositary Shares listed in the New York Stock Exchange (“NYSE”) and as such, is subject to certain specific laws and regulations, in particular, Persons launching tender offers for the acquisition of securities listed in the United States of America need to comply with the regulations of tender offers enacted by the SEC (“U.S. Tender Offer Rules”). Accordingly, the Offeror shall comply with the US Tender Offer Rules applicable to the Offeror.

(d)        The Sellers and the Offeror acknowledge that it may become necessary or advisable after the date of this Agreement to adjust or modify the structure of the various transactions described in this Agreement and agree to cooperate in good faith to consider and, to the extent mutually agreed, effectuate the adjustments or modifications reasonably requested by the Offeror or the Sellers, as the case may be, required by any Governmental Authority or necessary or advisable to fully effect the transactions contemplated hereby; provided, that no such adjustment or modification shall reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

Section 5.3.     Expenses; Applicable Transfer Fees; Transfer Taxes. All costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses. The Sellers and the Offeror shall cooperate in timely making all filings, Tax Returns, reports and forms relating to Transfer Taxes as may be required to comply with the provisions of such Transfer Tax laws.

Section 5.4.     Publicity. Unless otherwise required by applicable Law, the Offeror and the Sellers: (a) shall communicate with each other and cooperate with each other prior to any public disclosure of the transactions contemplated by this Agreement, (b) shall not issue any press release or make any such public statement prior to such consultation and (c) agree not to disclose, divulge or disseminate (without the prior written consent of the other party) the content

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of this Agreement and the transactions contemplated hereby, except with respect to this clause. It is acknowledged and agreed by the Sellers and the Offeror that this Agreement shall be disclosed in the Prospectus and the other Offer Documents and that a copy of this Agreement is required under the US Tender Offer Rules to be publicly filed with the United Stated Securities and Exchange Commission and may be required to be furnished to the SMV..

Section 5.5.     No Shop. Without prejudice to the Sellers’s right to accept a Competing Transaction and pay the break-up fee as set forth in Section 2.2(a)(xii), until the earlier of the Settlement Date and such time this Agreement is terminated in accordance with Article VII, the Sellers will negotiate exclusively and in good faith with the Offeror and will not directly or indirectly, (i) solicit, initiate, encourage (including through the furnishing of information) the submission of any inquiries, indications of interest, proposals or offers from any Person (other than the Offeror), concerning the direct or indirect sale of the Shares (a “Competing Transaction”), or (ii) participate in any discussions or negotiations regarding, or enter into any agreements or understandings relating to, a Competing Transaction, or provide any information concerning the Company, unless required by Law.

Section 5.6.     Post-Offer Arrangements. In case after the Settlement Date any Seller is not able to tender part of their Shares in the Offer in accordance with this Agreement due to an excess in acceptance to the Offer, then, within the following five (5) LSE Business Days after the Settlement Date, the Sellers will transfer to the Trust 100% of such remaining Shares.

Section 5.7.     No Action. After the applicable Settlement Date, the Offeror, as a shareholder of the Company, (i) shall not actively promote any possible manager liability actions against Mr. José Alejandro Graña Miró Quesada, Mario Germán Oscar Alvarado Pflucker and Mr. Hernando Alejandro Constancio Graña Acuña in connection with potential Liability arising from aspects covered by the collaboration agreement set forth in Section 6.3(a), and (ii) at the Company’s general shareholders meetings shall refrain from voting in any such matters brought before the Company’s shareholders meeting in order to avoid any possible conflict of interest. The Offeror shall comply with this clause to the extent it does not incur in any breach of legal obligations of the Company or in any illegal conduct. In such case it will be excused from complying.

ARTICLE VI

CONDITIONS TO OFFER NOTICE AND OFFER ACCEPTANCE

Section 6.1.     Conditions to Obligations of the Offeror to Deliver the Offer Notice. The obligations of the Offeror with respect to the commencement of the Offer at the Offer Notice Date are subject to the satisfaction (or waiver in writing by the Offeror) at or prior to the Offer Notice Date of the following conditions:

(a)         Release of Shares. The competent judiciary authority has ordered the release of the seizure over 56’177,955 Shares owned by GH, and upon the registration of such release in CAVALI, such GH Shares of GH will be free and clear of any lien or encumbrance and 61’349,148 Shares of GH will remain subject to the encumbrance described in Annex C.

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(b)       Authorization. The competent Jersey authorities consent, subject to fulfilling certain conditions by the Offeror, to the launch of the Offer;

(c)       No Legal Obstruction. No Governmental Entity shall have enacted, issued or promulgated any applicable Law or Government Order after the date of this Agreement which prohibits the commencement of the Offer (a “Prohibitive Order”) that remains outstanding at such date as the conditions to the Offer Notice Date shall have been satisfied;

(d)       Trust Agreement. The Trust Shareholders and the Offeror shall have entered into the Trust Agreement.

(e)        Supplementary Agreements. The Supplementary Agreements shall have been entered into by the parties thereof.

(f)         Representations and Warranties. (i) The representations and warranties of the Sellers contained herein (other than the Fundamental Representations shall be true and correct (without giving effect to references to “material,” “materially,” “Material Adverse Effect,” “material adverse effect” or other similar materiality qualifications contained or incorporated in any such representation or warranty) on and as of the Offer Notice Date (other than representations and warranties made as of a specific date, which shall be true and correct as of such specific date), except for such failures to be true and correct that do not have or would not reasonably be expected to have, individually or in the aggregate a Material Adverse Effect. (ii) The Fundamental Representations shall be true and correct on and as of the Offer Notice Date (other than representations and warranties made as of a specific date, which shall be true and correct as of such specific date) in all respects.

(g)        Covenants. Each of the covenants contained in this Agreement required to be complied with by the Sellers on or before the Offer Notice Date shall have been complied with in all material respects.

Section 6.2.     Conditions to Obligations of the Sellers to Accept the Offer. The obligations of the Sellers with respect to the commencement of the Offer at the Offer Notice Date, and to accept the Offer, are subject to the satisfaction (or waiver in writing by the Sellers) at or prior to the Offer Notice Date and the Acceptance Date, respectively, of the following conditions: No Legal Obstruction. No Governmental Entity shall have enacted, issued or promulgated any applicable Law or Governmental Order after the date of this Agreement that remains outstanding at the Offer Notice Date and the Acceptance Date, addressed to any of the Sellers that precludes them from tendering their Shares in the OPA, in which case the corresponding Seller will not be obliged to accept the Offer.

(b)       Representations and Warranties. The representations and warranties of the Offeror contained herein (other than the representations and warranties of the Offeror set forth in Section 4.1 (Organization and Existence) and Section 4.2 (Authority)) shall be true and correct (without giving effect to any references to “material,” “materially,” “material adverse effect” or other similar materiality qualifications contained or incorporated in any such representation or warranty) on and as of the Offer Notice Date and the Acceptance Date (other than representations and warranties made as of a specified date, which shall be true and correct as of

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such specific date), except for such failures to be true and correct that, do not have or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Offeror to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

(c)          Covenants. Each of the covenants contained in this Agreement required to be complied with by the Offeror on or before the Offer Notice Date and the Acceptance Date shall have been complied with in all material respects.

Section 6.3.     Conditions under which the Sellers’s Attorney-In-Fact shall deliver Acceptance Letters. Without prejudice to Section 6.2 above, the Sellers’ Attorney-In-Fact shall not instruct the Sellers’ Dealer to release the Acceptance Letters until it has been notified in writing by the Offeror that the following conditions have been satisfied (or waived in writing by the Offeror):

(a)         Collaboration Agreement. The Company has entered into a collaboration agreement under which the Company recognizes its participation in any of the acts referred to in article 1 of Law 30737 and the “Club de la Construcción” case, and a definitive penalty has been established in exchange for the release of the Company from any further liabilities in connection to such cases.

(b)        Law 30737. The Company and its Subsidiaries have not been declared a “category 1” company under Law 30737 by the competent Governmental Entity.

(c)        Significant Interest. The Offeror has been able to secure (i) a “participación significativa” (pursuant to the definition contained in the Reglamento de Oferta Pública de Adquisición y de Compra de Valores por Exclusión approved by CONASEV Resolution No. 009-2006-EF) of no less than 262’756,145 Shares, representing –as of the Acceptance Date– approximately 30.14% of the Company’s Capital Stock, obtained from (1) the acceptance by the Sellers of the Offer, (2) the execution of the Trust Agreement for 33’987,698 Shares, representing approximately 3.90% of the Company’s Capital Stock, (3) the execution of the GH Supplementary Agreement for 61’349,148 Shares, representing approximately 7.04% of the Company’s Capital Stock (or, as provided in the GH Supplementary Agreement, a total of 117’527,103 Shares, representing approximately 13.48% of the Company’s Capital Stock), (4) the execution of the HG Supplementary Agreement for 15’531,208 Shares, representing 1.78% of the Company’s Capital Stock, and (5) the acceptance by Minority Shareholders of the Offer and the tender offer launched pursuant the U.S. Tender Offer Rules; and (ii) the granting of powers of attorney by shareholders of the Company in favor of the Offeror and/or the Offeror’s attorneys-in-fact, together of more than 43’595,892 Shares, representing –as of the Acceptance Date– approximately 5.00% of the Company’s Capital Stock. For the avoidance of doubt, the Shares transferred to the Trust pursuant to this Agreement and the Trust Agreement and the Shares referred to in the Supplementary Agreements will be counted for purposes of reaching the threshold mentioned in (i) above.

(d)         No Legal Obstruction. No Governmental Entity shall have enacted, issued or promulgated any applicable Law or Governmental Order or Prohibitive Order after the date of this Agreement that remains outstanding at the Offer Notice Date or the Acceptance Date, and/or

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that would require the terms of the Offer or any of the Transactions contemplated by this Agreement to be revised in any material aspect.

(e)         Notwithstanding the above, if the Offer has been accepted by a number of Minority Shareholders (including those accepting the tender offer to be launched pursuant the U.S. Tender Offer Rules) such that the Offer obtains a participación significativa pursuant to Section 6.3(c) above, then the Sellers shall be authorized to deliver their Acceptance Letters and the Sellers’ Attorney-in-fact shall be authorized to instruct Sellers’ Dealer to deliver the Acceptance Letters.”

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

Section 7.1.     Grounds for Termination. This Agreement may be terminated:

(a)          at any time prior to the Settlement Date by written agreement of the Offeror and the Sellers;

(b)          by either the Offeror or the Sellers if the Offer Commencement Date shall not have occurred prior to the Outside Date; provided that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to the terminating party if the terminating party’s breach of any of their covenants or agreements under this Agreement shall have been a material cause of, or resulted in, the failure of the Offer Commencement Date to occur on or before such Outside Date. If the Sellers terminate the Agreement pursuant to this Section 7.1(b), then the Offeror shall pay to the Sellers a total breakup fee of US$ 3’000,000 (to be distributed proportionately between the Sellers pursuant to their equity interests set forth in column 2 of Annex A herein);

(c)          by either the Offeror or the Sellers if any Prohibitive Order permanently prohibiting the consummation of the transactions contemplated by this Agreement shall have become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been a material cause of, or resulted in, the occurrence of such Prohibitive Order;

(d)          by the Sellers, upon written notice to the Offeror in the event of a material breach of any representation, warranty, covenant or agreement contained in this Agreement by the Offeror, which breach, individually or in the aggregate, would result in, if occurring or continuing on the Offer Commencement Date, the failure of any condition to the Sellers’s obligations set forth in Section 6.2 to be satisfied, and which cannot be or has not been cured by the Outside Date or within thirty (30) days after the giving of written notice to the Offeror of such breach; provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Sellers if such party then is in material breach of its representations, warranties, agreements and covenants hereunder; or,

(e)          by the Offeror, upon written notice to the Sellers, in the event of a material breach of any representation, warranty, covenant or agreement contained in this Agreement by the Sellers, which breach, individually or in the aggregate, would result in, if occurring or

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continuing on the Offer Commencement Date, the failure of any condition to the Offeror’s obligations set forth in Section 6.1 to be satisfied, and which cannot be or has not been cured by the Outside Date or within thirty (30) days after the giving of written notice to the Sellers of such breach; provided that the right to terminate this Agreement under this Section 7.1(e) shall not be available to the Offeror if such party then is in material breach of its representations, warranties, agreements and covenants hereunder.

Section 7.2.     Effect of Termination.

(a)         Upon a termination of this Agreement in accordance with Section 7.1, each party’s further rights and obligations hereunder, other than the Surviving Provisions, shall terminate, but termination does not affect any rights or obligations of a party which may have accrued prior to such termination.

(b)        In the event that this Agreement is terminated pursuant to Section 7.1, the Offeror shall, as promptly as practicable and in no event later than five (5) Business Days following such termination, return to the Sellers or destroy, and will cause its Representatives to return to the Sellers or destroy, all of the documents and other materials received from the Sellers or any of its Affiliates or Representatives relating to any of them or the transactions contemplated by this Agreement, whether so obtained before or after execution of this Agreement, and the Offeror shall comply with all of its obligations under the Confidentiality Agreement.

Section 7.3.     Additional Rights and Remedies. The Parties acknowledge and agree that nothing in this Article VII shall prejudice or limit any rights or remedies which may otherwise be available to the Sellers under this Agreement or pursuant to applicable Law, including the right to claim damages.

ARTICLE VIII

MISCELLANEOUS

Section 8.1.     Notices. All notices and other communications under this Agreement among the Parties hereto shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by electronic mail (with written confirmation of receipt) or (c) two (2) Business Days following the day sent by internationally recognized courier service (with written confirmation of receipt), in each case at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision); provided that notices received on a day that is not a Business Day or after the close of business on a Business Day will be deemed to be effective on the next Business Day:

(a)           if to the Offeror, to:

IG4 Capital Infrastructure Investments LP
50 La Colomberie, St Helier

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Jersey JE2 4QB
Attention: Pablo Kühlenthal
Email: contratos@ig4capital.com / pablo.kuhlenthal@ig4capital.com with a copy to:

Miranda & Amado
Av. Larco 1301, piso 20, Miraflores
Lima, Peru
Attention: Roberto MacLean Martins
Email: rmaclean@mafirma.com.pe

(b)          if to any of the Sellers, to:

Mario Germán Óscar Alvarado Pflucker and/or José Alejandro Graña

Miró Quesada
Av. Santo Toribio 173, Edificio Real 8, Of. 602, San Isidro

Lima, Peru
Email: malvarado@map.com.pe / jgranamq@outlook.es

with a copy to:

BTG Pactual Perú S.A. Sociedad Agente de Bolsa
Av. Santo Toribio Nro. 173 Oficina 602
Lima - Peru

Attention: José Antonio Blanco / Cristhian Escalante
Email: Jose.BlancoCaceres@btgpactual.com / cristhian.escalante@btgpactual.com

Section 8.2.        Schedules and Annexes. All Schedules and Annexes attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

Section 8.3.        Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid or enforceable, such provision and (ii) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 8.4.        Confidentiality. The Offeror expressly acknowledges that this Agreement and each of the transactions contemplated hereby are subject to the terms and conditions of the confidentiality obligations set forth in the MOU, which are herein ratified, except when the

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disclosure is required pursuant to the OPA Regulation or the US Tender Offer Rules.

Section 8.5.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement. The execution of this Agreement by any of the Parties may be evidenced by way of a facsimile transmission of such party’s signature, or a photocopy of such facsimile transmission, and such facsimile signature shall be deemed to constitute the original signature of such party thereto.

Section 8.6.     Entire Agreement. This Agreement (together with the Transaction Documents, Schedules and Annexes) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; provided that the confidentiality obligations under the MOU shall continue to be in full force and effect notwithstanding the execution or termination of this Agreement.

Section 8.7.     No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the successors and permitted assigns of the parties hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.8.     Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of the Offeror and the Sellers. The Parties hereto may, by an instrument in writing signed on behalf of such party, waive compliance by any other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 8.9.     Governing Law. This Agreement and all claims arising out of or relating to it shall be governed by and construed in accordance with the laws of the Republic of Peru.

Section 8.10.    Dispute Resolution.

(a)         Each party hereto irrevocably and unconditionally agrees and consents that all disputes, controversies or claims arising out of or in connection with this Agreement and any dispute relating to non-contractual obligations arising out of or in connection therewith shall be finally settled by arbitration administered by the Rules of Arbitration of the Lima Chamber of Commerce (the “CCL Rules”) by three arbitrators designated in accordance with the CCL Rules. The claimant(s) shall nominate one arbitrator in the request for arbitration and the respondent(s) shall nominate one arbitrator in their answer to the request for arbitration. The two party-nominated arbitrators will then attempt to agree for a period of thirty (30) calendar days, in consultation with the Parties to the arbitration, upon the nomination of a third arbitrator to act as president of the tribunal, barring which the CCL Court shall select the third arbitrator. The

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arbitrators shall be bilingual in English and Spanish and shall have not less than 5 years’ experience serving as arbitrators in arbitration disputes. The place of arbitration shall be Lima, Peru, where the arbitration award shall be rendered. The language of the arbitration shall be Spanish and the arbitral award shall be rendered in Spanish.

(b)        The arbitrators shall decide the dispute in accordance with the substantive governing law set forth in Section 8.9. The arbitrators may not decide ex aequo et bono.

(c)        The arbitral award will be final and binding, not subject to appeal, and enforceable in accordance with its terms. The Parties hereto agree that by submitting the dispute, controversy or claim to arbitration under the CCL Rules, the Parties undertake to implement any final award rendered by the arbitral tribunal without delay. For the purpose of the enforcement of an award, the Parties irrevocably and unconditionally submit to the jurisdiction of a competent court in any jurisdiction in which a Party may have assets and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum. This Agreement and the rights and obligations of the Parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder

(d)        The losing party, or such other party designated by the arbitral tribunal, will bear all reasonable costs, expenses and attorney fees including without limitation any arbitration fee.

(e)         In case it is necessary for one or more parties to the dispute to enforce the arbitral award through any type of court proceedings, the other Party (or Parties) to the dispute will bear all reasonable costs, expenses and attorney fees including without limitation any extra court fees or arbitration fees.

(f)         The Parties agree that any court action or proceeding to compel or in support of arbitration or for provisional remedies in aid of arbitration, including but not limited to any action to enforce the provisions of Section 8.10 herein may be brought in Lima, Republic of Peru (the "Peruvian Courts"). The Parties hereby unconditionally and irrevocably submit to the non-exclusive jurisdiction of the Peruvian Courts for such purpose and for any action to enforce any arbitration award rendered hereunder, and waive any right to stay or dismiss any such actions or proceedings brought before the Peruvian Courts on the basis of forum non conveniens or improper venue.

(g)        By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction to maintain the status quo or prevent irreparable harm, a pre-arbitral seizure, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the Parties to request that any court modify or vacate any temporary or preliminary relief issued by such court, and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect.

(h)        Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have the authority to award any remedy or

27

relief in accordance with the terms of the Agreement and the law of the Republic of Peru, including provisional or permanent injunctive relief and specific performance of any obligation created hereunder, except that the arbitral tribunal shall not be empowered to award consequential, punitive, multiple or exemplary damages, and the Parties hereby waive any right to such damages.

Section 8.11.    Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of each of the other Parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 8.11 shall be null and void ab initio.

Section 8.12.    Currency Matters. All payments hereunder shall be made in Soles. Each party’s obligations hereunder to make payments in Soles shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Soles, except to the extent that such tender or recovery results in the effective receipt by the respective party of the full amount of Soles expressed to be payable to such party under this Agreement.

Section 8.13.    Headings; Table of Contents. The article and section headings in this Agreement (including the Schedules and Annexes) are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement (including the Schedules and Annexes).

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP

By:	/s/ Roberto Mac Lean
Name: Robert Mac Lean
Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

GH HOLDING GROUP CORP.:

By:	/s/ José Alejandro Graña Miró Quesada
Name: José Alejandro Graña Miró Quesada
Title: Authorized Person

It is hereby agreed that the execution of this Agreement by GH Holding Group Corp. will be valid only upon the release of a seizure over 56’177,955 Shares of GH as provided in Section 6.1(a) hereof.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

BAMAS INTERNATIONAL INVESTMENT CORP.:

By:	/s/ Luis Alonso Brahim Graña
Name: Luis Alonso Brahim Graña
Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

BETHEL ENTERPRISES INC.:

By:	/s/ Carlos Montero Graña
Name: Carlos Montero Graña
Title: Authorized Person

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

HERNANDO ALEJANDRO CONSTANCIO GRAÑA ACUÑA:

By:	/s/ Hernando Alejandro Constancio Graña Acuña

ROSANNA TORI DEVOTO:

By:	/s/ Rosanna Tori Devoto

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

MARIO GERMÁN ÓSCAR ALVARADO PFLUCKER:

By:	/s/ Mario Germán Óscar Alvarado Pflucker

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

FRANCISCO JAVIER DULANTO SWAYNE:

By:	/s/ Francisco Javier Dulanto Swayne

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

MARTHA ELIANA CARBAJAL GABRIELLI DE DULANTO

By:	/s/ Martha Eliana Carbajal Gabrielli de Dulanto

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

HUGO RANGEL ZAVALA:

By:	/s/ Hugo Rangel Zavala

MARIA NELLY GARFIAS CABADA DE RANGEL

By:	/s/ Maria Nelly Garfias Cabada de Rangel

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

ALFONSO GALVEZ RUBIO:

By:	/s/ Alfonso Galvez Rubio

SUSANA VIOLETA VARGAS MONTOYA DE GALVEZ

By:	/s/ Susana Violeta Vargas Montoya de Galvez

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

RUTH ALVARADO PFLUCKER:

By:	/s/ Ruth Alvarado Pflucker

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

ELISA DEL CARMEN ALVARADO PFLUCKER:

By:	/s/ Carlos Enrique Arata Delgado
R. Carlos Enrique Arata Delgado
DNI N° 10278216

EDUARDO LUIS ROE BATTISTINI

By:	/s/ Carlos Enrique Arata Delgado
R. Carlos Enrique Arata Delgado
DNI N° 10278216

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

GONZALO ALVARADO PFLUCKER:

By:	/s/ Gonzalo Alvarado Pflucker

MARÍA URSULA CAMINO LINARES

By:	/s/ María Ursula Camino Linares

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

CLAUDIA GUTIERREZ BENAVIDES:

By:	/s/ Claudia Gutierrez Benavides

Annex A

List of shareholders and distribution of the Shares

Shareholder	Total Amount of Shares subject to the TOSA (2) (3)+(4)+(5)+(6)	Shares to be tendered in OPA (3)	Shares to be transferred to the Trust (4)	Shares’ political rights to be assigned (5)	Syndication Agreement (6)
GH Holding Group Corp.	117,527,103	56,177,955[1]	0	0	61,349,148
Bamas International Investment Corp.	1,802,001	1,802,001	0	0	0
Bethel Enterprises Inc.	33,785,285	16,892,643	16,892,642	0	0
Graña Acuña, Hernando Alejandro Constancio	15,531,208	0	0	15,531,208	0
Alvarado Pflucker, Mario Germán Óscar	10,077,855	10,077,855	0	0	0
Dulanto Swayne, Francisco Javier	8,450,000	4,225,000	4,225,000	0	0
Rangel Zavala, Hugo	6’055,126	2’422,050	3’633,076	0	0
Gálvez Rubio, Alfonso	394,966	157,986	236,980	0	0
Alvarado Pflucker, Ruth	402,345	402,345	0	0	0
Alvarado Pflucker, Elisa	402,345	402,345	0	0	0
Alvarado Pflucker, Gonzalo	402,345	402,345	0	0	0
Gutierrez Benavides, Claudia	10,000,000	1,000,000	9,000,000	0	0
Total	204,830,579	93,962,525	33´987,698	15,531,208	61,349,148

As of the date hereof such Shares represent with respect to all the shares issued by the Company:

Total Shares	Shares to be tendered in OPA	Shares to be transferred to the Trust
871,917,855	Approximately 10.78%	Approximately 3.90%

1 Subject to Section 2 of the GH Supplementary Agreement.

Annex B

Form of Acceptance Letter

Lima, [Fecha] de 2020

Señores

BTG Pactual Perú S.A. Sociedad Agente de Bolsa

Presente.-

Estimados señores,

Por la presente me dirijo a ustedes, de conformidad con el artículo 26° del Reglamento de Oferta Pública de Adquisición y Compra de Valores por Exclusión, aprobado por Resolución SMV Nº 009-2006-EF/94.10, modificado por Resolución SMV Nº 020-2006- EF/94.10, a fin de comunicarles mi aceptación a la Oferta Pública de Adquisición (“OPA”) formulada por IG4 Capital Infrastructure Investments LP (el “Oferente”), a los titulares de acciones comunes con derecho a voto representativas del capital social de Graña y Montero S.A.A. (la “Compañía”) de acuerdo a los términos y condiciones que figuran en el Prospecto Informativo y en el Aviso respectivo publicado de acuerdo a Ley.

De esta manera, sujeto a la confirmación por escrito el último día del periodo de aceptación de la OPA, transfiero al Oferente la propiedad, título y todo derecho correspondiente a [●] acciones comunes con derecho a voto de la Compañía de mi propiedad.

Para dicho efecto, cumplo con informarle que las acciones comunes con derecho a voto que transfiero se encuentran representadas por anotaciones en cuenta en CAVALI S.A. ICLV - Código R.U.T. [●].

Declaro que las acciones que transfiero gozan de libre disponibilidad y están exentas de todo gravamen, garantía mobiliaria, carga, embargo, transferencia fiduciaria en garantía, toda y cualquier limitación o restricción legal o contractual, y/o medida judicial o extrajudicial, que de manera directa o indirecta, que limite o restrinja su libre transferencia y disposición sobre las acciones.

Las aceptaciones efectuadas pueden ser revocadas en cualquier momento durante la vigencia de la OPA, en cuyo caso las acciones regresarán a su titular.

Atentamente,

Firma:

Nombre: [●]

Representante: [●]

DNI: [●]

Dirección: [●]

Annex C

GH Supplementary Agreement

This SUPPLEMENTARY AGREEMENT (the “Supplementary Agreement”) is made and entered into as of [●], 2020, between IG4 Capital Infrastructure Investments LP, an investment fund organized under the laws of Scotland (the “Offeror”), and GH Holding Group Corp. (“GH”).

Reference is made to the Tender Offer Support Agreement dated [Date], 2020 (as amended, supplemented, or otherwise modified) (the “TOSA”) entered into by and among the Offeror and the Shareholders listed in Annex A of the TOSA (together, the “Sellers”), which includes GH; and the Trust Agreement (Contrato de Fideicomiso en Garantía) dated [Date], 2020, entered into by and among some of the abovementioned parties (the “Trust Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the TOSA or the Trust Agreement, as applicable.

By means of this Supplementary Agreement, and in connection with the TOSA and the Trust Agreement, the Offeror and GH have agreed the conditions for a post-Settlement Date formalization of the hereby executed transfer of 117,527,103 Outstanding G&MSAA Shares, legally and beneficially owned by GH (the “GH Shares”), to the Offeror in the form detailed in this Supplementary Agreement.

The Parties hereby agree that pursuant to Section 6.3(c) of the TOSA, this GH Supplementary Agreement shall be automatically and immediately terminated if the Offeror has not been able to secure a “participación significativa” in the OPA.

In connection thereto, this Supplementary Agreement shall be subject to the following terms and conditions:

1.	Representations

(i)	Pursuant to Section 6.1 of the TOSA, the competent judiciary authority has ordered the release of the seizure over 56’177,955 GH Shares, equivalent to 47.8% of the GH Shares (the “Clear GH Shares”) and upon the registration of such release in CAVALI such GH Shares will be free and clear of any liens or encumbrances.

(ii)	In accordance with the agreement entered by GH and the Peruvian Public Prosecutor (Fiscalía) and the General Attorney (Procuraduria) on January 14, 2020, 61’349,148 GH Shares, equivalent to 52.2% of the GH Shares will remain seized until the final execution of an agreement with the Peruvian Public Prosecutor and the General Attorney (the “Encumbered GH Shares”).

(iii)	Except as set forth in Sections 1(i) and (ii) above, there is no Action pending or, to the Knowledge of GH, threatened by or against him, in such capacity, which challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by the Transaction Documents.

(iv)	Except as set forth Sections 1(i) and (ii) above, GH is not, and none of its assets or properties are, subject to any Governmental Order (nor to the Knowledge of GH, are there any such Governmental Orders threatened to be imposed by any Governmental Entity), which could affect the legality, validity or enforceability of the Transaction Documents or the consummation of the transactions contemplated in the TOSA.

(v)	GH hereby reaffirms and ratifies all other representation and warranties set forth in Article III of the TOSA.

2.	Offer

The Clear GH Shares shall be subject to the following provisions:

(i)	If the release of the seizure over the Clear GH Shares is registered before CAVALI before the Commencement Date; or, from the Commencement Date and during the OPA Acceptance Term, GH shall accept the Offer to transfer the Clear GH Shares to the Offeror in accordance with the TOSA, particularly pursuant to Article II of the TOSA. And, on the Settlement Date, the Offeror shall pay GH the OPA Consideration in accordance with Section 2.2(a) of the TOSA.

In accordance with Section 5.6 of the TOSA, if GH tenders but is not able to sell part of the Clear GH Shares in the Offer due to an excess in acceptance to the Offer, then, within the following five (5) LSE Business Days after the Settlement Date, GH will transfer to the Trust all tendered but not purchased Clear GH Shares and such shares will be deemed as “ACCIONES ADICIONALES” as such term is defined in the Trust Agreement.

(ii)	If the release of the seizure over the Clear GH Shares is registered before CAVALI after the Settlement Date, then GH shall exercise its political rights over the Clear GH Shares in accordance with the terms and conditions of the Syndication Agreement detailed in Section 3 below. Once the release is registered before CAVALI, GH shall transfer the Clear GH Shares to the Offeror and the Offeror shall immediately pay GH the OPA Consideration and such transfer shall automatically occur through the LSE and under LSE regulations and the applicable Law.

3.	Syndication Agreement

(i)	On the execution date of the Trust Agreement, GH and the Offeror shall execute a share syndication agreement regarding the Encumbered GH Shares and the Clear GH Shares if applicable pursuant to Section 2(ii) above (the “Syndication Agreement”), in the form attached as Annex A of this Supplementary Agreement.

(ii)	The terms and conditions set forth in the TOSA and in the Trust Agreement shall be as applicable to the Syndication Agreement, accordingly.

(iii)	The term of the Syndication Agreement shall be either (i) the same terms as the Trust Agreement; or (ii) upon release and cancellation of the Encumbered GH Shares, whichever occurs first.

4.	Encumbered GH Shares

(i)	Upon the cancellation of the seizure over the Encumbered GH Shares, then GH shall, in no later than three (3) LSE Business Days after such cancellation and its registration in Cavali, transfer 58’763,551 GH Shares, equivalent to 50% of the GH Shares, to the Trust under the terms and conditions set forth in the TOSA and the Trust Agreement and the Offeror shall act according to Section 2.2(b) of the TOSA), as applicable.

(ii)	GH will transfer 2’585,597 GH Shares, equivalent to 2.2% of the GH Shares, to the Offeror, subject to the cancellation of the seizure over the Encumbered GH Shares, at which time the Offeror shall immediately pay GH the OPA Consideration and the transfer shall automatically occur through the LSE and under LSE regulations and the applicable Law.

5.	Miscellaneous

The parties hereby recognize that this Supplementary Agreement complements the TOSA and the Trust Agreement, as applicable. The TOSA and the Trust Agreement shall prevail in case of any conflict among the provisions of this Supplementary Agreement and the TOSA and the Trust Agreement.

IN WITNESS WHEREOF, each of the Offeror and GH has caused this Supplementary Agreement to be executed by its respective officers thereunto duly authorized.

Signature page of the SUPPLEMENTARY AGREEMENT dated as of [•], 2020, by and among the Offeror, and GH

IG4 Capital Infrastructure Investments LP

By:
Name: [●]
Title: Authorized Person

By:

Name: [●]
Title: Authorized Person

Signature page of the SUPPLEMENTARY AGREEMENT dated as of [•], 2020, by and among the Offeror, and GH

GH Holding Group Corp.

By:

Name: José Alejandro Graña Miró Quesada
Title: Authorized Person

[It is hereby agreed that the execution of this Agreement by GH Holding Group Corp. will be valid only upon the release of a seizure over 56’177,955 Shares of GH as provided in Section 6.1(a) of the TOSA.]

Annex A

Syndication Agreement

SYNDICATION AGREEMENT

This SYNDICATION AGREEMENT (the “Agreement”) is entered into as of [Date], 2020, by and among IG4 Capital Infrastructure Investments LP, an entity incorporated and validly existing under the laws of Scotland (“IG4 Capital”); and GH Holding Group Corp. (“GH”).

In addition to the terms defined elsewhere herein, when used herein capitalized terms will have the meanings indicated in Schedule A.

ARTICLE I

CERTAIN AGREEMENTS AND UNDERTAKINGS

Section 1.1         Syndication of Common Shares.

GH agrees to vote its Common Shares in the General Shareholders’ Meeting on every matter in the same way as IG4 Capital. For such purposes, at least five (5) Business Days prior to a General Shareholders’ Meeting, IG4 Capital shall communicate in writing to GH the sense of IG4 Capital’s votes in the General Shareholders’ Meeting. In addition, at least two (2) Business Days prior to the General Shareholders’ Meeting, GH shall provide to IG4 Capital a copy of the proxy delivered to the Company whereby the attorney-in-fact entitled to represent GH in such General Shareholders’ Meeting has been instructed to vote accordingly.

ARTICLE II

EFFECTIVE DATE; TERMINATION

Section 2.1         Effective Date. This Agreement shall become effective from its execution date. However, GH agrees to act in accordance to Section 1.1 subject to the Offeror being able to secure a participación signiticativa in the Offer pursuant to Section 6.3(c) of the TOSA.

Section 2.2         Termination. The rights and obligations of all the Parties hereunder will terminate upon the first to occur of: (i) the written agreement of all such Parties; (ii) the dissolution or liquidation of the Company; (iii) the termination of the Trust Agreement; (iv) the termination of the GH Supplementary Agreement; (v) the release and cancellation of the Encumbered GH Shares; (vi) the notification by either Party or the Company of an order from the Peruvian Public Prosecutor, the General Attorney or any other governmental entity mandating the termination of this Agreement; and, (vii) for each Party, the date in which that Party, whether directly or indirectly, fails to own Common Shares (as such number may be adjusted for any stock dividend, subdivision, combination, recapitalization or other similar event). A Person who ceases to hold Shares will cease to be a Party and will have no further rights and obligations under this Agreement, except as provided herein or with respect to the rights and obligations that such Person may have hereunder against any other Party, or such Person may have with respect to a Party hereunder, by reason of such Party’s prior breach of this Agreement or otherwise.

ARTICLE III

MISCELLANEOUS

Section 3.1         Assignment. Except as otherwise expressly provided herein, the terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of each of the Parties.

Section 3.2         Notices. All notices, requests, claims, and other communications under this Agreement will be in writing and will be deemed to have been duly given (i) in the case of a facsimile or other electronic transmission, when received by recipient in legible form and sender has received an electronic confirmation of receipt of the transmission, provided that a copy of the communication is also sent by overnight courier; (ii) in the case of delivery by an overnight carrier, upon the date of delivery indicated in the records of such carrier; or (iii) in the case of delivery by hand, when delivered by hand addressed to the respective Parties hereto at the addresses (or such other address for a Party hereto as will be specified by like notice) set forth in the signature pages hereof. Any Party may change its address by giving the other Parties written notice of its new address in the manner set forth herein. No notice by mail will be acceptable under this Section 3.2.

Section 3.3         Governing Law. This Agreement will be governed by and construed in accordance with the laws of Peru.

Section 3.4         Dispute Resolution.

a.            Any and all disputes or controversies arising out of or in connection with this Agreement, its existence, validity, termination, or the breach thereof, as well as those relating to this arbitration clause, shall be settled by arbitration administered by the Center of Arbitration of the Lima Chamber of Commerce, and in accordance with its rules of arbitration and statutes. The venue of the arbitration will be Lima, Peru, and the arbitration shall be conducted in Spanish. The arbitration tribunal shall be constituted by three arbitrators. Each Party shall appoint one arbitrator, and the two arbitrators so appointed shall appoint a third arbitrator who shall act as chairman of the arbitration tribunal.

b.            If, for any reason, the intervention of the Peruvian courts was required, the Parties hereto irrevocably submit to the courts of the Distrito Judicial de Lima Cercado, waiving each Party its right to recourse to the judge of their respective domiciles or other applicable.

Section 3.5         Indemnification.

Upon default by any Party hereto in the performance of any of the obligations specified in Sections 1 and 2 to be performed by such Party, it shall pay the other Parties an amount equal to US$ 1’000,000 (to be distributed proportionately to the Parties pursuant to their equity interests in the Company) as a penalty for breach (the “Penalty”). Payment of the Penalty shall not release the breaching Party from, and shall be in addition to, its obligation to indemnify and hold the other Parties harmless form and against any and all losses and damages resulting from the default in the performance of its obligation.

Section 3.6         Remedies. Without limiting the rights of each Party to pursue all other legal and equitable rights available to such Party for the other Parties’ failure to perform their obligations under this Agreement, the Parties acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, will be entitled to specific performance (ejecución forzosa), injunctive relief or other equitable remedies, in addition to the Penalty and the indemnification provided in Section 3.5, in the event of any such failure without any requirement on the Party demanding such specific performance, injunctive relief or other equitable remedy to post a bond or any other surety.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of each of the dates written below.

[Signature page below]

IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP

By:	By:
Name:	Name:
Date:	Date:
Address:	Address:
Attention:	Attention:
Email:	Email:

GH HOLDING GROUP CORP.

By:
Name:	José Alejandro Graña Miró Quesada
Date:
Address:
Attention:
Email:

SCHEDULE A

DEFINITIONS

“Affiliate” means with respect to any Person: (i) any Person that Controls, is Controlled by, or is under common Control with such Person; (ii) any member, director, officer, partner, manager or employee of such Person or of any Person that is an Affiliate under clause (i) above; or (iii) (a) any member of the Immediate Family of such Person or of any Person that is an Affiliate under clause (i) or (ii) above, or his or her lineal descendants, (b) any trust established for the benefit of such Person or of any Person that is an Affiliate under clause (i) or (ii) above or of any Affiliate thereof, or (c) any executor (including albaceas) or administrator of the estate of such Person or of any Person that is an Affiliate under clause (i) or (ii) above.

“Common Shares” means the common shares of the Company.

“Company” means Graña y Montero S.A.A., a sociedad anónima abierta incorporated and validly existing under the laws of Peru.

“Control” (including, with the correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as applied to any Person, is defined to mean the possession by another Person (whether directly or indirectly and whether by ownership of share capital, the possession of voting power, contract or otherwise) of the power to appoint and/or remove the majority of the members of the board of directors or other governing body of such Person or otherwise to direct or cause the direction of the affairs and policies of such Person.

“Encumbered GH Shares” has the meaning specified in the Supplementary Agreement.

“General Shareholders’ Meeting” means the Company’s general shareholders’ meeting.

“Immediate Family” means an individual Person’s current spouse or former spouses, parents, grandparents, siblings, children, children’s spouses, grandchildren or grandchildren’s spouses, any other natural person who resides with that individual Person, or any trusts or estates (or other estate-planning vehicles) controlled by that individual Person for the exclusive benefit of any one or more of his or her Immediate Family.

“Offer” means the offer to acquire the full ownership of Shares through (i) an Oferta Pública de Adquisición pursuant to the Peruvian securities regulation, and (ii) a tender offer for the acquisition of securities listed in the United States of America pursuant to the U.S. securities regulation.

“Party” and “Parties” mean IG4 Capital and GH individually and collectively, respectively.

“Penalty” has the meaning specified in Section 3.5.

“Person” means any natural person, corporation, sociedad, private company with limited liability, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“Peru” means the Republic of Peru.

“Shares” means the Common Shares, any other shares in the capital stock of the Company, and securities or other instruments convertible or exchangeable into shares in the capital stock of the Company.

“Supplementary Agreement” means the supplementary agreement entered into as of [•], 2020, between IG4 Capital and GH.

“Trust Agreement” has the meaning specified in the Supplementary Agreement.

“U.S. Dollar” or “US$” means the legal currency of the United States of America.

Annex D

HG Supplementary Agreement

This SUPPLEMENTARY AGREEMENT (the “Supplementary Agreement”) is made and entered into as of [Date], 2020, between IG4 Capital Infrastructure Investments LP, an investment fund organized under the laws of Scotland (the “Offeror”), and Hernando Alejandro Constancio Graña Acuña 07806723(“Mr. Graña Acuña”). In witness of, Rosanna Tori Devoto (“Mrs. Tori Devoto”).

Reference is made to (i) the Tender Offer Support Agreement dated [Date], 2020 (as amended, supplemented, or otherwise modified) (the “TOSA”) entered into by and among the Offeror and the Shareholders listed in Annex A of the TOSA (together, the “Sellers”), which includes Mr. Graña Acuña; and the Trust Agreement (Contrato de Fideicomiso en Garantía) dated [Date], 2020, entered into by and among the abovementioned parties (the “Trust Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the TOSA or the Trust Agreement, as applicable.

By means of this Supplementary Agreement, and in connection with the TOSA, the Offeror and Mr. Graña Acuña have agreed the conditions for a post-Settlement Date transfer of 15’531,208 Outstanding G&MSAA Shares, legally and beneficially owned by Mr. Graña Acuña (the “HG Shares”) to the Offeror in the form detailed in this Supplementary Agreement.

The Parties hereby agree that pursuant to Section 6.3(c) of the TOSA, this HG Supplementary Agreement shall be automatically and immediately terminated if the Offeror has not been able to secure a “participación significativa” in the OPA.

In connection thereto, this Supplementary Agreement shall be subject to the following terms and conditions:

1.	Representations

(i)	Mr. Graña Acuña and his spouse, Mrs. Tori Devoto, entered into a division of joint property on [*] and its registered in the entry N° [*] of the Public Registry of Individuals. However, as of the date hereof, Mr. Graña Acuña is the registered owner of the HG Shares, holding good and valid title of the HG Shares, except for the seizure (embargo) recorded by the Peruvian Public Prosecutor (Fiscalía) and the General Attorney (Procuraduria) (the “HG’s Shares Encumbrance”).

(ii)	Except as set forth in Annex J of the TOSA, there is no Action pending or, to the Knowledge of Mr. Graña Acuña, threatened by or against him, in such capacity, which challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by the Transaction Documents.

(iii)	Except for the seizure detailed in Section 1(i) above, Mr. Graña Acuña is not, and none of its assets or properties are, subject to any Governmental Order (nor to the Knowledge of Mr. Graña Acuña, are there any such Governmental Orders threatened to be imposed by any Governmental Entity), which could affect the legality, validity or enforceability of the Transaction Documents or the consummation of the transactions contemplated in the TOSA.

(iv)	Mr. Graña Acuña hereby reaffirms and ratifies all other representation and warranties set forth in Article III of the TOSA.

2.	Assignment of Political Rights

(i)	On the execution date of the Trust Agreement, Mr. Graña Acuña and the Offeror shall enter into an assignment agreement (the “Assignment Agreement”), in the form attached as Annex A of this HG Supplementary Agreement, whereby Mr. Graña Acuña shall assign all Political Rights of the HG Shares to the Offeror (to become effective –and the Political Rights of the HG Shares exercisable by the Offeror– upon the offer to acquire the full ownership of Outstanding G&MSAA Shares through an Oferta Pública de Adquisición, pursuant to the Peruvian securities regulation, and a tender offer for the acquisition of securities listed in the United States of America, pursuant to the U.S. securities regulation, subject to the Offeror being able to secure a participación signiticativa in the Offer pursuant to Section 6.3(c) of the TOSA; and, the Offeror will pay to Mr. Graña Acuña the Political Rights Consideration pursuant to Sections 2.2(b)(iii) and 2.3(b) of the TOSA.

(ii)	The terms and conditions set forth in the TOSA and in the Trust Agreement shall be as applicable to the Assignment Agreement, accordingly.

(iii)	The term of the Assignment Agreement shall be either (i) the same term as the Trust Agreement; or (ii) upon release and cancellation of the HG’s Shares Encumbrance, whichever occurs first.

(iv)	Upon cancellation of the HG’s Shares Encumbrance and provided that the Trust Agreement is still in force, Mr. Graña Acuña shall transfer 7’765,604 HG Shares (the “HG Trust Shares”) to the Trust Agreement. The parties hereby agree that the Offeror shall not pay any consideration to Mr. Graña Acuña, as the Political Rights Consideration has been paid upon the execution of the Assignment Agreement.

Upon confirmation of transfer of HG Trust Shares to the Trust by the Trust Agent, (w) such transfer will be deemed completed and the Trust Agent shall complete and update the Trustors’ Registry pursuant the Trust Agreement; (x) the Trust will be the holder of record of the HG Trust Shares –along with the other Trust Shares–; and, (y) as provided and under the terms and conditions set forth in the Trust Agreement, the TOSA and this Supplementary Agreement, Mr. Graña Acuña –together with the Sellers that transferred Shares to the Trust– will have the right to exercise the Economic Rights of their corresponding Trust Shares (including the HG Trust Shares) and other payments pursuant to Section 6.5 of the Trust Agreement; and the Offeror shall have the right to exercise the Political Rights of the HG Trust Shares (together with the other Trust Shares) including the Drag Along Right and the Tag Along Right, and to receive the performance fee (Honorarios de Desempeño) pursuant to Section 6.5 of the Trust Agreement.

(v)	If a capital increase in the Company is resolved and new Shares are allotted to the Shareholders of the Company –as provided in the Company’s Bylaws and the Law– then (x) if the Shares entitled to Mr. Graña Acuña are not encumbered, lien, charged or under any other burden, then such allotted Shares shall be transferred to the Trust in accordance with the terms of Section 5.3 of the Trust Agreement; or (y) if such Shares allotted to Mr. Graña Acuña are under the HG Share Encumbrance, then (i) Mr. Graña Acuña and the Offeror will amend the Assignment Agreement to include such new Shares; and (ii) the Offeror shall pay the Political Rights Consideration in accordance with the following formula:

(PRC/(360x8)) x RTT

Where:

PRC = Political Rights Consideration paid for the Shares pursuant to Section 2(iv) hereof

RTT = Remaining days of the Trust

Upon cancellation of the HG Shares’ Encumbrance, Mr. Graña Acuña’s shall transfer all HG Trust Shares to the Trust –including any new shares issued to Mr. Graña Acuña– in accordance with the procedure detailed in Section 2(iv) above.

(vi)	In case the Offeror is interested in transferring its Shares to the Purchaser, by triggering the Drag Along Right established in Section 6.8 of the Trust Agreement, and provided that the cancellation of the HG Shares Encumbrance has not yet occurred, then the Offeror shall assign (cesión de posición contractual) to the Purchaser the Assignment Agreement (and Mr. Graña Acuña herby consents to such assignment) and the Purchaser will be obliged to acquire the entire HG Shares –at the time of the cancellation of the HG Shares Encumbrance– pursuant to the terms of this Supplementary Agreement.

3.	Offer

(i)	The Offer procedure for 7’765,604 HG’s Shares (the “HG Ownership Procedure”) shall occur upon the cancellation and release of the HG Shares Encumbrance, in accordance with the Applicable Law and the terms and conditions set forth in this Section 3 of the Supplementary Agreement.

(ii)	The HG Ownership Procedure shall be conditional upon the following matters continuing to be true and accurate at the time of the HG Ownership Procedure:

(a)	all representations and warranties in Section III of the TOSA remain true and accurate.

(b)	all formal procedures to release and cancel the HG Shares’ Encumbrance have been completed in accordance with the Law.

(c)	besides the HG Shares’ Encumbrance, no other encumbrances have been created over HG Shares;

(d)	there has been no event of default of the Transaction Documents which continues unremedied;

(e)	none of the Transactions Documents have been terminated or exist any grounds for termination pursuant to the provisions in the Transaction Documents;

(f)	no petition for insolvency, liquidation or bankruptcy in respect to Mr. Graña Acuña and/or the Company have been made in accordance with the provisions of the Peruvian General Insolvency Law – Law N° 27809 (Ley General del Sistema Concursal).

(iii)	Upon satisfaction of the abovementioned conditions, Mr. Graña Acuña and the Offeror will comply as following:

(a)	Mr. Graña Acuña shall transfer the ownership of 7’765,604 HG Shares (the “HG Ownership Rights Shares”) to the Offeror and the Offeror shall pay as consideration for the ownership of the HG Ownership Rights Shares the amount equivalent to:

OPAC – ((PRC/(360x8)) x RTT)

Where:

OPAC = OPA Consideration

PRC = Political Rights Consideration paid for the Shares pursuant to Section 2(iv) hereof

RTT = Remaining days of the Trust

The consideration agreed above will be paid by the Offeror to the Sellers’ Dealer by wire transfer of immediately available funds.

(b)	In case the HG Shares Encumbrance is partially cancelled, Mr. Graña Acuña shall transfer the released HG Shares in a 1:1 ratio: the Ownership Rights of 50% of the released HG Shares shall be transfer to the Offeror and the Political Rights of the other 50% of the released HG Shares shall be transfer to the Trust.

4.	Mrs. Tori Devoto’s Shares

(i)	If during the term of this Supplementary Agreement the division of joint property referred to in Section 1(i) is registered in Cavali S.A. ICLV and, accordingly, Mrs. Tori Devoto becomes the registered owner of 7’765,604 HG Shares (the “Tori Shares”), then if the HG Shares Encumbrance is released (whether over only the Tori Shares or all the HG Shares), Mrs. Tori Devoto will be entitled to and shall transfer to the Offeror the Tori Shares as provided in Section 3(iii) of this Supplementary Agreement, and the remaining

HG Shares will remain subject to this Supplementary Agreement and treated as set forth in Section 2.

5.	Miscellaneous

(i)	The parties hereby recognize that this Supplementary Agreement complements the TOSA and the Trust Agreement, as applicable. The TOSA and the Trust Agreement shall prevail in case of any conflict among the provisions of this Supplementary Agreement and the TOSA and the Trust Agreement.

(ii)	Mrs. Tori Devoto intervenes in this Supplementary Agreement to acknowledge the transaction contained herein and accept the terms of all Transaction Documents. Accordingly, once the division of joint property referred to in Section 1(i) is registered in Cavali and Mrs. Tori Devoto is the owner of record, then all obligations referred to as obligations of Mr. Graña Acuña in this Supplementary Agreement and the other Transaction Documents shall be referred to as obligations of Mrs. Tori Devoto, and from such date, Mrs. Tori Devoto shall be considered as a Seller under the TOSA and a “Fideicomitente” under the Trust Agreement.

IN WITNESS WHEREOF, each of the Offeror and Mr. Graña Acuña has caused this Supplementary Agreement to be executed by its respective officers thereunto duly authorized.

[Signature page below]

Signature page of the SUPPLEMENTARY AGREEMENT dated as of [•], 2020, by and among the Offeror, and Mr. Graña Acuña

IG4 Capital Infrastructure Investments LP

By:
Name: [●]
Title: Authorized Person

By:
Name: [●]
Title: Authorized Person

Signature page of the SUPPLEMENTARY AGREEMENT dated as of [•], 2020, by and among the Offeror, and Mr. Graña Acuña

Hernando Alejandro Constancio Graña Acuña:

By:

Intervention:

Rosanna Tori Devoto:

By:

Annex A

Assignment Agreement

CONTRATO DE CESIÓN DE DERECHOS

Conste por el presente documento el Contrato de Cesión de Derechos (en adelante, el “Contrato”) que celebran:

•	Hernando Alejandro Constancio Graña Acuña, identificado con DNI No. 07806723, con domicilio en Avenida General Pezet No. 583, Dpto. 901, distrito de San Isidro, provincia y departamento de Lima (en adelante, el “CEDENTE”); e,

•	IG4 Capital Infrastructure Investments LP, un fondo de inversión constituido bajo las leyes de Escocia, con Partida No. SL34296 del Registrar of Companies de Escocia, con domicilio para estos efectos en 50 La Colomberie, St. Helier, Jersey JE2 4QB, debidamente representada por [●], identificado con [●] N° [●], debidamente facultado según poderes inscritos en los asientos A00001 y A00002 de la Partida Electrónica No. 14490544 del Registro de Personas Jurídicas de Lima (en adelante, “IG4 CAPITAL”).

El CEDENTE e IG4 CAPITAL serán denominados conjuntamente como las “Partes” e individualmente, cada una de ellas, como una “Parte”.

Con la intervención de:

Rosanna Tori Devoto, identificada con DNI No. 07806722, con domicilio en Avenida General Pezet No. 583, Dpto. 901, distrito de San Isidro, provincia y departamento de Lima (en adelante, la “Sra. Tori Devoto”).

El presente Contrato se celebra con arreglo a las siguientes estipulaciones:

PRIMERA:      ANTECEDENTES

1.1	El CEDENTE es propietario de 15’531,208 acciones comunes (en adelante, las “Acciones”) representativas del 1.78% del capital de Graña y Montero S.A.A. (en adelante, “G&MSAA”), las cuales han sido embargadas por orden de la Fiscalía de la Nación y la Procuraduría Pública.

1.2	Con fecha [*] de [*] de 2020, el CEDENTE e IG4 CAPITAL, entre otros, suscribieron un Tender Offer Support Agreement (en adelante, el “TOSA”), en virtud del cual acordaron, entre otros asuntos, la transferencia de acciones mediante el lanzamiento de una Oferta Pública de Acciones y la transferencia de acciones a favor de un patrimonio fideicometido.

1.3	Con fecha [*] de [*] de 2020, el CEDENTE e IG4 CAPITAL suscribieron el HG Supplementary Agreement (“HG Supplementary Agreement”) por medio del cual acordaron los principales términos y condiciones del presente Contrato.

1.4.	Con fecha [*] de [*] de 2020, IG4 CAPITAL y ciertos accionistas de G&MSAA, entre otros, suscribieron un Contrato de Fideicomiso en Garantía (en adelante, el “Fideicomiso”), en virtud del cual acordaron la transferencia de acciones a favor del patrimonio fideicometido. Las Partes declaran conocer y aceptar en su totalidad las condiciones del Fideicomiso.

1.4	El CEDENTE ratifica todas las declaraciones y garantías contempladas en el artículo III del TOSA.

1.5	Todos los términos en mayúsculas no definidos en este Contrato tendrán el significado asignado a dicho término en el Fideicomiso.

SEGUNDA:      OBJETO DEL CONTRATO

2.1	De conformidad con lo dispuesto en el artículo 1206 del Código Civil, por el presente Contrato, el CEDENTE cede a favor de IG4 CAPITAL los Derechos Políticos relacionados con y derivados de las Acciones.

2.2	Producto de la cesión contenida en el presente Contrato, IG4 CAPITAL podrá ejercer los Derechos Políticos que le corresponden a las Acciones y será de aplicación lo contemplado en el numeral 6.2 del Fideicomiso, sujeto a que IG4 CAPITAL logre obtener una participación significativa en la Oferta Pública de Adquisición (OPA) de acciones de G&MSAA conforme a lo establecido en el Section 6.3(c) del TOSA..

2.3	Serán de aplicación a este Contrato los derechos y obligaciones contemplados en la Cláusula Sexta del Fideicomiso, por lo que cualquiera de las Partes podrá ejercer dichos derechos y requerir el cumplimiento de las obligaciones ahí contempladas, en cuanto sea aplicable.

2.4	Como contraprestación por la cesión de los derechos políticos, IG4 CAPITAL pagará al CEDENTE la contraprestación pactada en la sección 2.3(b) del TOSA, en la forma y oportunidad ahí convenidas. Para dicho efecto, en la fecha de firma del Fideicomiso IG4 depositará el monto de la Contraprestación por Derechos Políticos que corresponde al Cedente en la cuenta a que se refiere el numeral 2.2(b)(i) del TOSA y, cumplida la condición indicada en el numeral 2.2(b)(iii) del TOSA, IG4 CAPITAL instruirá para la liberación de los fondos a favor del CEDENTE. Cuando el CEDENTE transfiera la propiedad de 7’765,604 Acciones a favor de IG4 CAPITAL de acuerdo a lo establecido en la sección 3 del HG Supplementary Agreement, IG4 CAPITAL pagará a favor del CEDENTE el monto establecido en la sección 3(iii)(a) del HG Supplementary Agreement.

2.5	Asimismo, en lo que corresponda, serán de aplicación a este Contrato, mutatis mutandi, las disposiciones contenidas en el Fideicomiso.

TERCERA:      PLAZO DEL CONTRATO

El presente Contrato entrará en vigencia desde la fecha de firma del presente Contrato hasta: (i) la terminación del Fideicomiso por cualquier causa establecida en el TOSA o en el Fideicomiso o por el vencimiento del plazo del Fideicomiso; o (ii) la liberación del embargo indicado en el numeral 1.1 de la cláusula primera, lo que ocurra primero, en cuyo caso, salvo lo dispuesto en el numeral 4(i) del HG Supplementary Agreement, previamente a la terminación de este Contrato, el Cedente deberá (a) aportar el cincuenta por ciento (50%) de las Acciones al Fideicomiso, y (b) transferir el otro cincuenta por ciento (50%) de las Acciones a favor de IG4 CAPITAL; de acuerdo a lo establecido en el TOSA.

Sin perjuicio de lo antes señalado, el presente Contrato se resolverá de manera automática en caso IG4 CAPITAL no logre obtener una participación significativa en la Oferta Pública de Adquisición (OPA) de acciones de G&MSAA conforme a lo establecido en el Section 6.3(c) del TOSA.

CUARTA:      ESTIPULACIONES ADICIONALES

4.1	Para todos los efectos de este Contrato, las Partes señalan como sus domicilios los que figuran en su parte introductoria, donde se entregarán todas las comunicaciones y notificaciones a que hubiere lugar. En caso de variación del domicilio, las Partes se obligan a informar por vía notarial el nuevo domicilio a su contraparte, con una anticipación no menor de quince (15) días calendarios. Si no se cumpliese con esta formalidad, surtirán plenos efectos las comunicaciones que se reciban en los domicilios arriba mencionados.

4.2	El presente Contrato y las obligaciones, derechos, facultades y atribuciones que de él deriven se regirán por las leyes de la República del Perú.

4.3	Ante cualquier controversia que se genere con motivo de la celebración y ejecución del presente Contrato, las Partes se someten al mecanismo de solución de controversias previsto en el TOSA.

4.4	La Sra. Tori Devoto interviene en el presente Contrato y declara que tiene pleno conocimiento de los términos acordados en el presente Contrato, el TOSA y el Fideicomiso; y, por medio de la presente declara expresamente su aceptación a los términos acordados en los mismos.

Agregue usted, señor Notario, las Cláusulas de ley, realice lo demás que fuere de ley y eleve la presente minuta a Escritura Pública.

Lima, [•] de 2020.

Annex E

Form of Irrevocable Power of Attorney2

(Persona Jurídica - Corporate)

[LA FORMALIDAD DEL DOCUMENTO DEPENDERÁ DEL LUGAR DE INCORPORACIÓN DEL OTORGANTE]

PRIMERA: ANTECEDENTES

1.1	La Sociedad es propietaria de [*] de acciones (“Acciones”) representativas del capital social de GRAÑA Y MONTERO S.A.A. (“G&MSAA”) y se encuentra interesada en transferir la propiedad y/o ceder los derechos políticos de parte de las Acciones.

1.2	En atención a lo indicado en el numeral anterior, con fecha [Fecha] de 2020, la Sociedad e IG4 CAPITAL INFRASTRUCTURE INVESTMETNS LP (“IG4 Capital”), entre otros, suscribieron un Tender Offer Support Agreement (en adelante, “TOSA”), en virtud del cual acordaron, entre otros asuntos, y sujeto al cumplimiento de ciertas condiciones allí dispuestas, la transferencia de acciones mediante el lanzamiento de una Oferta Pública de Acciones (“OPA”) y la transferencia de acciones a favor de un patrimonio fideicometido.

1.3	En atención a lo indicado precedentemente, la Sociedad ha considerado conveniente designar a las personas que más adelante se indican para que, en su nombre y representación, puedan realizar todos los actos y suscribir todos los documentos necesarios para llevar a cabo la transferencia y/o cesión antes indicados.

SEGUNDA: OTORGAMIENTO DE PODERES

2.1.	En atención a los antecedentes presentados, la Sociedad otorga a favor de Carlos Enrique Arata Delgado, de nacionalidad peruana, identificado con DNI No. 10278216; y, Wilfredo Cáceres Ghisilieri, de nacionalidad peruana, identificado con DNI No. 45419039; (conjuntamente, "Apoderados") como apoderados y representantes legítimos para que cualquiera de ellos, actuando de manera individual y a sola firma, realice los siguientes actos en nombre y representación de la Sociedad:

a)	Transferir la propiedad de la totalidad o parte de las Acciones, ya sea a través de la Rueda de Bolsa de la Bolsa de Valores Lima, como parte de una oferta pública de adquisición dentro del marco de lo dispuesto en el TOSA.

b)	Ceder o, en cualquier forma, transferir los derechos políticos de todas o parte de las Acciones, pudiendo determinar todos los términos y condiciones de la cesión dentro del marco de lo dispuesto por el TOSA.[3]

2 This Power of Attorney should be sent to the Seller Dealer together with a letter of instructions.

3 Not applicable to GH Holding Group Corp.

c)	En el marco de las facultades descritas anteriormente, los Apoderados podrán:

(i)	Celebrar el contrato de fideicomiso en garantía o de cesión que regulen o dispongan la cesión respecto de los derechos políticos de las Acciones en el marco de lo acordado en el TOSA.[4]

(ii)	Participar en cualquier tipo de oferta pública, incluyendo OPAs a ser lanzadas en el marco del TOSA.

(iii)	En cumplimiento de lo establecido en el TOSA, dirigir órdenes de venta a sociedades agentes de bolsa, cartas u órdenes de aceptación de ofertas públicas, así como cualquier clase de instrumento público o privado mediante los cuales se obtenga el fin antes señalado, por cualquier medio que se considere suficiente y/u oportuno, incluyendo, de manera enunciativa más no limitativa: (i) correo electrónico, (ii) comunicación escrita, (iii) vía telefónica, así como cualquier otro medio aceptado por la sociedad agente de bolsa, la Bolsa de Valores de Lima, la Superintendencia de Mercado de Valores y/o Cavali S.A. I.C.L.V., según sea el caso.

2.2.	Las facultades antes mencionadas podrán ser delegadas total o parcialmente, pudiendo ser revocadas y reasumidas o sustituidas en cualquier momento.

2.3.	Los Apoderados podrán suscribir todos los documentos necesarios para formalizar e inscribir en los Registros Públicos del Perú el presente poder, inclusive la escritura pública correspondiente, de ser el caso.

2.4.	Este poder será válido por un periodo de un (1) año a partir de su fecha de suscripción.

[*] de [*] de 2020.

4 Not applicable to GH Holding Group Corp.

Annex F

Sellers’ Attorney in Fact

1.	Carlos Enrique Arata Delgado, Peruvian, identified with Peruvian ID No. 10278216.

2.	Wilfredo Cáceres Ghisilieri, Peruvian, identified with Peruvian ID No. 45419039.

Annex G

Trust Agreement

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

CONTRATO DE FIDEICOMISO EN GARANTÍA

Fecha: [●] de agosto de 2020

Fideicomitentes:	Bethel Enterprises Inc. Dulanto Swayne, Francisco Javier Rangel Zavala, Hugo Gálvez Rubio, Alfonso Gutiérrez Benavides, Claudia
Fiduciario:	La Fiduciaria S.A.
Fideicomisario:	IG4 Capital Infrastructure Investments LP
Custodio:	BTG Pactual Perú S.A.C.

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

Señor Notario:

Sírvase extender en su Registro de Escrituras Públicas una donde conste el CONTRATO DE FIDEICOMISO EN GARANTÍA (en adelante, el “CONTRATO”), otorgado por las siguientes partes:

I.- En calidad de FIDEICOMITENTES:

•	BETHEL ENTERPRISES INC., sociedad constituida bajo las leyes de la República de Panamá, debidamente registrada en el Folio N° 521824 (S) del Registro Mercantil de Panamá, con domicilio en Calle Elvira Méndez N° 10, Último Piso, Ciudad de Panamá – Panamá y con domicilio para estos efectos en Avenida General Pezet N° 421, Dpto. 1301, distrito de San Isidro, provincia y departamento de Lima, debidamente representado por [●], identificado con DNI N° [●], [según el poder inscrito en la partida electrónica N° 11882538 del Registro de Personas Jurídicas de Lima] (en adelante, “BEI”);

•	FRANCISCO JAVIER DULANTO SWAYNE, identificado con DNI N° 08254231, y su cónyuge, MARTHA ELIANA CARBAJAL GABRIELLI, identificada con DNI N° 08254231, con domicilio en Av. Nicolás de Ribera N° 280, Dpto. 402, distrito de San Isidro, Provincia y Departamento de Lima (en adelante, “FDS”);

•	HUGO RANGEL ZAVALA, identificado con DNI N° 08784993 y su cónyuge MARÍA NELLY GARFIAS CABADA, identificada con DNI N° 08785391, con domicilio en Calle Toquepala N° 116, Urbanización Tambo de Monterrico, distrito de Santiago de Surco, Provincia y Departamento de Lima (en adelante, “HRZ”);

•	ALFONSO HERNANDO GÁLVEZ RUBIO, identificado con DNI N° 08246903, y su cónyuge, SUSANA VIOLETA VARGAS MONTOYA DE GÁLVEZ, identificada con DNI N° 08246902, con domicilio en Avenida Nicolás de Ribera N° 330, Dpto. 401, Distrito de San Isidro, Provincia y Departamento de Lima (en adelante, “AGR”);

•	CLAUDIA MARIA DE LA ASUNCIÓN GUTIÉRREZ BENAVIDES, identificada con DNI N° 08216131, de estado civil casada bajo el régimen de separación de patrimonios, inscrito en la partida electrónica N° 11350004 del Registro de Personas Naturales de Lima, con domicilio en Calle Mariscal Blas Cerdeña N° 365, Dpto. 601, distrito de San Isidro, Provincia y Departamento de Lima (en adelante, “CGB” y, conjuntamente con BEI, FDS, HRZ y AGR, los “FIDEICOMITENTES”), sin perjuicio de aquellos que se incorporen como FIDEICOMITENTES mediante la suscripción de la ADENDA DE ADHESIÓN.

II.- En calidad de FIDUCIARIO:

•	LA FIDUCIARIA S.A., con RUC N° 20501842771, con domicilio en calle Los Libertadores N° 155, Piso 8, distrito de San Isidro, provincia y departamento de Lima, debidamente representada por el señor Diego Alberto Uribe Mendoza, identificado con DNI N° 43307782, y por la señorita Isidora María Luisa Sofía Cruz de los Heros, identificada con DNI N° 47090115, según poderes inscritos en los asientos C00084 y C00070, respectivamente, de la Partida Electrónica N° 11263525 del Registro de Personas Jurídicas de Lima (en adelante, “LA FIDUCIARIA”).

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

III.- En calidad de FIDEICOMISARIO:

•	IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP, fondo de inversión constituido bajo las leyes de Escocia, con Partida N° SL34296 del Registrar of Companies de Escocia, con domicilio para estos efectos en 50 La Colomberie, St. Helier, Jersey JE2 4QB , debidamente representado por [●], identificado con [●] N° [●], debidamente facultado según poderes inscritos en los asientos A00001 y A00002 de la Partida Electrónica N° 14490544 del Registro de Personas Jurídicas de Lima (en adelante, el “FIDEICOMISARIO”).

IV.- Con la intervención, en calidad de CUSTODIO, de:

•	BTG PACTUAL PERÚ S.A.C., con RUC N° 20503595819, con domicilio en Av. Santo Toribio N° 173 Dpto. 602, distrito de San Isidro, provincia y departamento de Lima, debidamente representada por el señor José Antonio Blanco Cáceres, identificado con DNI N° 09751404, y por el señor Cristhian Rafael Escalante Uribe, identificado con DNI N° 41914174, según poderes inscritos en la Partida Electrónica N° 11340870 del Registro de Personas Jurídicas de Lima (en adelante, el “CUSTODIO”).

El CONTRATO es otorgado por las PARTES que lo suscriben de acuerdo a los términos y condiciones que figuran en las siguientes cláusulas:

CAPÍTULO I

INTRODUCCIÓN

Cláusula Primera. -      Interpretación

I.	En el CONTRATO, a menos que se indique de otra manera, y sin perjuicio de las disposiciones del Código Civil, deberán aplicarse las siguientes reglas, sujetas al respectivo contexto en que se encuentren consideradas:

(a)	Los términos en singular incluyen el plural y los términos en plural incluyen el singular, salvo para los casos en que se señalan definiciones específicas para el singular y el plural, que deberán ser interpretadas estrictamente con arreglo a dichas definiciones, según se detalla en la siguiente cláusula.

(b)	Las palabras que se refieran al género masculino o femenino incluyen al género opuesto correspondiente.

(c)	Las referencias a leyes o reglamentos deben ser comprendidas e interpretadas como comprensivas de todas las disposiciones legales o reglamentarias que modifiquen, consoliden, enmienden o reemplacen a la LEY o al REGLAMENTO mencionado en el CONTRATO y que se define en la siguiente cláusula.

(d)	Las palabras "incluye" e "incluyendo" deben considerarse que se encuentran seguidas de las palabras “sin encontrarse limitado(a) a”.

(e)	Las referencias a cláusulas, numerales, acápites, literales, adjuntos, anexos y a otros instrumentos contractuales distintos al presente CONTRATO deben considerarse que incluyen todas las modificaciones, extensiones o cambios de éstos.

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(f)	Cualquier enumeración o relación de conceptos donde exista la conjunción disyuntiva “o” comprende a algunos o a todos los elementos de tal enumeración o relación; y cualquier enumeración o relación de conceptos donde exista la conjunción copulativa “y” o “e” incluye a todos y cada uno de los elementos de tal enumeración.

II.	Todas las referencias en el CONTRATO a una cláusula, numeral o acápite, hacen referencia a la cláusula, numeral o acápite correspondiente del mismo. Las referencias en el CONTRATO a una cláusula incluyen todos los numerales y/o párrafos y/o acápites dentro de dicha cláusula y las referencias a un numeral incluyen todos los párrafos y/o acápites dentro de éste.

III.	Los títulos de cada cláusula, numeral, acápite y/o literal utilizados en el CONTRATO son únicamente referenciales y no definirán ni limitarán el contenido de los mismos.

IV.	El CONTRATO se rige, de manera integrada, por las cláusulas contenidas en el mismo.

V.	Los términos en mayúsculas utilizados en el CONTRATO tendrán el significado que se les atribuye en la Cláusula Segunda de este CONTRATO.

Cláusula Segunda:         Definiciones

ACCIONES:

Son, en conjunto, las 33’987,698 acciones que representan el tres punto nueve por ciento (3.9%) del capital social de la SOCIEDAD, detalladas en el ANEXO 1 del presente CONTRATO y cuya titularidad se encuentra debidamente registrada a favor de los FIDEICOMITENTES en CAVALI, así como las ACCIONES ADICIONALES de ser el caso; y, que en virtud del CONTRATO son transferidas en dominio fiduciario a favor del PATRIMONIO FIDEICOMETIDO administrado por LA FIDUCIARIA.

En la fecha de suscripción del presente CONTRATO las ACCIONES están distribuidas entre los FIDEICOMITENTES, según consta en el ANEXO 1. El ANEXO 1 será modificado por las PARTES cada vez que exista una modificación en la distribución de las ACCIONES, que será comunicada oportunamente por las PARTES. Las PARTES acuerdan que el ANEXO 1 será modificado unilateralmente por LA FIDUCIARIA con motivo de la suscripción de ADENDAS DE ADHESIÓN, los aumentos en el capital social de la SOCIEDAD y el ejercicio por los FIDEICOMITENTES del derecho de liquidez de acuerdo a lo previsto en el numeral 6.7 de la Cláusula Sexta del presente CONTRATO.

La definición del término ACCIONES se hace extensiva a cualquier acción de los FIDEICOMITENTES que sean creadas o emitidas y de las cuales sean titulares durante la VIGENCIA DEL FIDEICOMISO, con o sin derecho a voto, incluyendo, pero sin limitarse a, cualquier acción creada

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

o emitida como consecuencia de cualquier: (i) aumento en el capital social de la SOCIEDAD por nuevos aportes de los FIDEICOMITENTES; (ii) re-expresión del capital social de la SOCIEDAD; (iii) cambio de valor nominal en las acciones representativas del capital social de la SOCIEDAD; (iv) conversión de obligaciones y ejercicio de opciones; (v) ajuste por inflación; (vi) capitalización de utilidades, excedentes de revaluación, reservas o préstamos de accionistas; y, (vii) cualquier otro acto o evento que pueda tener consecuencias similares a las descritas en los numerales (i) al (vi) anteriores.

Para efectos de la emisión y suscripción de nuevas acciones por parte de los FIDEICOMITENTES se deberá seguir el procedimiento descrito en el numeral 6.6 de la Cláusula Sexta del presente CONTRATO.
ACCIONES ADICIONALES:

Serán, de acuerdo con lo establecido en la Cláusula 5.9 del presente CONTRATO, las acciones representativas del capital social de la SOCIEDAD de propiedad de los firmantes del TOSA (“Sellers”) que, de ser aplicable, en virtud del numeral 5.6 del TOSA, no pudieron ser aceptadas y transferidas a favor del FIDEICOMISARIO a través de la OPA, y que en virtud de dicho numeral deberán ser transferidas al PATRIMONIO FIDEICOMETIDO una vez culminada la OPA. En caso los firmantes del TOSA (“Sellers”) a los que aplique esta provisión no sean, a su vez, FIDEICOMITENTES según lo indicado en la parte introductoria de este CONTRATO, deberán suscribir la ADENDA DE ADHESIÓN.

Las ACCIONES ADICIONALES serán consideradas ACCIONES para todos los efectos de este CONTRATO, salvo para aquellos aspectos expresamente indicados en este CONTRATO.

ADENDA DE ADHESIÓN:

Será la adenda al presente CONTRATO que suscribirá LA FIDUCIARIA con aquellos accionistas de la SOCIEDAD que se adhieran al presente CONTRATO en el futuro. Las PARTES aceptan que una vez que se suscriban las ADENDAS DE ADHESIÓN, tales accionistas pasarán a formar parte de este CONTRATO y serán considerados FIDEICOMITENTES para todos los efectos; y las acciones que transfieran al PATRIMONIO FIDEICOMETIDO serán ACCIONES bajo este CONTRATO. Esta adenda incluirá también la actualización del ANEXO 1 con la incorporación de los nuevos accionistas. Las PARTES aceptan que la ADENDA sea firmada únicamente por LA FIDUCIARIA, el FIDEICOMISARIO y los accionistas que se adherirán al presente CONTRATO, no siendo necesaria la participación del resto de los FIDEICOMITENTES.

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

ANEXOS:

Son los documentos que constituyen parte integrante del CONTRATO, y tendrán la misma validez y eficacia que el CONTRATO. En tal sentido, cualquier referencia al CONTRATO incluirá a sus ANEXOS, así como cualquier modificación que pudiera acordarse sobre los mismos.

AUDITOR DIRIMENTE:	Será cualquiera de las auditoras listadas en el ANEXO 6 que sea elegido de conformidad con el numeral 6.4.4 de la Cláusula Sexta de este CONTRATO.
AUTORIDAD COMPETENTE:

Es, cualquier entidad de la República del Perú que ejerza funciones ejecutivas, legislativas, judiciales o arbitrales regionales, municipales, regulatorias o administrativas de, o que correspondan, a funciones de gobierno y ejerzan jurisdicción sobre cualquier PERSONA o materias en cuestión, con competencia según las LEYES APLICABLES.

BVL:	Es la Bolsa de Valores de Lima.
CAVALI:	ES CAVALI S.A. I.C.L.V. la Caja de Valores y Liquidaciones de la BVL.
CÓDIGO CIVIL	Es el Código Civil de la República del Perú, aprobado mediante Decreto Legislativo N° 295, y sus normas modificatorias, ampliatorias o sustitutorias.
COMUNICACIÓN DE INCUMPLIMIENTO DE LA CONDICIÓN RESOLUTORIA:

Es la comunicación que será remitida por el FIDEICOMISARIO a LA FIDUCIARIA una vez que no se haya cumplido la CONDICIÓN RESOLUTORIA, según lo establecido en el numeral 5.2 de la Cláusula Quinta del CONTRATO.

CONDICIÓN RESOLUTORIA:

Es la condición resolutoria a la que el presente CONTRATO estará sujeto que consiste en que, culminada la OPA, el FIDEICOMISARIO no alcance participación significativa en el porcentaje establecido en el TOSA. El FIDEICOMISARIO deberá informar a LA FIDUCIARIA en caso se cumpla con la mencionada condición, de acuerdo a lo establecido en el numeral 5.3 de la Cláusula Quinta del presente CONTRATO.

En caso se cumpla con la CONDICIÓN RESOLUTORIA, el presente CONTRATO se resolverá automáticamente. Las PARTES facultan a LA FIDUCIARIA a suscribir una minuta unilateral de terminación del presente CONTRATO en este supuesto.

CONTRAPRESTACIÓN DE LA OPA:	Es la suma dineraria equivalente a S/ [•] ([•] y [•]/100 SOLES) por cada ACCIÓN transferida por los

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

FIDEICOMITENTES a favor del FIDEICOMISARIO en virtud de la OPA.

El monto total de la CONTRAPRESTACIÓN DE LA OPA deberá ser informada por el FIDEICOMISARIO a LA FIDUCIARIA a efectos de que LA FIDUCIARIA pueda realizar las transferencias señaladas en el numeral 6.5.1 de la Cláusula Sexta del presente CONTRATO. En caso LA FIDUCIARIA no reciba dicha información no podrá efectuar dicho pago, sin asumir responsabilidad alguna por ello.

CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS:

Es la suma dineraria equivalente a S/ 0.04 (Cero y 04/100 SOLES) por cada ACCIÓN transferida al PATRIMONIO FIDEICOMETIDO que será pagada en su totalidad por el FIDEICOMISARIO a los FIDEICOMITENTES como contraprestación por el uso de los DERECHOS POLÍTICOS durante el plazo de VIGENCIA DEL FIDEICOMISO en la oportunidad indicada en el numeral 5.2. Esta suma ha sido determinada en función al plazo de VIGENCIA DEL FIDEICOMISO, por lo que deberá entenderse que la CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS a devengarse cada año será igual a S/ 0.04 (Cero y 04/100 SOLES) por cada ACCIÓN transferida al PATRIMONIO FIDEICOMETIDO dividido entre ocho (8) (S/ 0.04 / 8).

CONTRATO:	Es el presente Contrato de Fideicomiso en Garantía, y sus anexos, según haya sido o fuera modificado, ampliado o sustituido en un futuro.
CONVENIO DE RETRIBUCIONES:

Es el instrumento suscrito por LA FIDUCIARIA, el FIDEICOMISARIO y los FIDEICOMITENTES que recoge las comisiones que cobrará LA FIDUCIARIA por las labores detalladas en el presente CONTRATO y las LEYES APLICABLES.

CUENTA EJECUCIÓN:	Es la cuenta en SOLES y/o DÓLARES que LA FIDUCIARIA solicitará abrir a nombre del PATRIMONIO FIDEICOMETIDO, a efectos de administrar los flujos dinerarios producto de la ejecución de las ACCIONES conforme a lo establecido en la Cláusula Octava del presente CONTRATO.

La referida cuenta se denominará “La Fiduciaria – Fid. IG4 – Ejec”.
CUENTA RECAUDADORA:	Es la cuenta en SOLES y/o DÓLARES que LA FIDUCIARIA solicitará abrir a nombre del PATRIMONIO FIDEICOMETIDO, a efectos de administrar los flujos dinerarios producto de los DERECHOS ECONÓMICOS de

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

las ACCIONES conforme a lo establecido en la Cláusula Sexta del CONTRATO.

La referida cuenta se denominará “La Fiduciaria – Fid IG4 – Rec”. La CUENTA RECAUDADORA se abrirá en un primer momento en SOLES.

CUSTODIO:	Es BTG Pactual Perú S.A.C.
DERECHOS ECONÓMICOS:

Son la totalidad de derechos económicos que correspondan a los titulares de las ACCIONES de conformidad con las LEYES APLICABLES, específicamente los descritos en los numerales 1 y 4 del artículo 95° de la Ley General de Sociedades. De forma descriptiva, más no limitativa, estos derechos incluyen el derecho a demandar y recibir el pago de todos los importes y/o la entrega de todos los bienes que por concepto de reparto de utilidades o dividendos -en la modalidad que esta se acuerde en cualquier junta general de accionistas de la SOCIEDAD, adelantos de dividendos, reducciones de capital, liberación de reservas o cualquier otra cuenta que indique una participación en el patrimonio de la SOCIEDAD, o participación en el patrimonio neto resultante de la liquidación de la SOCIEDAD, así como cualquier dividendo en especie que deba ser entregado al respectivo titular de las ACCIONES (incluyendo nuevas acciones producto de la capitalización de utilidades), en su condición de accionista de la SOCIEDAD; de conformidad con lo previsto en el pacto social y estatuto social de la SOCIEDAD, las LEYES APLICABLES y cualquier pacto de accionistas o cualquier otro tipo de acuerdo que derive derechos o beneficios económicos derivado de las ACCIONES.

DERECHOS POLÍTICOS:	Son: (i) todos los derechos políticos que le corresponden a los titulares de las ACCIONES, los cuales, conforme a lo dispuesto en las LEYES APLICABLES, específicamente en los numerales 2, 3 y 5 del artículo 95° de la Ley General de Sociedades, incluyen la facultad de convocar, asistir, definir y votar en todos los puntos de la agenda y en cualquier sentido y sin limitación, en cualquier junta de accionistas de la SOCIEDAD, la facultad de designar y/o remover a los miembros de los órganos societarios de administración, gestión y dirección de la SOCIEDAD, así como a designar y/o remover a cualquier representante o apoderado de las mismas; (ii) todos los derechos que le otorgan la facultad a los FIDEICOMITENTES, derivados de las ACCIONES, de supervisar y fiscalizar a los órganos societarios de administración, gestión y dirección de la SOCIEDAD; y, (iii) todos los demás derechos políticos que correspondan a los titulares de las ACCIONES, de

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

conformidad con lo previsto en el pacto social y estatuto social de la SOCIEDAD, la Ley General de Sociedades y otras LEYES APLICABLES y cualquier pacto de accionistas o cualquier otro tipo de acuerdo que derive derechos políticos derivados de las ACCIONES.

DÍA DE RUEDA:

Es cualquier día debidamente declarado por la AUTORIDAD COMPETENTE y la LEYES APLICABLES, en el cual las Sociedades Agentes de Bolsa y Agentes de Bolsa están autorizados para concretan operaciones de compra y venta de valores, previamente inscritos en los registros de la Bolsa de Valores de Lima, bajo diversas modalidades.

DÍA HÁBIL:

Es cualquier día, distinto de sábado, domingo o un feriado, debidamente declarado por la AUTORIDAD COMPETENTE, en el cual los bancos comerciales estén autorizados u obligados según la LEY APLICABLE a abrir sus oficinas en la ciudad de Lima y la Provincia Constitucional del Callao.

DIVIDENDOS

Es cualquier suma dineraria correspondiente a los DERECHOS ECONÓMICOS de las ACCIONES desde la fecha en que se produzca la COMUNICACIÓN DE INCUMPLIMIENTO DE LA CONDICIÓN RESOLUTORIA; y se harán pagaderos cuando, y solo si, la SOCIEDAD acuerda distribuir dividendos o hacer reducciones de capital con entrega del valor nominal amortizado o del importe correspondiente a la participación en el patrimonio neto de la SOCIEDAD, en efectivo con respecto a las ACCIONES.

La distribución de los DIVIDENDOS se realizará conforme a lo establecido en los numerales 6.4 y 6.5 del presente CONTRATO.
DÓLARES:	Es la moneda de curso legal de los Estados Unidos de América.
EVENTO DE INCUMPLIMIENTO:

Será cualquiera de los siguientes: (i) la negativa o resistencia de uno o más de los FIDEICOMITENTES a transferir sus ACCIONES conforme a lo requerido por este CONTRATO ante el ejercicio del Drag Along por el FIDEICOMISARIO, de acuerdo a lo previsto en el numeral 6.8 de la Cláusula Sexta del presente CONTRATO; (ii) la omisión de cualquier obligación de pago de responsabilidad de los FIDEICOMITENTES de acuerdo a lo previsto en el presente CONTRATO incluyendo, pero sin limitarse a los previstos en la Cláusula Décima de este CONTRATO; y (iii) cualquier otro incumplimiento por parte de uno o más de los FIDEICOMITENTES, de sus

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

obligaciones bajo este CONTRATO que sea calificado como un “Evento de Incumplimiento” bajo el presente CONTRATO.

Los EVENTOS DE INCUMPLIMIENTO se entenderán configurados en la fecha en que se indica en el día en que ocurran.

FIDEICOMISARIO:	IG4 Capital Infrastructure Investments LP.
FIDEICOMITENTES:

Son, de manera conjunta, BEI, FDS, HRZ, AGR y CGB, así como aquellos terceros accionistas de la SOCIEDAD que hayan suscrito la ADENDA DE ADHESIÓN conforme a lo indicado en la Cláusula Vigésimo Octava de este CONTRATO.

GRUPO ECONÓMICO:

Tiene el significado que se le asigna en el Reglamento de Propiedad Indirecta, Vinculación y Grupos Económicos, aprobado mediante Resolución SMV N° 019-2015-SMV-01, según haya sido o pueda ser modificado de tiempo en tiempo.

HONORARIOS DE DESEMPEÑO:	Tiene el significado asignado en el numeral 6.5 de la Cláusula Sexta del presente CONTRATO.
LA FIDUCIARIA:

Es La Fiduciaria S.A., quien declara ser una sociedad anónima constituida y en existencia de conformidad con la legislación de la República del Perú, autorizada para operar como Empresa de Servicios Fiduciarios por la SBS, de conformidad con la Resolución SBS N° 243-2001, de fecha 30 marzo de 2001, encontrándose facultada para administrar patrimonios fideicometidos.

LEY:

Es la Ley General del Sistema Financiero, del Sistema de Seguros y Administradoras de Fondos de Pensiones y Orgánica de la SBS, promulgada mediante Ley N° 26702, conforme haya sido o pueda ser modificada de tiempo en tiempo.

LEYES APLICABLES:

Son, en general, todas las leyes, decretos, normas legales de cualquier rango y naturaleza emitidas por cualquier AUTORIDAD COMPETENTE, incluyendo el Código Civil, tal como estén vigentes en el Perú al momento de suscripción por las PARTES y según puedan ser modificadas en el futuro.

NOTIFICACIÓN DE EJECUCIÓN:

Es la notificación –sustancialmente de acuerdo al modelo establecido en el ANEXO 2– que remitirá el FIDEICOMISARIO, por conducto notarial, a LA FIDUCIARIA, con copia a los FIDEICOMITENTES, mediante la cual les comunicará: (i) que se ha verificado un EVENTO

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DE INCUMPLIMIENTO, y (ii) le solicita se proceda a ejecutar las ACCIONES, de acuerdo a lo establecido en la Cláusula Octava del CONTRATO.
OBLIGACIONES GARANTIZADAS:

Son, sin limitación alguna, todas las obligaciones directas y/o indirectas, asumidas por los FIDEICOMITENTES que se encuentren reguladas, se deriven y/o se encuentren relacionadas con el presente CONTRATO y, en particular, (i) las obligaciones de pago establecidas en el numeral 6.5 de la Cláusula Sexta del presente CONTRATO; (ii) la obligación de pagar cualesquiera otras sumas de dinero adeudadas por los FIDEICOMITENTES; y (iii) las obligaciones de vender sus ACCIONES cuando el FIDEICOMISARIO ejerza el Drag Along, o el derecho de adquisición preferente previsto en el numeral 6.7 de la Cláusula Sexta del presente CONTRATO.

OPA:

Es la oferta pública de adquisición (OPA) que será lanzada por el FIDEICOMISARIO a favor de todos los accionistas de la SOCIEDAD con el objeto de adquirir acciones con derecho a voto de la SOCIEDAD, por una cantidad que se encuentre entre el diez punto setenta y ocho por ciento (10.78%) y diecisiete punto cuarenta y dos por ciento (17.42%) del capital social, según lo establecido en el TOSA.

PARTES:	Son, conjuntamente: (i) cada uno de los FIDEICOMITENTES; (ii) el FIDEICOMISARIO; y, (iii) LA FIDUCIARIA.
PATRIMONIO FIDEICOMETIDO:

Es el patrimonio autónomo constituido por las ACCIONES, junto con todos los derechos que emanen de las mismas. Se incluye dentro de estos derechos, los derechos de cobro y flujos dinerarios derivados de cualquier venta de las ACCIONES (con excepción de los flujos producto de venta de las ACCIONES ADICIONALES conforme a lo establecido en el numeral 6.7.1 de la Cláusula Sexta del presente CONTRATO) que realicen los FIDEICOMITENTES de manera directa, una vez que las ACCIONES sean liberadas del PATRIMONIO FIDEICOMETIDO, según lo establecido en el presente CONTRATO.

Las PARTES señalan de manera expresa que el cien por ciento (100%) del PATRIMONIO FIDEICOMETIDO está destinado a servir como garantía del cumplimiento de las OBLIGACIONES GARANTIZADAS.

PERSONA:	Es cualquier persona natural o jurídica, asociación de hecho o de derecho, fideicomiso, entidad del gobierno o similar.

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REGLAMENTO:	Es el Reglamento del Fideicomiso y de las Empresas de Servicios Fiduciarios, aprobado mediante Resolución SBS N° 1010-99 y sus ampliatorias, modificatorias o sustitutorias.
SAB:	Es BTG PACTUAL PERÚ S.A. SAB
SBS:	Es la Superintendencia de Banca, Seguros y Administradoras de Fondos de Pensiones, así como cualquier entidad que la sustituya en sus funciones.
SMV:	Es la Superintendencia del Mercado de Valores, así como cualquier entidad que la sustituya en sus funciones.
SOCIEDAD:	Es Graña y Montero S.A.A.
SOLES:	Es la moneda de curso legal en la República del Perú.
TOSA	Es el Tender Offer Support Agreement suscrito por los FIDEICOMITENTES y el FIDEICOMISARIO con fecha [•] de [agosto] de 2020.
VIGENCIA DEL FIDEICOMISO	Es el plazo establecido en la Cláusula Décimo Segunda de este CONTRATO.

Cláusula Tercera:          Antecedentes

3.1	El FIDEICOMISARIO es una firma alternativa de inversión, establecida en el año 2016, dedicada a la inversión y administración de activos especializada en inversión en capital privado.

3.2	El FIDEICOMISARIO y los FIDEICOMITENTES han suscrito el TOSA, a efectos de que, dentro del plazo establecido en el TOSA, el FIDEICOMISARIO lance la OPA.

3.3	Por medio del presente CONTRATO, los FIDEICOMITENTES, como titulares de las ACCIONES de la SOCIEDAD, transfieren las ACCIONES al PATRIMONIO FIDEICOMETIDO.

3.4	Sin perjuicio de lo señalado en el numeral 3.3 anterior, el presente CONTRATO estará sujeto al cumplimiento de la CONDICIÓN RESOLUTORIA.

Cláusula Cuarta:            Objeto del CONTRATO

4.1	El objeto del presente CONTRATO es la constitución de un fideicomiso en garantía, con carácter irrevocable, para lo cual, los FIDEICOMITENTES, de conformidad con lo establecido en el artículo 241° de la LEY, en la fecha de firma de este CONTRATO transfieren las ACCIONES en dominio fiduciario a favor de LA FIDUCIARIA, así como todo lo que de hecho y por derecho le corresponde a las mismas, de acuerdo a los términos establecidos en el CONTRATO.

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4.2	La finalidad del CONTRATO es que LA FIDUCIARIA cumpla con administrar el PATRIMONIO FIDEICOMETIDO, incluyendo los DERECHOS ECONÓMICOS y DERECHOS POLÍTICOS, según lo establecido en el presente CONTRATO y, además, el PATRIMONIO FIDEICOMETIDO sirva como garantía del cumplimiento de las OBLIGACIONES GARANTIZADAS.

CAPÍTULO II

DECLARACIONES, TRANSFERENCIA FIDUCIARIA Y DEL PATRIMONIO FIDEICOMETIDO

Cláusula Quinta:            De la transferencia fiduciaria

5.1.

En la fecha de suscripción de este CONTRATO, se transfieren las ACCIONES en dominio fiduciario al PATRIMONIO FIDEICOMETIDO y, el FIDEICOMISARIO transfiere el importe correspondiente a la CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS a una cuenta custodia administrada por el CUSTODIO, de acuerdo a lo regulado en la Sección 2.2(b)(i) del TOSA.

5.2.

Culminada la OPA, y en caso el FIDEICOMISARIO alcance participación significativa en la cantidad indicada en la Sección 6.3(c) del TOSA, el FIDEICOMISARIO deberá remitir ese mismo día (y en ningún caso excediendo el plazo máximo de veinticuatro (24) horas) a LA FIDUCIARIA y al CUSTODIO, con copia a los Sellers a las direcciones establecidas en el Section 8.1(b) del TOSA, la COMUNICACIÓN DE INCUMPLIMIENTO DE LA CONDICIÓN RESOLUTORIA. En caso la COMUNICACIÓN DE INCUMPLIMIENTO DE LA CONDICIÓN RESOLUTORIA sea recibida por el CUSTODIO antes de las 15:30 horas del día de finalización de la OPA, entonces, ese mismo día, el CUSTODIO transferirá la totalidad de los fondos referidos en el numeral 5.1 anterior depositados en la cuenta custodia a las cuentas bancarias de los FIDEICOMITENTES que estos le hubieren comunicado oportunamente. En caso la COMUNICACIÓN DE INCUMPLIMIENTO DE LA CONDICIÓN RESOLUTORIA sea recibida con posterioridad a la hora indicada, entonces el CUSTODIO efectuará la transferencia el DÍA HÁBIL siguiente.

5.3.

En caso se cumpla la CONDICIÓN RESOLUTORIA, el presente CONTRATO quedará resuelto automáticamente, por lo cual, al DÍA HÁBIL siguiente de culminada la OPA, el FIDEICOMISARIO enviará a LA FIDUCIARIA y al CUSTODIO una comunicación informando el cumplimiento o incumplimiento de la CONDICIÓN RESOLUTORIA.

De ser recibida la comunicación mencionada en el párrafo anterior señalando que se cumplió con la CONDICIÓN RESOLUTORIA, o de no recibirse la comunicación durante el DÍA HÁBIL siguiente de culminada la OPA, se entenderá que se cumplió la CONDICIÓN RESOLUTORIA y deberá realizarse lo siguiente: (i) LA FIDUCIARIA deberá restituir las ACCIONES a favor de los FIDEICOMITENTES, incluyendo mas no limitando a comunicar este evento a CAVALI dentro del segundo DÍA HÁBIL siguiente a la culminación de la OPA; y (ii) el CUSTODIO deberá devolver el importe correspondiente a la CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS al FIDEICOMISARIO una vez que reciba la constancia por parte de LA FIDUCIARIA indicando que el presente CONTRATO ha quedado resuelto y que CAVALI ha registrado la transferencia de las ACCIONES a favor de los FIDEICOMITENTES.

Se deja expresa constancia que, de cumplirse la CONDICIÓN RESOLUTORIA, los FIDEICOMITENTES tendrán derecho al ejercicio de los DERECHOS POLÍTICOS y los DERECHOS ECONÓMICOS aun cuando las ACCIONES permanezcan en el

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PATRIMONIO FIDEICOMETIDO.

Las PARTES se comprometen a suscribir todos los documentos públicos y/o privados necesarios para formalizar la resolución del presente CONTRATO, su posterior inscripción en el Registro Mobiliario de Contratos de la Superintendencia Nacional de los Registros Públicos y ante cualquier otra AUTORIDAD COMPETENTE. Sin perjuicio de ello, las PARTES facultan a LA FIDUCIARIA a suscribir unilateralmente la terminación del CONTRATO.

5.4

Queda precisado que la presente transferencia del dominio fiduciario de las ACCIONES que realizan los FIDEICOMITENTES a favor de LA FIDUCIARIA, incluye todo aquello que de hecho o por derecho corresponda a las ACCIONES, por lo que LA FIDUCIARIA es quien tendrá la calidad de titular del dominio fiduciario sobre las mismas, con pleno derecho de administración, uso, disposición y reivindicación, dentro de los alcances y límites señalados en el presente CONTRATO, la LEY y el REGLAMENTO. Se deja establecido, que la transferencia incluye los derechos de cobro y flujos dinerarios derivado de la venta de las ACCIONES, que sea realizada de manera directa por los FIDEICOMITENTES, previa restitución de las mismas por parte de LA FIDUCIARIA al FIDEICOMITENTE correspondiente.

5.5	LA FIDUCIARIA manifiesta su aceptación en asumir las ACCIONES en dominio fiduciario y ejercer todos los actos necesarios sobre el PATRIMONIO FIDEICOMETIDO, para cumplir la finalidad del presente CONTRATO.

5.6	Los FIDEICOMITENTES se obligan a suscribir toda la documentación –pública o privada- y realizar todas las gestiones de su cargo que sean necesarias para formalizar la transferencia en dominio fiduciario de las ACCIONES a favor de LA FIDUCIARIA.

5.7	Asimismo, los FIDEICOMITENTES se obligan a entregar a LA FIDUCIARIA, al DÍA HÁBIL siguiente de la suscripción del presente CONTRATO la constancia de transferencia de las ACCIONES al PATRIMONIO FIDEICOMETIDO.

5.8	Se deja expresa constancia que la transferencia fiduciaria de las ACCIONES no producirá alteraciones, modificaciones ni transformaciones en las mismas, recibiéndolas LA FIDUCIARIA en las mismas condiciones en las que las tienen los FIDEICOMITENTES.

5.9	Las PARTES acuerdan que, en caso se produzca el supuesto descrito en el numeral 5.6 del TOSA y los firmantes del TOSA (“Sellers”) no puedan transferir acciones representativas del capital social de la SOCIEDAD a favor del FIDEICOMISARIO a través de la OPA, entonces deberán transferir las ACCIONES ADICIONALES al PATRIMONIO FIDEICOMETIDO, y suscribir la ADENDA DE ADHESIÓN en caso se trate de firmantes del TOSA (“Sellers”) que no sean, a su vez, FIDEICOMITENTES según lo indicado en la parte introductoria de este CONTRATO. Se deja expresa constancia que el FIDEICOMISARIO no se encontrará obligado al pago de la CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS respecto de las ACCIONES ADICIONALES.

Cláusula Sexta:	Administración del PATRIMONIO FIDEICOMETIDO

6.1	De la anotación de la transferencia fiduciaria sobre las ACCIONES

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En el mismo DÍA HÁBIL en el que se suscriba el presente CONTRATO, los FIDEICOMITENTES deberán emitir la respectiva instrucción a la SAB, para que esta a su vez, emita una instrucción a CAVALI, para que registre y transfiera en dominio fiduciario a favor de LA FIDUCIARIA las ACCIONES a una cuenta designada por la misma en virtud del presente CONTRATO. Para dichos efectos, la SAB otorgará un número RUT para el PATRIMONIO FIDEICOMETIDO a efectos de poder registrar a LA FIDUCIARIA, en ejercicio del dominio fiduciario del PATRIMONIO FIDEICOMETIDO, como titular de las ACCIONES.

Una vez obtenida la certificación de CAVALI mediante la cual se evidencia la inscripción de la transferencia en dominio fiduciario de las ACCIONES, los FIDEICOMITENTES causarán que la SAB envíe la misma a LA FIDUCIARIA. LA FIDUCIARIA coadyuvará en dicho trámite y realizará las coordinaciones con la SAB que sean necesarias.

6.2

De los DERECHOS POLÍTICOS de las ACCIONES

Los DERECHOS POLÍTICOS de las ACCIONES serán ejercidos por el FIDEICOMISARIO de manera directa y a su sola voluntad. En consecuencia, por medio de la presente los FIDEICOMITENTES instruyen a LA FIDUCIARIA para que entregue los DERECHOS POLÍTICOS a favor del FIDEICOMISARIO por medio del presente CONTRATO.

En tal sentido, desde la fecha de suscripción del presente CONTRATO (y sujeto a que se reciba la COMUNICACIÓN DE INCUMPLIMIENTO DE LA CONDICIÓN RESOLUTORIA) y hasta que las ACCIONES dejen de formar parte del PATRIMONIO FIDEICOMETIDO (ya sea por la terminación del CONTRATO u otra razón), será el FIDEICOMISARIO quien ejerza los DERECHOS POLÍTICOS, incluyendo la asistencia a las Juntas Generales de Accionistas de la SOCIEDAD en pleno ejercicio de los DERECHOS POLÍTICOS entregados por LA FIDUCIARIA. Lo señalado en el presente párrafo será sin perjuicio de lo previsto en el numeral 6.6 de la presente Cláusula, en virtud de la cual los FIDEICOMITENTES podrán ejercer su derecho de suscripción preferente de acciones según lo allí regulado.

Queda claramente establecido que, en ejercicio de los DERECHOS POLÍTICOS, el FIDEICOMISARIO podrá suscribir documentos societarios (actas de juntas general, comités, etc.) en los que se requiera la participación del PATRIMONIO FIDEICOMETIDO. Sin perjuicio de ello, siempre que el FIDEICOMISARIO suscriba cualquier documento en el que participe el PATRIMONIO FIDEICOMETIDO, deberá remitir copia del mismo a LA FIDUCIARIA dentro de los tres (3) DÍAS HÁBILES a su suscripción.

El FIDEICOMISARIO se encargará de cualquier trámite y/o procedimiento frente a la SOCIEDAD derivado de la suscripción de los documentos anteriormente mencionados.

El FIDEICOMISARIO deberá remitir copia de las actas de las mencionadas juntas a LA FIDUCIARIA y a los FIDEICOMITENTES para su archivo correspondiente, una vez que las mismas estén completamente firmadas.

Los FIDEICOMITENTES no asumen responsabilidad alguna frente al

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FIDEICOMISARIO, AUTORIDAD COMPETENTE ni ningún tercero por el ejercicio de los DERECHOS POLÍTICOS de las ACCIONES por parte del FIDEICOMISARIO, conforme a lo establecido en el presente CONTRATO o por las decisiones, acciones u omisiones que el FIDEICOMISARIO pueda tomar a partir del ejercicio de los DERECHOS POLÍTICOS sobre las ACCIONES. El FIDEICOMISARIO declara expresamente que todas las decisiones que adopte o decida no adoptar corresponden única y exclusivamente a su libertad de decisión y que, por lo tanto, sus consecuencias y efectos son de su exclusiva responsabilidad.

6.3

De los DERECHOS ECONÓMICOS de las ACCIONES

Durante la VIGENCIA DEL FIDEICOMISO, los fondos derivados de los DERECHOS ECONÓMICOS serán administrados por LA FIDUCIARIA a través de la CUENTA RECAUDADORA, en el entendimiento que la SOCIEDAD transferirá los DERECHOS ECONÓMICOS y depositará cualquier suma que provenga de los mismos en la CUENTA RECAUDADORA directamente.

Los montos que se depositen en la CUENTA RECAUDADORA serán administrados por LA FIDUCIARIA de acuerdo a lo establecido en el numeral 6.4 de la presente Cláusula.

En caso, por cualquier motivo, la SOCIEDAD y/o la SAB depositen dichos montos en una cuenta de titularidad de los FIDEICOMITENTES o FIDEICOMISARIO, estos se obligan a transferir los mismos a la CUENTA RECAUDADORA, dentro de los dos (2) DÍAS HÁBILES siguientes de haberlos recibido.

6.4

De la CUENTA RECAUDADORA

A más tardar dentro de los cinco (5) DÍAS HÁBILES siguientes de la fecha en que el FIDEICOMISARIO realice la solicitud correspondiente a LA FIDUCIARIA (cuando corresponda depositar los primeros fondos derivados de los DERECHOS ECONÓMICOS), LA FIDUCIARIA solicitará abrir en el banco que le sea indicado previamente y por escrito por el FIDEICOMISARIO, entre el Banco de Crédito del Perú, el BBVA y el Scotiabank, la CUENTA RECAUDADORA, a efecto de administrar los fondos provenientes de los DERECHOS ECONÓMICOS.

Para el mejor desempeño de sus funciones, LA FIDUCIARIA podrá contratar los servicios bancarios brindados por el banco mencionado en el párrafo anterior, que sean necesarios para la adecuada administración del PATRIMONIO FIDEICOMETIDO.

Dentro de los dos (2) DÍAS HÁBILES siguientes de abierta la CUENTA RECAUDADORA, LA FIDUCIARIA comunicará el número de la misma a las PARTES. Asimismo, comunicará dicho número a la SAB a efecto de que esta cumpla con depositar los fondos derivados de los DERECHOS ECONÓMICOS en dicha cuenta.

Para efectos del ITF, se considerará como titular de la CUENTA RECAUDADORA a [·], sin perjuicio de que dicho concepto será asumido por todos los FIDEICOMITENTES a prorrata de su participación en PATRIMONIO FIDEICOMETIDO.

Cada vez que se vaya a producir una distribución de DERECHOS ECONÓMICOS, el

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FIDEICOMISARIO deberá enviar una comunicación a LA FIDUCIARIA y a los FIDEICOMITENTES informando la fecha en la que se producirá la misma, con una anticipación de por lo menos dos (2) DÍAS HÁBILES a dicha fecha. Asimismo, cuando se lleve a cabo la venta de las ACCIONES conforme lo permite este CONTRATO, los FIDEICOMITENTES deberán comunicar de la misma a LA FIDUCIARIA y deberán asegurarse que los fondos de dicha venta sean depositados en la CUENTA RECAUDADORA.

En dicha fecha, siempre y cuando LA FIDUCIARIA hubiera recibido el aviso de solicitud de distribución con al menos dos (2) DÍAS HÁBILES, y siempre que LA FIDUCIARIA no haya recibido una NOTIFICACIÓN DE EJECUCIÓN, los fondos que se acrediten en la CUENTA RECAUDADORA derivados de los DERECHOS ECONÓMICOS o de la venta de las ACCIONES serán administrados por LA FIDUCIARIA de la siguiente manera:

6.4.1	En primer lugar, se pagarán los tributos que se adeuden con relación a las ACCIONES y los DERECHOS ECONÓMICOS que conforman el PATRIMONIO FIDEICOMETIDO, producto de la administración de este último por LA FIDUCIARIA de acuerdo con el CONTRATO (dejándose expresa constancia que el concepto de tributos previsto en esta prelación no incluye el Impuesto General a las Ventas con relación a la DISTRIBUCIÓN DE DERECHOS ECONÓMICOS o venta de las ACCIONES que corresponda pagar al FIDEICOMITENTE). A efecto de determinar los tributos adeudados, el FIDEICOMISARIO deberá enviar a LA FIDUCIARIA toda la información necesaria incluyendo, más no limitándose a, el acta de junta general de accionistas donde se acuerde dicha distribución para que LA FIDUCIARIA pueda determinar la tasa del impuesto a la renta aplicable. LA FIDUCIARIA, de considerarlo necesario, podrá solicitar a los FIDEICOMITENTES que le remitan información complementaria que pueda ayudar a determinar los tributos adeudados.

6.4.2	En segundo lugar, para cubrir los gastos y costos que se generen como consecuencia de la constitución, administración y defensa del PATRIMONIO FIDEICOMETIDO en que incurra LA FIDUCIARIA o el FIDEICOMISARIO, de acuerdo a lo establecido en la Cláusula Vigésimo Primera del presente CONTRATO. Estos montos serán descontados y cobrados, en primer lugar, de los pagos señalados en el numeral 6.5 siguiente que se debe pagar al FIDEICOMISARIO. Solo en caso dichos honorarios no sean suficientes para cubrir los mencionados gastos y costos, se utilizarán los DERECHOS ECONÓMICOS remanentes para cubrir los mismos. En este escenario, los FIDEICOMITENTES podrán repetir contra el FIDEICOMISARIO para recuperar los montos cargados por LA FIDUCIARIA.

6.4.3	En tercer lugar, para cubrir la retribución que pudiera estar adeudando el FIDEICOMISARIO a LA FIDUCIARIA bajo el CONVENIO DE RETRIBUCIONES. Dicha retribución será descontada y cobrada, en primer lugar, de los pagos señalados en el numeral 6.5 siguiente que se debe pagar al FIDEICOMISARIO. Solo en caso dichos honorarios no sean suficientes para cubrir la retribución de LA FIDUCIARIA, se utilizarán los DERECHOS ECONÓMICOS remanentes para cubrir la mencionada retribución. En este escenario, los FIDEICOMITENTES podrán repetir contra el FIDEICOMISARIO para recuperar

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los montos cargados por LA FIDUCIARIA.

6.4.4

En cuarto lugar, para cubrir (i) los pagos a los FIDEICOMITENTES y el adelanto de los HONORARIOS DE DESEMPEÑO (según se define más adelante) a favor del FIDEICOMISARIO detallados en el numeral 6.5 de la presente Cláusula; y (ii) la devolución de la CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS referida en el numeral 6.10 de la presente Cláusula.

Para efectos de lo dispuesto en este numeral el FIDEICOMISARIO deberá remitir a LA FIDUCIARIA –con copia a los FIDEICOMITENTES– el cálculo de los pagos a que se refiere el párrafo anterior; o, la devolución de la CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS, a más tardar dentro de los cinco (5) DÍAS HÁBILES siguientes de la fecha de reparto de los DIVIDENDOS o la liquidación de la venta de las ACCIONES; o, la devolución de la CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS referida en el numeral 6.10 de la presente Cláusula, según sea aplicable.

Del mismo modo, hasta el DÍA HÁBIL anterior a la fecha de reparto de los DERECHOS ECONÓMICOS o liquidación de la venta de las ACCIONES, salvo por las ACCIONES ADICIONALES, cualquiera de los FIDEICOMITENTES podrá cuestionar el cálculo efectuado por el FIDEICOMISARIO, para lo que deberá enviar una comunicación al FIDEICOMISARIO, con copia a LA FIDUCIARIA, mediante la cual se cuestiona el cálculo realizado por el FIDEICOMISARIO. En caso el FIDEICOMISARIO y el(los) FIDEICOMITENTE(S) no hubieran resuelto la disputa en el cálculo en un plazo máximo de diez (10) DÍAS HÁBILES, lo cual deberá ser comunicado a LA FIDUCIARIA por el(los) FIDEICOMITENTE(S) y el FIDEICOMISARIO de forma conjunta, LA FIDUCIARIA (i) retendrá el monto en disputa en la CUENTA RECAUDADORA; (ii) el monto no disputado será entregado a los FIDEICOMITENTES y al FIDEICOMISARIO, según corresponda; y, (iii) liberará el monto retenido según el numeral (i) anterior una vez que el AUDITOR DIRIMENTE emita su decisión final. La disputa será referida al AUDITOR DIRIMENTE y resuelta por este, de acuerdo a lo establecido en el siguiente párrafo, sin que ninguna de las PARTES tenga derecho a intereses por el tiempo que el referido monto permaneció retenido.

Las disputas referidas en el párrafo anterior serán referidas al AUDITOR DIRIMENTE para su resolución mediante un arbitraje técnico, con sede en Lima, Perú. Para tal efecto, dentro de los tres (3) DÍAS HÁBILES siguientes al vencimiento del plazo de diez (10) DÍAS HÁBILES señalado en el párrafo anterior, el(los) FIDEICOMITENTE(S) aplicables y el FIDEICOMISARIO deberá(n) elegir y comunicar por escrito al AUDITOR DIRIMENTE su elección como AUDITOR DIRIMENTE de entre los bancos de inversión listados en el ANEXO 6, con copia a LA FIDUCIARIA. En caso el(los) FIDEICOMITENTE(S) aplicables y el FIDEICOMISARIO no se hubiesen puesto de acuerdo en la elección del AUDITOR DIRIMENTE en el plazo señalado, el AUDITOR DIRIMENTE será el primero de los listados en el ANEXO 6 y cualquiera del o de los FIDEICOMITENTE(S) aplicables o el FIDEICOMISARIO podrá comunicárselo por escrito, con copia a LA FIDUCIARIA.

El AUDITOR DIRIMENTE deberá emitir una decisión final contenida en un

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laudo únicamente respecto a los elementos en disputa sobre los cuales los FIDEICOMITENTES y el FIDEICOMISARIO no hayan llegado a un acuerdo, teniendo en cuenta, de ser el caso, la regulación descrita en el numeral 6.5 de la presente Cláusula y la regulación sobre devolución de la CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS contemplada en el numeral 6.10 de la presente Cláusula, sin realizar interpretaciones del texto del CONTRATO. Cualquier comunicación de las PARTES al AUDITOR DIRIMENTE deberá realizarse con copia a las otras PARTES. En el documento de contratación del AUDITOR DIRIMENTE, que deberá ser suscrito por el(los) FIDEICOMITENTE(S) aplicables y el FIDEICOMISARIO, deberá incluirse como obligaciones del cargo del AUDITOR DIRIMENTE: (i) realizar sus mejores esfuerzos para emitir una decisión final dentro de los veinte (20) DÍAS HÁBILES siguientes a su contratación, y, en cualquier caso, tan pronto como sea posible, y (ii) que para efectos de emitir una decisión final solo podrá considerar, en lo que resulte pertinente, la regulación descrita en el numeral 6.5 de la presente Cláusula y la devolución de la CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS contemplada en el presente CONTRATO, así como aquellas comunicaciones de las PARTES que fueron remitidas al AUDITOR DIRIMENTE con copia a las otras PARTES. Los FIDEICOMITENTES o el FIDEICOMISARIO, según sea aplicable, deberán presentar el sustento razonable que apoye su postura sobre los elementos en disputa, así como cualquier otra información que razonablemente sea solicitada por el AUDITOR DIRIMENTE. Se deja expresa constancia que LA FIDUCIARIA únicamente estará obligada a presentar información, a solicitud del AUDITOR DIRIMENTE, respecto de aquellas obligaciones que ha recibido en su condición de titular de las ACCIONES o administrador del PATRIMONIO FIDEICOMETIDO (p.e. dividendos repartidos u honorarios pagados al FIDEICOMISARIO), por lo que no se encontrará obligada a producir o entregar información que excede lo anterior, incluyendo mas no limitándose, al cálculo del precio de las ACCIONES, ganancia de capital sobre las misma, rendimientos, etc. Las comunicaciones siempre deberán ser remitidas al AUDITOR DIRIMENTE con copia a la otra PARTE. La decisión final que emita el AUDITOR DIRIMENTE deberá incluir los cálculos relevantes respecto de los elementos en disputa. La decisión final emitida por el AUDITOR DIRIMENTE, y contenida en el laudo, será final, inimpugnable y vinculante para las PARTES. Los honorarios y gastos del AUDITOR DIRIMENTE serán asumidos por la PARTE cuyos elementos en disputa, acumulativamente, se distanciaron más de los valores de los elementos de disputa determinados por el AUDITOR DIRIMENTE.

La decisión del AUDITOR DIRIMENTE será firme e inapelable, por lo que las PARTES se sujetarán a su decisión.

Los honorarios y gastos derivados de la contratación del AUDITOR DIRIMENTE serán asumidas por la PARTE que perdió la disputa o por aquella PARTE cuyo valor de determinación fue más lejano al monto final determinado por el AUDITOR DIRIMENTE.

6.4.5	En quinto lugar, y en caso exista un remanente, este será transferido a los FIDEICOMITENTES en la cuenta que para tal efecto comuniquen oportunamente a LA FIDUCIARIA.

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En caso el FIDEICOMISARIO remita a LA FIDUCIARIA una NOTIFICACIÓN DE EJECUCIÓN, los fondos remanentes señalados en el numeral 6.4.5 anterior serán retenidos por LA FIDUCIARIA en la CUENTA RECAUDADORA hasta recibir instrucciones del FIDEICOMISARIO para liberar los mismos a los FIDEICOMITENTES o transferirlos al FIDEICOMISARIO o a terceros, según corresponda.

6.5

Los HONORARIOS DE DESEMPEÑO

Las Partes dejan expresa constancia que el FIDEICOMISARIO tendrá derecho a percibir un honorario de desempeño por la rentabilidad que obtengan los FIDEICOMITENTES por el ejercicio de los DERECHOS POLÍTICOS sobre las ACCIONES por parte del FIDEICOMISARIO (los “HONORARIOS DE DESEMPEÑO”). Se deja expresa constancia que el FIDEICOMISARIO no tendrá derecho a percibir los HONORARIOS DE DESEMPEÑO respecto de las ACCIONES ADICIONALES. En tal sentido, toda referencia a ACCIONES en este numeral 6.5 de la Cláusula Sexta excluye a las ACCIONES ADICIONALES.

Un Primer Tramo de los HONORARIOS DE DESEMPEÑO será equivalente al uno punto cincuenta y ocho por ciento (1.58%) anual compuesto calculado sobre la CONTRAPRESTACIÓN DE LA OPA y será pagado al FIDEICOMISARIO en la fecha de transferencia de las ACCIONES o a la culminación de la VIGENCIA DEL FIDEICOMISO (el “Primer Tramo de los HONORARIOS DE DESEMPEÑO”), siempre que la ganancia de capital (la “Ganancia de Capital”) de los FIDEICOMITENTES sea superior al ocho por ciento (8.0%) anual compuesto calculado sobre la CONTRAPRESTACIÓN DE LA OPA (el “Primer Tramo de los FIDEICOMITENTES”).

Para estos efectos, la Ganancia de Capital será igual a (i) el valor de mercado de las ACCIONES (para el caso de vencimiento de la VIGENCIA DEL FIDEICOMISO) según ello sea calculado de acuerdo al literal 6.5.1(e) siguiente o el precio de transferencia de las ACCIONES de acuerdo a lo establecido en los numerales 6.7, 6.8 y/o 6.9 siguientes, más (ii) todos los DIVIDENDOS (incluyendo reducciones de capital con entrega del valor nominal amortizado o del importe correspondiente a la participación en el patrimonio neto de la SOCIEDAD) en efectivo pagados por la SOCIEDAD respecto de las ACCIONES luego de la fecha de remisión de la COMUNICACIÓN DE INCUMPLIMIENTO DE LA CONDICIÓN RESOLUTORIA, menos (iii) la CONTRAPRESTACIÓN DE LA OPA.

Asimismo, en caso la Ganancia de Capital sea superior al Primer Tramo de los HONORARIOS DE DESEMPEÑO, entonces todo exceso será distribuido entre el FIDEICOMITENTE correspondiente y el FIDEICOMISARIO en las siguientes proporciones: ochenta y tres punto cinco por ciento (83.5%) para los FIDEICOMITENTES y dieciséis punto cinco por ciento (16.5%) para el FIDEICOMISARIO.

6.5.1.

Adelanto de los HONORARIOS DE DESEMPEÑO

Las Partes acuerdan que el FIDEICOMISARIO tendrá derecho a percibir un adelanto de los HONORARIOS DE DESEMPEÑO en cada oportunidad que la SOCIEDAD reparta DIVIDENDOS o se produce una transferencia de las ACCIONES, conforme a lo establecido en los numerales 6.7, 6.8 y/o 6.9 siguientes. Para dicho efecto, una vez

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atendidos los pagos indicados en los numerales 6.4.1. y 6.4.3. y conforme a lo establecido en el numeral 6.4.4. del presente CONTRATO, los DIVIDENDOS, o sumas por transferencia de ACCIONES, que ingresen a la CUENTA RECAUDADORA, según sea el caso, serán distribuidos de la siguiente manera y calculados conforme se señala en el literal (f) siguiente:

(a)   En primer lugar, se distribuirá la suma dineraria hasta alcanzar el monto equivalente a la CONTRAPRESTACIÓN DE LA OPA a favor de los FIDEICOMITENTES por cada una de sus ACCIONES de acuerdo al ANEXO 1. LA FIDUCIARIA realizará las transferencias de dichas sumas dinerarias en las cuentas bancarias que cada uno de los FIDEICOMITENTES le comunique oportunamente.

La distribución de esta suma dineraria a favor de los FIDEICOMITENTES se realizará hasta que estos hayan recibido, de manera acumulada durante la VIGENCIA DEL FIDEICOMISO, una suma dineraria equivalente a la CONTRAPRESTACIÓN DE LA OPA.

(b)   En segundo lugar, y una vez que los FIDEICOMITENTES –en una o más distribuciones de DIVIDENDOS o transferencia de ACCIONES al amparo de los numerales 6.7, 6.8 y/o 6.9 siguientes, según sea el caso– hubieren recibido una suma dineraria equivalente a la indicada en el literal (a), se pagará a los FIDEICOMITENTES el Primer Tramo de los FIDEICOMITENTES, el cual será equivalente a una rentabilidad sobre las ACCIONES hasta un monto que resulte de aplicar a la CONTRAPRESTACIÓN DE LA OPA correspondiente al FIDEICOMITENTE respectivo, una tasa porcentual de ocho por ciento (8.0%) anual compuesto para cada año durante la VIGENCIA DEL FIDEICOMISO, o de su extensión, de ser el caso.

(c)   En tercer lugar, cualquier exceso luego de los pagos señalado en los literales (a) y (b) anteriores, será distribuido a favor del FIDEICOMISARIO, hasta un monto igual al que resulte de aplicar a la CONTRAPRESTACIÓN DE LA OPA, una tasa de uno punto cincuenta y ocho por ciento (1.58%) anual compuesto para cada año durante la VIGENCIA DEL FIDEICOMISO, o de su extensión, de ser el caso.

(d)   En cuarto lugar, cualquier exceso luego del pago señalado en el literal (c) anterior, se distribuirán entre el FIDEICOMITENTE correspondiente y el FIDEICOMISARIO en las siguientes proporciones: ochenta y tres punto cinco por ciento (83.5%) para los FIDEICOMITENTES y dieciséis punto cinco por ciento (16.5%) para el FIDEICOMISARIO.

(e)    En caso que el PATRIMONIO FIDEICOMETIDO concluya como consecuencia del vencimiento de la VIGENCIA DEL FIDEICOMISO (y no como consecuencia de la transferencia de las ACCIONES a terceros de acuerdo a lo dispuesto en los numerales 6.7, 6.8 y/o 6.9 siguientes), entonces los cálculos y pagos precedentes se realizarán simultáneamente a la terminación del presente CONTRATO, para lo cual se calcularán sobre la base del precio promedio ponderado de las ACCIONES listadas para el periodo de sesenta (60) días anterior a la fecha de vencimiento de la VIGENCIA DEL FIDEICOMISO.

(f) Queda claramente establecido que no será obligación de LA FIDUCIARIA

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calcular los montos a ser pagados derivados de los DIVIDENDOS, o el precio de compra en caso se transfieran las ACCIONES, de acuerdo a lo dispuesto en los numerales 6.7, 6.8 y/o 6.9 siguientes, y los HONORARIOS DE DESEMPEÑO, conforme sea aplicable, según lo señalado en los literales precedentes (los “Cálculos”). En consecuencia, será el FIDEICOMISARIO quien realizará los Cálculos y los comunicará a LA FIDUCIARIA, con copia a los FIDEICOMITENTES. En tal sentido, LA FIDUCIARIA no será responsable en caso dichos Cálculos efectuados por el FIDEICOMISARIO sean erróneos o tengan alguna falla.

A más tardar cinco (5) DÍAS HÁBILES de la fecha de reparto de los DIVIDENDOS por la SOCIEDAD o se transfieran las ACCIONES, de acuerdo a lo dispuesto en los numerales 6.7, 6.8 y/o 6.9 siguientes, conforme sea aplicable, el FIDEICOMISARIO deberá comunicar a LA FIDUCIARIA, con copia a los FIDEICOMITENTES, la propuesta de los pagos derivados de los DIVIDENDOS, o el precio de compra en caso se transfieran las ACCIONES, conforme sea aplicable, y los Honoraros de Desempeño, según lo señalado en los literales precedentes; y sus respectivos Cálculos, e instruir a LA FIDUCIARIA que pague directamente a los FIDEICOMITENTES y al FIDEICOMISARIO según corresponda. Cualquier cuestionamiento de cualquiera de los FIDEICOMITENTES a la comunicación del FIDEICOMISARIO respecto a la propuesta de distribución de los DIVIDENDOS, o al precio de compra en la transferencia de las ACCIONES, de acuerdo a lo dispuesto en los numerales 6.7, 6.8 y/o 6.9 siguientes, conforme sea aplicable, y los HONORARIOS DE DESEMPEÑO y/o a los Cálculos efectuados por el FIDEICOMISARIO, dicho FIDEICOMITENTE tendrá el derecho de cuestionarlos según el procedimiento detallado en el numeral 6.4.4. y el numeral 6.5.3.

En caso de que un FIDEICOMITENTE ejerza su derecho de liquidez conforme lo estipula el numeral 6.7 de la presente Cláusula, los pagos derivados de los DIVIDENDOS y los HONORARIOS DE DESEMPEÑO a favor de los FIDEICOMITENTES y el FIDEICOMISARIO, según lo establecido en los numerales 6.5.1(a) al (e), se reajustarán proporcionalmente al nuevo número de ACCIONES.

6.5.2.       Cálculo de los HONORARIOS DE DESEMPEÑO ante la Transferencia de ACCIONES o al vencimiento de la VIGENCIA DEL FIDEICOMISO

Asimismo, las Partes dejan expresamente establecido que ante una transferencia total de las ACCIONES conforme a los numerales 6.7 y 6.8 siguientes o ante la finalización de la VIGENCIA DEL FIDEICOMISO, se realizará un cálculo de los HONORARIOS DE DESEMPEÑO de forma previa al cierre de dicha transferencia. En caso el monto que resulte de dicho cálculo sea inferior a los pagos efectuados a favor del FIDEICOMISARIO por concepto de adelanto de los HONORARIOS DE DESEMPEÑO, según lo establecido en el numeral 6.5.1 anterior, entonces el FIDEICOMISARIO se encontrará obligado a pagar a los FIDEICOMITENTES directamente cualquier monto pagado en exceso, de manera que se cumpla con las proporciones establecidas en los párrafos segundo y tercero del numeral 6.5 de la presente Cláusula y de la siguiente manera: (i) en caso la venta o liquidación de las ACCIONES se realice a través de la BVL, el FIDEICOMISARIO instruirá a CAVALI para que la transferencia de los fondos equivalentes al exceso mencionados en el presente numeral 6.5.2 a la respectiva sociedad agente de bolsa de los

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FIDEICOMITENTES; o, (ii) si la venta o liquidación de las ACCIONES se realiza fuera de la BVL, el FIDEICOMISARIO realizará la transferencia de dichos fondos a los FIDEICOMITENTES en un plazo no mayor a los cinco (5) Días Hábiles del cierre de la transferencia de las ACCIONES.

6.5.3.       Cuestionamientos a los Cálculos

Los FIDEICOMITENTES tendrán derecho a cuestionar los Cálculos efectuados por el FIDEICOMISARIO dentro de los tres (3) DÍAS HÁBILES de recibida la comunicación del FIDEICOMISARIO con la propuesta de los pagos derivados de los DIVIDENDOS y los HONORARIOS DE DESEMPEÑO, según lo señalado en los numerales 6.5.1 y 6.5.2, según sea aplicable. Transcurrido dicho plazo sin que se hubiere cuestionado el Cálculo se entenderá que lo indicado por el FIDEICOMISARIO es correcto e incuestionable, y LA FIDUCIARIA realizará los pagos correspondientes conforme a lo establecido en los numerales 6.5.1 y 6.5.2 a las PARTES correspondientes.

De presentarse un cuestionamiento efectuado por un FIDEICOMITENTE, este le resultará aplicable a todos los FIDEICOMITENTES (y al FIDEICOMISARIO, de corresponder), será de aplicación el mecanismo de solución de disputas dispuesto en el numeral 6.4.4 anterior, y se suspenderán los pagos hasta que el AUDITOR DIRIMENTE emita su decisión final. LA FIDUCIARIA realizará los pagos definitivos correspondientes, a las PARTES pertinentes, en un plazo no mayor de cinco (5) DÍAS HÁBILES contado desde la fecha en que sea notificada con la decisión final del AUDITOR DIRIMENTE.

6.6	De las ACCIONES emitidas con posterioridad al CONTRATO Si durante la VIGENCIA DEL FIDEICOMISO se acuerda un aumento de capital en la SOCIEDAD:

	(i)	En caso las nuevas ACCIONES sean emitidas como dividendos en especie, dichas ACCIONES emitidas recientemente serán suscritas por LA FIDUCIARIA en nombre del PATRIMONIO FIDEICOMETIDO y se considerarán ACCIONES, siempre que (a) se suscriba una adenda en la cual se modifique el ANEXO 1 respecto al número de ACCIONES para cada uno de los FIDEICOMITENTES a quien correspondiesen en la misma proporción que si esas ACCIONES fueran suscritas directamente por dicho FIDEICOMITENTE, y (b) como condición precedente para la asignación de los DERECHOS POLÍTICOS de dichas ACCIONES recientemente emitidas al FIDEICOMISARIO, el FIDEICOMISARIO deberá pagar a los FIDEICOMITENTES (entendiéndose que si el FIDEICOMISARIO decide adquirir los DERECHOS POLÍTICOS de las ACCIONES recientemente emitidas, entonces el FIDEICOMISARIO deberá adquirir los DERECHOS POLÍTICOS de todas las ACCIONES recientemente emitidas transferidas al PATRIMONIO FIDEICOMETIDO) una contraprestación equivalente al resultado de la siguiente fórmula:

((CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS/2880)*(Días para el vencimiento de la VIGENCIA DEL FIDEICOMISO))*(Acciones asignadas por el FIDEICOMITENTE correspondiente)

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En caso no se cumpla con la condición precedente establecida en el presente numeral 6.6(i)(b), las ACCIONES se liberarán a favor de los FIDEICOMITENTES.

(ii)            En caso se requiriesen nuevas contribuciones para la suscripción de las nuevas ACCIONES, los FIDEICOMITENTES tendrán derecho a suscribir y pagar dichas nuevas ACCIONES (mediante el ejercicio de su derecho de suscripción preferente); siempre y cuando se cumpla con lo siguiente:

(a)       El FIDEICOMISARIO tendrá el derecho a requerir que algunos (en forma proporcional) o todos los FIDEICOMITENTES transfieran dichas ACCIONES al PATRIMONIO FIDEICOMETIDO tras realizado el pago por parte del FIDEICOMISARIO de la contraprestación establecida en la fórmula descrita en el numeral (i) anterior; y, tras el pago de la contraprestación correspondiente, las ACCIONES recientemente emitidas serán considerarán ACCIONES para efectos de este CONTRATO, debiendo modificarse el ANEXO 1.

(b)       En caso los FIDEICOMITENTES no tengan la intención de suscribir las nuevas ACCIONES, entonces el FIDEICOMISARIO tendrá el derecho a adquirir de los FIDEICOMITENTES no suscriptores de ACCIONES su derecho de suscripción preferente directamente o a través de la BVL al precio acordado entre las partes correspondientes, en cuyo caso el FIDEICOMISARIO tendrá derecho a suscribir las nuevas ACCIONES sin pago adicional o contraprestación a favor de los FIDEICOMITENTES, convirtiéndose el FIDEICOMISARIO, previo pago y suscripción de las ACCIONES recientemente emitidas, en el titular de dichas ACCIONES.

(c)       Los FIDEICOMITENTES y/o el FIDEICOMISARIO que suscriban las ACCIONES de acuerdo a lo señalado en los literales (a) y (b) anteriores, según sea el caso, serán responsables de efectuar los pagos correspondientes para la suscripción de las nuevas ACCIONES en un plazo no mayor al establecido por la junta general de accionistas dentro de la cual se haya aprobado la suscripción de las nuevas ACCIONES y, en ese sentido, mantendrán indemne a LA FIDUCIARIA, la cual no será responsable por realizar dichos pagos.

6.7

De la opción de liquidez de las ACCIONES

Durante la VIGENCIA DEL FIDEICOMISO, cada uno de los FIDEICOMITENTES tendrá el derecho a recuperar todos los DERECHOS POLÍTICOS y DERECHOS ECONÓMICOS de cierta cantidad de ACCIONES para transferirlas a un tercero, bajo los siguientes términos y condiciones:

(i)             El FIDEICOMITENTE deberá comunicar a LA FIDUCIARIA y al FIDEICOMISARIO en caso que tenga una oferta de un tercero para adquirir sus ACCIONES correspondientes (en adelante, la "Comunicación de Transferencia del Vendedor"), indicando la cantidad de ACCIONES que tiene la intención de transferir, el precio por ACCIÓN ofrecida y la identidad del potencial adquirente; o, si la transferencia se pretende que

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ocurra en el mercado abierto a través de la BVL, la Comunicación de Transferencia del Vendedor solo indicará la cantidad de ACCIONES que el FIDEICOMITENTE tiene la intención de vender.

(ii)            Dentro de los diez (10) días siguientes a la recepción de la Comunicación de Transferencia del Vendedor, el FIDEICOMISARIO tendrá la oportunidad de comunicarle al FIDEICOMITENTE (con copia a LA FIDUCIARIA) su intención de ejercer su derecho de adquisición preferente, en cuyo caso la transferencia de las ACCIONES se realizará a través de la BVL al precio ofrecido o al precio de mercado, el que sea más alto.

(iii)          En caso de que el FIDEICOMISARIO no comunique su intención de ejercer su derecho de adquisición preferente dentro del plazo indicado en el numeral anterior, el FIDEICOMITENTE que desea transferir sus ACCIONES tendrá el derecho a transferirlas al tercero potencial adquirente mencionado en la Comunicación de Transferencia del Vendedor o en el mercado abierto a través de la BVL, según corresponda, dentro de los siguientes treinta (30) DIAS DE RUEDA después de la liberación de las ACCIONES a su favor según el numeral siguiente.

(iv)          A efecto de realizar dicha venta, el FIDEICOMITENTE solicitará a LA FIDUCIARIA, con copia al FIDEICOMISARIO, que proceda con la liberación de las ACCIONES correspondientes, restituyéndolas a su favor desde el PATRIMONIO FIDEICOMETIDO. Queda claramente establecido que para que LA FIDUCIARIA restituya las ACCIONES al corredor del FIDEICOMITENTE dentro del período mencionado, el FIDEICOMITENTE deberá entregar a LA FIDUCIARIA y al FIDEICOMISARIO copia de la instrucción irrevocable que el FIDEICOMITENTE ha entregado a su corredor para transferir dichas ACCIONES y para que el precio a ser pagado por las mismas sea depositado en la CUENTA RECAUDADORA del PATRIMONIO FIDEICOMETIDO.

LA FIDUCIARIA deberá verificar que la comunicación tenga el sello de recepción del corredor respectivo y que tiene la instrucción de depositar los fondos provenientes de la venta de las ACCIONES en la CUENTA RECAUDADORA. En caso el FIDEICOMITENTE no cumpla con este requisito, LA FIDUCIARIA podrá negarse –sin asumir responsabilidad alguna– a restituir las ACCIONES a favor del FIDEICOMITENTE que corresponda.

(v)            Una vez recibida dicha solicitud por LA FIDUCIARIA y el FIDEICOMISARIO, este último tendrá dos (2) DÍAS HÁBILES para confirmar que los términos de la liberación y transferencia son aceptables –lo cual se limitará a la verificación del cumplimiento de los requisitos indicados en el numeral (iv) anterior– para el FIDEICOMISARIO. En caso el FIDEICOMISARIO no envíe la comunicación, LA FIDUCIARIA asumirá que el FIDEICOMISARIO ha aprobado la liberación de las ACCIONES. Una vez recibida la aprobación –tácita o expresa– para la liberación, LA FIDUCIARIA procederá con la misma y restituirá las ACCIONES que corresponda al FIDEICOMITENTE que envió la solicitud.

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Si la transferencia de las ACCIONES no ocurre dentro de los treinta (30) DÍAS DE RUEDA siguientes a la fecha en la que se formalice la liberación de las ACCIONES a favor del FIDEICOMITENTE correspondiente, este tendrá que transferir en dominio fiduciario las ACCIONES a favor de LA FIDUCIARIA nuevamente. Para ello, deberá suscribir los documentos públicos o privados que sean requeridos por LA FIDUCIARIA y/o por el FIDEICOMISARIO.

(vi)          En caso, y solo si, el FIDEICOMISARIO ejerce su derecho de adquisición preferente según lo dispuesto en el numeral (ii) anterior, el FIDEICOMITENTE que transfiera sus ACCIONES pagará al FIDEICOMISARIO una tarifa de liquidez equivalente al dos por ciento (2.0%) del precio de la transferencia. A tal efecto, dicha comisión será deducida del precio de transferencia que se deposite en la CUENTA RECAUDADORA según lo establecido en el numeral (iv) precedente.

(vii)         Cada FIDEICOMITENTE podrá ejercer la opción de liquidez de las ACCIONES mencionada en el presente numeral 6.7 hasta el porcentaje que resulte de aplicar los mecanismos establecidos en el ANEXO 3.

Este derecho podrá ser ejercido por los FIDEICOMITENTES en cualquier momento luego de haberse cumplido el segundo aniversario desde la fecha de remitida la COMUNICACIÓN DE INCUMPLIMIENTO DE LA CONDICIÓN RESOLUTORIA.

Para efectos de lo dispuesto en el numeral precedente, el FIDEICOMITENTE transferente deberá realizar el cálculo de ACCIONES que puede transferir e indicarlo en la Comunicación de Transferencia del Vendedor. Asimismo, el FIDEICOMISARIO podrá cuestionar el cálculo en la comunicación (y en el mismo plazo) indicado el numeral (ii) anterior. En caso de cuestionamiento, los plazos indicados en los numerales siguientes se suspenderán hasta que el FIDEICOMISARIO y el FIDEICOMITENTE transferente comunique a LA FIDUCIARIA la cantidad de ACCIONES que pueden ser transferidas.

(viii)        Cumplidas las condiciones precedentes, los FIDEICOMITENTES podrán emitir la respectiva instrucción a la SAB para que esta a su vez, emita una instrucción a CAVALI, para que registre y transfiera las ACCIONES al adquirente correspondiente. La contraprestación recibida a cambio de la transferencia de las ACCIONES deberá ser depositada en la CUENTA RECAUDADORA.

6.7.1

De la opción de liquidez de las ACCIONES ADICIONALES

Desde el undécimo (11mo) DÍA HÁBIL siguiente a la fecha de transferencia de las ACCIONES ADICIONALES al PATRIMONIO FIDEICOMETIDO, cada uno de los FIDEICOMITENTES titular de dichas acciones tendrá el derecho a recuperar todos los DERECHOS POLÍTICOS y DERECHOS ECONÓMICOS de todas o parte de las ACCIONES ADICIONALES para transferirlas a un tercero, bajo los siguientes términos y condiciones:

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(i)            El FIDEICOMITENTE deberá comunicar a LA FIDUCIARIA y al FIDEICOMISARIO en caso que tenga una oferta de un tercero para adquirir sus ACCIONES ADICIONALES correspondientes (en adelante, la "Comunicación de Transferencia del Vendedor"), indicando la cantidad de ACCIONES ADICIONALES que tiene la intención de transferir, el precio por ACCIÓN ofrecida y la identidad del potencial adquirente; o, si la transferencia se pretende que ocurra en el mercado abierto a través de la BVL, la Comunicación de Transferencia del Vendedor solo indicará la cantidad de ACCIONES ADICIONALES que el FIDEICOMITENTE tiene la intención de vender.

(ii)           Dentro de los diez (10) días siguientes a la recepción de la Comunicación de Transferencia del Vendedor, el FIDEICOMISARIO tendrá la oportunidad de comunicarle al FIDEICOMITENTE (con copia a LA FIDUCIARIA) su intención de ejercer su derecho de adquisición preferente, en cuyo caso la transferencia de las ACCIONES ADICIONALES se realizará a través de la BVL al precio ofrecido o al precio de mercado, el que sea más alto.

(iii)          En caso de que el FIDEICOMISARIO no comunique su intención de ejercer su derecho de adquisición preferente dentro del plazo indicado en el numeral anterior, el FIDEICOMITENTE que desea transferir sus ACCIONES ADICIONALES tendrá el derecho a transferirlas al tercero potencial adquirente mencionado en la Comunicación de Transferencia del Vendedor o en el mercado abierto a través de la BVL, según corresponda, dentro de los siguientes treinta (30) DÍAS DE RUEDA después de la liberación de las ACCIONES ADICIONALES a su favor según el numeral siguiente.

(iv)          A efecto de realizar dicha venta, el FIDEICOMITENTE solicitará a LA FIDUCIARIA, con copia al FIDEICOMISARIO, que proceda con la liberación de las ACCIONES ADICIONALES correspondientes, restituyéndolas a su favor desde el PATRIMONIO FIDEICOMETIDO.

Una vez recibida dicha solicitud por LA FIDUCIARIA y el FIDEICOMISARIO, este último tendrá dos (2) DÍAS HÁBILES para confirmar que los términos de la liberación y transferencia son aceptables –lo cual se limitará a la verificación de que el número de ACCIONES ADICIONALES a transferir sea el que el FIDEICOMITENTE transfirió al PATRIMONIO FIDEICOMETIDO– para el FIDEICOMISARIO. En caso el FIDEICOMISARIO no envíe la comunicación, LA FIDUCIARIA asumirá que el FIDEICOMISARIO ha aprobado la liberación de las ACCIONES ADICIONALES. Una vez recibida la aprobación –tácita o expresa– para la liberación, LA FIDUCIARIA procederá con la misma y restituirá las ACCIONES ADICIONALES que corresponda al FIDEICOMITENTE que envió la solicitud.

Si la transferencia de las ACCIONES ADICIONALES no ocurre dentro de los treinta (30) DÍAS DE RUEDA siguientes a la fecha en la que se formalice la liberación de las ACCIONES ADICIONALES a favor del FIDEICOMITENTE correspondiente, este tendrá que transferir en dominio fiduciario las ACCIONES ADICIONALES a favor de LA FIDUCIARIA nuevamente. Para ello,

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deberá suscribir los documentos públicos o privados que sean requeridos por LA FIDUCIARIA y/o por el FIDEICOMISARIO.

Se deja expresa constancia que respecto del ejercicio del derecho de liquidez de las ACCIONES ADICIONALES (a) no será aplicable la tarifa de liquidez establecida en el numeral 6.7(vi); y (b) no serán de aplicación las limitaciones establecidas en el numeral 6.7(vii), por lo que los FIDEICOMITENTES podrán ejercer este derecho una vez cumplido el plazo establecido en el primer párrafo del presente numeral 6.7.1 y sobre todas o parte de las ACCIONES ADICIONALES.

6.8

Del derecho de Drag Along

Durante la VIGENCIA DEL FIDEICOMISO, el FIDEICOMISARIO podrá exigir la transferencia de todas (y no menos de todas) las ACCIONES que conforman el PATRIMONIO FIDEICOMETIDO a un tercero comprador (en adelante, el “Comprador”) que simultáneamente vaya a adquirir el íntegro de las acciones representativas del capital social de la SOCIEDAD de propiedad del FIDEICOMISARIO, al mismo precio ofrecido al FIDEICOMISARIO y siempre que se cumplan las condiciones establecidas a continuación (en adelante, el "Drag Along"):

(i)            El FIDEICOMISARIO enviará una comunicación (en adelante, la "Comunicación de Transferencia") a los FIDEICOMITENTES y a LA FIDUCIARIA indicando (a) la identidad del Comprador, (b) el precio por ACCIÓN ofrecido por el Comprador por las ACCIONES, (c) el tiempo esperado para cerrar la transferencia, y (d) la intención de ejercer el Drag Along.

(ii)           El precio de compra ofrecido por el Comprador deberá ser equivalente o mayor al precio de mercado de las ACCIONES en la BVL considerando la cotización del DÍA HÁBIL anterior a la recepción de la Comunicación de Transferencia. Si las condiciones acordadas entre el FIDEICOMISARIO y el Comprador contemplan que el precio de compra pueda aumentar al cierre de la transacción para reflejar el precio de mercado de las Acciones, entonces este precio ajustado también será aplicable a los FIDEICOMITENTES. A fin de evitar cualquier malentendido, el ajuste del precio a pagar a los FIDEICOMITENTES solo podrá significar un aumento del precio de compra ofrecido inicialmente y en ningún caso los FIDEICOMITENTES estarán obligados a vender sus ACCIONES a un precio más bajo.

(iii)          El precio de compra que se pagará a los FIDEICOMITENTES, según lo establecido en el numeral (ii) anterior, será entregado a la CUENTA RECAUDADORA y luego distribuido conforme a lo establecido en el numeral 6.4 de la presente Cláusula, luego de realizados los pagos ahí contemplados.

(iv)          El Drag Along se ejercerá para todas y no menos que todas las ACCIONES. Tras la transferencia de las ACCIONES de conformidad con la presente Cláusula, el PATRIMONIO FIDEICOMETIDO se resolverá automáticamente.

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(v)            En el caso de que el FIDEICOMISARIO ejerza el Drag Along, los FIDEICOMITENTES estarán obligados a transferir todas las ACCIONES a favor del Comprador en la misma transacción mediante la cual el FIDEICOMISARIO transfiere sus ACCIONES al Comprador o en una transacción simultánea; los FIDEICOMITENTES no estarán obligados a dar ninguna representación o garantía, excepto a aquellas expresamente referidas a la propiedad de las ACCIONES y su autorización y capacidad para transferirlas, ni asumirán ninguna otra obligación que no sea realizar la transferencia de las ACCIONES. Los FIDEICOMITENTES y LA FIDUCIARIA deberán seguir el procedimiento contemplado en el párrafo (iv) del numeral 6.7 de la presente Cláusula.

(vi)           En caso los FIDEICOMITENTES se nieguen o eviten el ejercicio del Drag Along, el FIDEICOMISARIO podrá considerar este hecho como un EVENTO DE INCUMPLIMIENTO y enviar a LA FIDUCIARIA una NOTIFICACIÓN DE EJECUCIÓN, a efecto que esta venda directamente las ACCIONES en ejercicio del Drag Along y según lo establecido en la Cláusula Octava siguiente.

6.9

Del derecho de Tag Along

En caso de que durante la VIGENCIA DEL FIDEICOMISO el FIDEICOMISARIO envíe una Comunicación de Transferencia sin ejercer el Drag Along, entonces los FIDEICOMITENTES tendrán el derecho de acompañar la transferencia con parte o todas sus ACCIONES, siempre que dichas ACCIONES sean las mismas que se transfirieron inicialmente al PATRIMONIO FIDEICOMETIDO, tal como se establece a continuación (en adelante, el "Tag Along").

A efectos de ejercer el Tag Along, se aplicarán las siguientes reglas:

(i)            Dentro de los quince (15) DÍAS HÁBILES desde la recepción de la Comunicación de Transferencia, cada FIDEICOMITENTE deberá comunicar al FIDEICOMISARIO y a LA FIDUCIARIA su intención de ejercer o no su derecho de transferencia, al mismo precio que el indicado en la Comunicación de Transferencia (o según el incremento que podrá darse de acuerdo a lo previsto en el numeral 6.8(ii) anterior), de acuerdo a la cantidad de ACCIONES resultante de aplicar la siguiente fórmula:

ACCIONES a ser transferidas de acuerdo al Tag Along: TSS*(OTS/FOS)

Donde:          TSS es la cantidad de ACCIONES del FIDEICOMITENTE ejerciendo el Tag Along

OTS es la cantidad de ACCIONES que el FIDEICOMISARIO tiene la intención de transferir de acuerdo a la Comunicación de Transferencia

FOS es la cantidad de ACCIONES de propiedad del FIDEICOMISARIO adquiridas a través de la OPA

(ii)           En el caso de que cualquier FIDEICOMITENTE comunique su intención de ejercer el Tag Along, el FIDEICOMISARIO deberá comunicar a LA FIDUCIARIA la cantidad de ACCIONES que deberá liberar de cada

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FIDEICOMITENTE que haya ejercido el Tag Along. En caso el FIDEICOMISARIO no remita la comunicación respectiva dentro de los cinco (5) DÍAS HÁBILES siguientes, el propio FIDEICOMITENTE podrá instruir a LA FIDUCIARIA la cantidad de ACCIONES que deberán ser liberadas dentro de los cinco (5) DÍAS HÁBILES siguientes de comunicada dicha instrucción a LA FIDUCIARIA.

Una vez recibida cualquiera de dichas instrucciones, LA FIDUCIARIA liberará del PATRIMONIO FIDEICOMETIDO la cantidad de ACCIONES mencionada anteriormente y el FIDEICOMITENTE estará obligado a transferir a favor del Comprador en la misma transacción por medio de la cual el FIDEICOMISARIO transfiere sus ACCIONES al Comprador o en una transacción simultánea; siempre y cuando el FIDEICOMITENTE no esté obligado a dar ninguna representación o garantía, excepto a aquellas expresamente referidas a la propiedad de las ACCIONES y su autorización y capacidad para transferirlas, ni asumirá ninguna otra obligación que no sea realizar la transferencia de las ACCIONES; asimismo siempre y cuando las ACCIONES no transferidas en virtud de este numeral 6.9 continúen siendo parte del PATRIMONIO FIDEICOMETIDO. Sin perjuicio de ello, el FIDEICOMITENTE estará obligado a causar que los fondos de la venta sean depositados en la CUENTA RECAUDADORA por el Comprador, considerando que los mismos forman parte del PATRIMONIO FIDEICOMETIDO.

(iii)          El precio de compra que se pagará al FIDEICOMITENTE según lo establecido en el numeral (i) anterior se reducirá por cualquier monto adeudado por el FIDEICOMITENTE al FIDEICOMISARIO de conformidad con lo estipulado en el presente CONTRATO.

6.10

De la devolución de la CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS

En caso de que ACCIONES sean transferidas antes de la expiración de la VIGENCIA DEL FIDEICOMISO (según se pueda extender) de acuerdo a lo dispuesto en los numerales 6.7, 6.8 y 6.9 de la presente Cláusula, entonces:

(i)       Opción de Tag Along (numeral 6.9 de la presente Cláusula):

Los FIDEICOMITENTES estarán obligados a devolver al FIDEICOMISARIO la parte de la CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS, multiplicado por la fracción del tiempo restante de VIGENCIA DEL FIDEICOMISO respecto a la totalidad de la VIGENCIA DEL FIDEICOMISO, pero limitado al sesenta y dos punto cinco por ciento (62.5%) de tal porción de la contraprestación. A fin de evitar errores de cálculo, se deberá utilizar la fórmula siguiente:

PROC*(SBT/TSS)*(Días hasta el vencimiento de la VIGENCIA DEL FIDEICOMISO/2880) con un límite del 62.5% de PROC*(SBT/TSS)

Donde:          PROC es la CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS

SBT son las ACCIONES que se transfieren

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TSS es la cantidad de ACCIONES aportadas por el
FIDEICOMITENTE correspondiente al PATRIMONIO
FIDEICOMETIDO inscritas en el Anexo 1 en la fecha de ejercicio del Tag Along

(ii)         Derecho de Drag Along (numeral 6.8 de la presente Cláusula):

Los FIDEICOMITENTES estarán obligados a devolver al FIDEICOMISARIO hasta el cien por ciento (100%) de la CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS aplicando la siguiente regla:

(PROC/2880)*(Días para el vencimiento de la VIGENCIA DEL FIDEICOMISO)*(TSS)

Donde:          PROC es la CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS

TSS es la cantidad de ACCIONES aportadas por el
FIDEICOMITENTE correspondiente al  PATRIMONIO
FIDEICOMETIDO inscritas en el Anexo 1 en la fecha de ejercicio del Drag Along

(iii)         El pago de esta obligación se realizará con el producto de la transferencia de las ACCIONES, según lo dispuesto en el presente CONTRATO, para lo cual deberá instruir que el precio de transferencia se deposite en la CUENTA RECAUDADORA.

(iv)          Las PARTES acuerdan que en la eventualidad que los FIDEICOMITENTES hayan pagado a la autoridad tributaria peruana competente el impuesto a la renta por concepto de adelanto de los HONORARIOS DE DESEMPEÑO correspondientes a los años remanentes y no cumplidos de la VIGENCIA DEL CONTRATO y no sea posible obtener la devolución de este impuesto a la renta pagado, entonces el FIDEICOMISARIO asumirá, y deducirá del monto de la devolución de la CONTRAPRESTACIÓN POR LOS DERECHOS POLÍTICOS, el importe equivalente al cincuenta por ciento (50%) de los impuestos pagados y no devueltos por dicho concepto.

Cláusula Sétima:	De las declaraciones de los FIDEICOMITENTES y del FIDEICOMISARIO

7.1	Los FIDEICOMITENTES y el FIDEICOMISARIO, según corresponda a cada uno de ellos, declaran y garantizan saber y conocer que:

7.1.1	BEI es una sociedad debidamente organizada, constituida e inscrita y válidamente existente según las leyes de la República de Panamá y sus representantes cuentan con todos los poderes y autorizaciones requeridos para conducir su negocio, poseer sus propiedades y celebrar y cumplir con los términos y condiciones del CONTRATO.

7.1.2	Conocen los alcances y régimen legal vigente del presente CONTRATO, regulado en los artículos 241° y siguientes de la LEY, declarando los FIDEICOMITENTES tener libre y plena facultad de disposición sobre las ACCIONES que se transfieren en dominio fiduciario a favor de LA FIDUCIARIA en los términos y condiciones del CONTRATO.

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7.1.3	No requieren contar con la autorización de la AUTORIDAD COMPETENTE de acuerdo a las LEYES APLICABLES para la afectación de las ACCIONES en dominio fiduciario de acuerdo a lo establecido en el CONTRATO.

7.1.4	La celebración del CONTRATO por parte de sus órganos societarios de administración y el cumplimiento de las obligaciones que éste le impone se encuentran dentro de sus facultades estatutarias y no infringen: (i) sus estatutos sociales, (ii) ninguna ley, decreto, reglamento o derecho que les sea aplicable, (iii) ninguna orden, sentencia, resolución o laudo de cualquier tribunal u otra dependencia judicial, administrativa o arbitral que les sea aplicable, o, (iv) ningún contrato, prenda, instrumento u otro compromiso legalmente obligatorio que les resulta aplicable.

7.1.5	No tienen pendiente ningún litigio o controversia judicial, arbitral o procedimiento administrativo que pudiere: (i) impedir o afectar su capacidad para transferir las ACCIONES al PATRIMONIO FIDEICOMETIDO; o, (ii) que pudiera afectar la legalidad, validez, eficacia o ejecutabilidad del presente CONTRATO.

7.1.6	Los FIDEICOMITENTES son los legítimos propietarios de las ACCIONES que conforman el PATRIMONIO FIDEICOMETIDO, y tienen libre y pleno derecho de disposición sobre las mismas, y estas se encuentran actualmente libres de cargas y gravámenes.

7.1.7	Declaran conocer y se obligan a que, como consecuencia de la transferencia fiduciaria que se produce en virtud del CONTRATO, estarán imposibilitados de efectuar actos de disposición, constituir garantías reales y -en general- afectar en modo alguno los bienes y derechos que conforman el PATRIMONIO FIDEICOMETIDO, sin la previa aprobación por escrito del FIDEICOMISARIO.

7.1.8	Ninguno de los FIDEICOMITENTES, ni el FIDEICOMISARIO, ni ninguno de sus accionistas, socios y/o personas vinculadas –de acuerdo a la definición contenida en la Resolución SBS N° 5380-2015 y en la Resolución SMV N° 019-2015-SMV-01, así como en las normas que las modifiquen-; ni cualquiera de sus respectivos directores, gerentes, funcionarios, empleados, asesores, consultores, representantes legales o agentes:

(i)	han pagado, entregado, recibido u ofrecido, o intentado pagar, entregar, recibir u ofrecer un pago, estímulo económico, ventaja, beneficio presente o futuro, todos ellos con fines ilícitos; a un funcionario público, una persona vinculada a un funcionario público o una persona que pueda influir en un funcionario público, relacionado con cualquier acto, de cualquier clase, que esté referido a la contratación o eventual contratación con el Estado peruano o un trámite administrativo que genere beneficios al FIDEICOMITENTE o al FIDEICOMISARIO;
(ii)	han sido acusados formalmente, suspendidos o inhabilitados en sus funciones por algún organismo regulador o se les ha suspendido y/o retirado la licencia para ejercer su profesión, condenados con sentencia consentida, y/o sancionados administrativamente con decisión que haya quedado firme, respecto de los actos indicados en el apartado (i) precedente;

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(iii)	tienen Conocimiento de haber sido incluidos en investigaciones fiscales, administrativas, de procuradurías u otros, y/o reportes de alguna unidad de inteligencia financiera por lavado de activos y/o dinero, devolución secreta de pagos indebidos y/o similares; y,

(iv)	han reconocido públicamente y/o ante cualquier autoridad nacional o del extranjero cualquiera de los actos indicados en los apartados (i) y/o (iii) precedentes.

Las PARTES aceptan que las disposiciones del presente numeral serán válidas y verdaderas desde el momento de la suscripción del presente CONTRATO y durante la vigencia del mismo.

Para efectos de este numeral y de lo dispuesto en la Primera Cláusula Adicional del presente CONTRATO se entiende por “Conocimiento” aquel que haya adquirido o que debió haber adquirido el gerente general u otro funcionario de posición o nivel de gerente, en razón de su intervención en los negocios de los FIDEICOMITENTES y del FIDEICOMISARIO, conforme con los parámetros de diligencia ordinaria exigidos para esta clase de negocios.

CAPÍTULO III

DE LA EJECUCIÓN DEL PATRIMONIO FIDEICOMETIDO

Cláusula Octava:	De la ejecución del PATRIMONIO FIDEICOMETIDO

En cumplimiento de lo dispuesto en este CONTRATO y cuando así le sea instruido por el FIDEICOMISARIO, las PARTES establecen que LA FIDUCIARIA dispondrá del PATRIMONIO FIDEICOMETIDO de acuerdo con el siguiente procedimiento:

8.1

La NOTIFICACIÓN DE EJECUCIÓN:

8.1.1.    El procedimiento de ejecución del PATRIMONIO FIDEICOMETIDO se iniciará cuando se verifique la ocurrencia de un EVENTO DE INCUMPLIMIENTO y el FIDEICOMISARIO remita, por vía notarial, una NOTIFICACIÓN DE EJECUCIÓN a LA FIDUCIARIA, con copia a los FIDEICOMITENTES. En dicha NOTIFICACIÓN DE EJECUCIÓN, el FIDEICOMISARIO deberá indicarle a LA FIDUCIARIA las ACCIONES que van a ser parte del proceso de ejecución (en adelante, las “Acciones en Ejecución”), así como la liquidación del monto que se le adeude en relación con las OBLIGACIONES GARANTIZADAS a la fecha de la NOTIFICACIÓN DE EJECUCIÓN, la misma que se considerará como válida y correcta, salvo que exista error manifiesto del FIDEICOMISARIO o en caso la referida liquidación sea reemplazada por el FIDEICOMISARIO, a través del envío de una nueva liquidación a LA FIDUCIARIA, con copia a los FIDEICOMITENTES.

En caso el FIDEICOMISARIO no remita a LA FIDUCIARIA la liquidación del monto total de las OBLIGACIONES GARANTIZADAS pendientes de pago conforme a lo señalado en el presente numeral, LA FIDUCIARIA podrá suspender el proceso de ejecución hasta que reciba dicha liquidación.

8.1.2. Mediante el envío de una NOTIFICACIÓN DE EJECUCIÓN, el FIDEICOMISARIO le comunicará a LA FIDUCIARIA la decisión de ejecutar el PATRIMONIO

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FIDEICOMETIDO, de manera excluyente y de acuerdo con su propio criterio, pudiendo el FIDEICOMISARIO optar por la ejecución total o parcial de las ACCIONES, pudiendo elegir las ACCIONES que serán objeto de ejecución, debiendo seguir lo establecido en los numerales 8.2 y 8.3 de la presente Cláusula. En caso el FIDEICOMISARIO solicite la ejecución parcial de las ACCIONES y el producto de dicha ejecución no sea suficiente para cancelar las OBLIGACIONES GARANTIZADAS, el FIDEICOMISARIO podrá solicitar por escrito a LA FIDUCIARIA, con copia a los FIDEICOMITENTES, que ejecute otras ACCIONES que no hayan sido ejecutadas.

Por el solo mérito de la recepción de la NOTIFICACIÓN DE EJECUCIÓN, LA FIDUCIARIA, sin asumir responsabilidad alguna, quedará obligada a: (i) dentro de los tres (3) DÍAS HÁBILES siguientes de recibida la NOTIFICACIÓN DE EJECUCIÓN, proceder con la apertura de la CUENTA EJECUCIÓN, debiendo notificar a todas las PARTES la apertura de dicha cuenta, así como los datos de la misma; y, (ii) proceder con la transferencia de las Acciones en Ejecución, de acuerdo a lo establecido en el numeral 8.3 de la presente Cláusula.

8.1.3.     Las PARTES acuerdan que LA FIDUCIARIA queda facultada para suscribir todos y cada uno de los contratos, documentos e instrumentos, ya sean públicos y/o privados, necesarios o convenientes para la venta, transferencia, adjudicación o disposición de las Acciones en Ejecución, de conformidad con los términos y condiciones del presente CONTRATO, toda vez que es el titular del dominio fiduciario sobre las mismas, sin reserva, excepción ni limitación alguna, no pudiendo los FIDEICOMITENTES interponer ninguna medida o perjudicar o cuestionar, de modo alguno, la venta, transferencia, adjudicación o disposición de las Acciones en Ejecución.

8.1.4.     Para la ejecución de las Acciones en Ejecución, las PARTES acuerdan que LA FIDUCIARIA queda facultada para exigir a los FIDEICOMITENTES y/o a cualquier tercero la entrega inmediata de cualquier documento relacionado con las Acciones en Ejecución, lo cual incluye información financiera de la SOCIEDAD que sea pública, así como cualquier otra que el FIDEICOMISARIO o LA FIDUCIARIA consideren relevante. En caso de negativa u obstaculización de los FIDEICOMITENTES y/o cualquier otra PERSONA respecto del procedimiento de ejecución, LA FIDUCIARIA podrá recurrir a la AUTORIDAD COMPETENTE para cautelar el derecho que se le confiere en virtud al presente CONTRATO, así como para cumplir con la ejecución de las Acciones en Ejecución, sin perjuicio de iniciar las acciones de cualquier tipo que sean posibles para dicho fin contra los FIDEICOMITENTES y/o cualquier otra PERSONA. De aplicarse ello, el FIDEICOMISARIO indicará oportunamente a LA FIDUCIARIA el estudio de abogados al cual se le encargarán los procesos judiciales, arbitrales o de cualquier tipo a que hubiere lugar. Dicho estudio de abogados deberá ser uno de los señalados en el ANEXO 4 del CONTRATO.

En caso los Estudios de Abogados consignados en el referido ANEXO 4 del CONTRATO hayan dejado de prestar servicios o no aceptaran el encargo que se les formule, LA FIDUCIARIA propondrá, por lo menos, dos (2) estudios de

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abogados constituidos en el Perú, de primer nivel, al FIDEICOMISARIO quien deberá elegir al estudio de abogados a ser contratado. En caso el FIDEICOMISARIO, dentro los dos (2) DÍAS HÁBILES siguientes de recibida la propuesta, no notifique su elección a LA FIDUCIARIA, esta última designará al estudio de abogados que será contratado. En ningún caso, LA FIDUCIARIA asumirá responsabilidad alguna por la designación ni por el resultado del trabajo realizado por el estudio de abogados contratado.

Todos los gastos debidamente documentados en que se incurran en los procesos judiciales, incluyendo los costos de los Estudios de Abogados, a que se refiere este numeral serán asumidos según lo establecido en el CONVENIO DE RETRIBUCIONES.

8.1.5.	Sin perjuicio de lo antes indicado, el FIDEICOMISARIO podrá solicitar a LA FIDUCIARIA la conclusión o suspensión del proceso de ejecución de las Acciones en Ejecución, en cualquier momento, sin expresión de causa alguna y por el tiempo que estime necesario, antes de que se produzca la transferencia, venta o adjudicación de las mismas, mediante el envío de una comunicación por escrito, pudiendo renovar el plazo de la suspensión las veces que estime conveniente y además decidir la reanudación de la ejecución de las Acciones en Ejecución, conforme al procedimiento descrito más adelante o bajo otras modalidades de ejecución previstas en este CONTRATO. Las PARTES acuerdan que, si el FIDEICOMISARIO no remite la comunicación de suspensión antes mencionada a LA FIDUCIARIA, ésta última continuará con el proceso de ejecución sin asumir responsabilidad alguna frente al FIDEICOMISARIO, los FIDEICOMITENTES y cualquier tercero.

8.1.6.	En caso se remita una NOTIFICACIÓN DE EJECUCIÓN, los FIDEICOMITENTES se obligan a no perturbar la titularidad o administración de las ACCIONES ni de los DERECHOS ECONÓMICOS y/o de los DERECHOS POLÍTICOS que el FIDEICOMISARIO, LA FIDUCIARIA o cualquier tercera PERSONA pudiera ejercer. En tal sentido, los FIDEICOMITENTES se obligan, de manera enunciativa y no limitativa, a no realizar acto alguno que directa o indirectamente tenga por finalidad reducir el valor de las ACCIONES o impedir a LA FIDUCIARIA, al FIDEICOMISARIO o a cualquier PERSONA designada por LA FIDUCIARIA, ejercer la titularidad o administración de las ACCIONES, los DERECHOS ECONÓMICOS y/o los DERECHOS POLÍTICOS.

Los FIDEICOMITENTES reconocen expresamente que la realización de cualquier conducta destinada a perturbar la titularidad o administración de las ACCIONES, los DERECHOS ECONÓMICOS y/o los DERECHOS POLÍTICOS les podría generar consecuencias legales de cualquier tipo.

8.1.7.	Las retribuciones de la CUENTA EJECUCIÓN que LA FIDUCIARIA solicite abrir conforme a este CONTRATO, serán aquellas establecidas en el tarifario del banco donde se abra la cuenta (que se encuentren vigentes en la fecha correspondiente).

8.1.8.	Los gastos, tributos o comisiones que se generen por la operación y mantenimiento de la CUENTA EJECUCIÓN, así como por las transferencias de fondos que se efectúen hacia y desde la misma, incluyendo

Los FIDEICOMITENTES reconocen expresamente que la realización de cualquier conducta destinada a perturbar la titularidad o administración de las ACCIONES, los DERECHOS ECONÓMICOS y/o los DERECHOS POLÍTICOS les podría generar consecuencias legales de cualquier tipo.

8.1.7.     Las retribuciones de la CUENTA EJECUCIÓN que LA FIDUCIARIA solicite abrir conforme a este CONTRATO, serán aquellas establecidas en el tarifario del banco donde se abra la cuenta (que se encuentren vigentes en la fecha correspondiente).

8.1.8.     Los gastos, tributos o comisiones que se generen por la operación y mantenimiento de la CUENTA EJECUCIÓN, así como por las transferencias de fondos que se efectúen hacia y desde la misma, incluyendo

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transferencias interbancarias y los servicios bancarios contratados de conformidad con lo dispuesto en la presente Cláusula Octava, serán de cargo y costo de los FIDEICOMITENTES, resultando también de aplicación lo previsto en la Cláusula Vigésimo Primera del CONTRATO.

8.1.9.     En todos los casos en que el FIDEICOMISARIO deba asumir algún gasto y/o costo que le corresponda a los FIDEICOMITENTES, el FIDEICOMISARIO lo hará con cargo a los flujos que se obtengan como consecuencia de la venta y/o disposición de las Acciones en Ejecución, los cuales podrán ser debitados por el FIDEICOMISARIO en cuanto se encuentren disponibles en la CUENTA EJECUCIÓN. Asimismo, se deja expresa constancia que el FIDEICOMISARIO podrá repetir contra los FIDEICOMITENTES, en caso el monto obtenido en la CUENTA EJECUCIÓN no alcance para cancelar los gastos y/o costos incurridos por el FIDEICOMISARIO, por cuenta de los FIDEICOMITENTES, según lo dispuesto en la presente Cláusula Octava del CONTRATO.

8.1.10.   Para los efectos de la transferencia de las Acciones en Ejecución por parte de LA FIDUCIARIA a favor de quien resulte como adjudicatario o adquirente de las mismas, esta, en su calidad de titular del dominio fiduciario de las Acciones en Ejecución, se encontrará plenamente facultada para suscribir los documentos públicos y privados que sean necesarios para la ejecución y la transferencia de la titularidad de las Acciones en Ejecución, así como para realizar cualquier acto que sea conveniente o necesario para la transferencia y/o disposición de las mismas, sin reserva ni limitación alguna. De conformidad con lo establecido en el artículo 252° de la LEY, LA FIDUCIARIA no requiere poder especial para efectuar tales actos.

8.2	El precio de transferencia de las Acciones en Ejecución:

El precio de transferencia de las Acciones en Ejecución, será el precio en el que se pretendía ejercer el Drag Along. El precio del Drag Along será informado por el FIDEICOMISARIO a LA FIDUCIARIA, con copia a los FIDEICOMITENTES que corresponda.

8.3

La ejecución de las Acciones en Ejecución:

Para ejecutar las Acciones en Ejecución, LA FIDUCIARIA deberá seguir el procedimiento de Drag Along establecido en la Cláusula Sexta del presente CONTRATO. En tal sentido, queda claramente establecido que LA FIDUCIARIA seguirá las instrucciones que le dé el FIDEICOMISARIO respecto a dicho procedimientos y velará porque el mismo se cumpla a cabalidad.

En tal sentido, LA FIDUCIARIA venderá las Acciones en Ejecución en los mismos términos en los que lo hará el FIDEICOMISARIO y en cumplimiento del mencionado procedimiento.

Las PARTES dejan expresa constancia que la modalidad utilizada por LA FIDUCIARIA para llevar a cabo la venta de las Acciones en Ejecución no podrá ser objetada por los FIDEICOMITENTES ni ningún tercero, salvo que contravenga lo dispuesto en el presente CONTRATO, y que ni LA FIDUCIARIA ni el FIDEICOMISARIO asumirán responsabilidad alguna por ello. Asimismo, las PARTES dejan expresa constancia que

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la modalidad de ejecución de las Acciones en Ejecución podrá ser modificada, en cualquier momento durante el proceso de ejecución, en las ocasiones que el FIDEICOMISARIO lo considere oportuno, según lo establecido en el presente CONTRATO.

Cláusula Novena:	De la aplicación de los recursos

El producto de la ejecución de las ACCIONES que conforman el PATRIMONIO FIDEICOMETIDO será depositado en la CUENTA EJECUCIÓN y distribuido por LA FIDUCIARIA de acuerdo a lo siguiente:
9.1

En primer lugar, para cubrir los tributos que se adeuden con relación a los bienes y derechos que conforman el PATRIMONIO FIDEICOMETIDO producto de la administración de este último por LA FIDUCIARIA de acuerdo con el CONTRATO (dejándose expresa constancia que el concepto de tributos previsto en esta prelación no incluye el Impuesto General a las Ventas con relación a la DISTRIBUCIÓN DE DERECHOS ECONÓMICOS o venta de las ACCIONES que corresponda pagar al FIDEICOMITENTE).

9.2

En segundo lugar, para cubrir los gastos debidamente documentados de administración, custodia y ejecución de los bienes y derechos que forman parte del PATRIMONIO FIDEICOMETIDO en que incurra LA FIDUCIARIA o el FIDEICOMISARIO, así como todos los gastos debidamente documentados pendientes con terceros relativos tanto a la administración como al proceso de ejecución de las ACCIONES.

9.3	En tercer lugar, para cubrir cualquier retribución que pudieran estar adeudando los FIDEICOMITENTES a LA FIDUCIARIA bajo el presente CONTRATO.

9.4	En cuarto lugar, para cubrir los pagos descritos en el numeral 6.5 de la Cláusula Sexta del CONTRATO. Para tales efectos, el FIDEICOMISARIO deberá remitir a LA FIDUCIARIA, con copia a los FIDEICOMITENTES los Cálculos correspondientes en un plazo no mayor de cinco (5) DÍAS HÁBILES de ocurrida la ejecución.

Los FIDEICOMITENTES tendrán derecho a cuestionar el cálculo efectuado por el FIDEICOMISARIO dentro de los tres (3) DÍAS HÁBILES de recibida la referida comunicación. Transcurrido dicho plazo sin que se hubiere cuestionado el cálculo se entenderá que lo indicado por el FIDEICOMISARIO es correcto e incuestionable. Se deja expresa constancia que el cuestionamiento efectuado por un FIDEICOMITENTE le resulta aplicable a dicho FIDEICOMITENTE únicamente.

El FIDEICOMISARIO y el (los) FIDEICOMITENTE(S) que cuestionó(aron) el Cálculo deberán comunicar a LA FIDUCIARIA la decisión a la que han arribado y será de aplicación el mecanismo de solución de disputas dispuesto en el numeral 6.4.4 anterior.

9.5	Luego de pagadas la totalidad de las sumas a que se refieren los numerales anteriores, el remanente del producto de la ejecución del PATRIMONIO FIDEICOMETIDO, de haberlo, será entregado por LA FIDUCIARIA a los FIDEICOMITENTES. A tal efecto, el monto remanente será abonado por LA FIDUCIARIA en la cuenta que los FIDEICOMITENTES le indique, sin responsabilidad para LA FIDUCIARIA.

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CAPÍTULO IV

DISPOSICIONES GENERALES

Cláusula Décima:	De las obligaciones de los FIDEICOMITENTES

En virtud al presente CONTRATO, los FIDEICOMITENTES se obligan, de manera mancomunada, a lo siguiente:

10.1	Transferir -a la fecha de entrada en vigencia de este CONTRATO- a LA FIDUCIARIA el dominio fiduciario sobre la totalidad de las ACCIONES. Instruir a la SAB que emita y solicite la transferencia de las ACCIONES en dominio fiduciario en favor de LA FIDUCIARIA conforme a lo establecido en el numeral 6.1 de la Cláusula Sexta del presente CONTRATO.

10.2	Dar inmediato aviso a LA FIDUCIARIA de cualquier hecho o circunstancia (relacionado con los propios FIDEICOMITENTES independientemente) del que tuvieran conocimiento que pudiera afectar, de cualquier manera, el PATRIMONIO FIDEICOMETIDO o la legalidad, validez o eficacia de este CONTRATO, o que amenace o perturbe los derechos de LA FIDUCIARIA o del FIDEICOMISARIO bajo el presente CONTRATO.

10.3	Pagar y declarar a las autoridades tributarias que corresponda, dentro de los plazos legales establecidos, todos los tributos y gastos que pudieran gravar el PATRIMONIO FIDEICOMETIDO o generarse en el cumplimiento de este CONTRATO que, de acuerdo a la LEY APLICABLE, le corresponda pagar a los FIDEICOMITENTES, incluyendo cualquier sanción y demás montos que fueran aplicables, excepto en la medida que los FIDEICOMITENTES cuestionen, de buena fe, ante las AUTORIDADES COMPETENTES dichos tributos, sanciones o montos.

10.4	Durante la VIGENCIA DEL FIDEICOMISO, los FIDEICOMITENTES se obligan a incluir en el PATRIMONIO FIDEICOMETIDO aquellas ACCIONES que pudieran corresponder en el futuro a los FIDEICOMITENTES, en su condición de accionistas de la SOCIEDAD, respectivamente, así como, a que, en todo momento, las ACCIONES se encuentren dentro del PATRIMONIO FIDEICOMETIDO, salvo aquellos casos de excepción dispuesto en este CONTRATO.

10.5	Pagar los HONORARIOS DE DESEMPEÑO, de acuerdo con lo establecido en el CONTRATO, así como los gastos derivados de la ejecución del PATRIMONIO FIDEICOMETIDO en caso se produzca un EVENTO DE INCUMPLIMIENTO.

10.6	Cumplir cabalmente y de manera oportuna con las demás obligaciones establecidas en el presente CONTRATO.

Las PARTES dejan expresa constancia que la ocurrencia de cualquier incumplimiento bajo este CONTRATO incluyendo, pero sin limitarse a las obligaciones indicadas en la presente cláusula, constituirán un EVENTO DE INCUMPLIMIENTO y que, por lo tanto, una vez que se configure la ocurrencia de cualquiera de los EVENTOS DE INCUMPLIMIENTO bajo el presente CONTRATO, el FIDEICOMISARIO podrá enviar a LA FIDUCIARIA, con copia a los FIDEICOMITENTES, una NOTIFICACIÓN DE EJECUCIÓN.

Cláusula Décimo Primera:	De las obligaciones de LA FIDUCIARIA

En virtud del presente instrumento, LA FIDUCIARIA se obliga a lo siguiente:

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11.1	Recibir de los FIDEICOMITENTES, en dominio fiduciario, los bienes que conforman el PATRIMONIO FIDEICOMETIDO y administrarlos de acuerdo a lo establecido en el presente CONTRATO.

11.2	Actuar de conformidad con lo indicado en el presente CONTRATO.

11.3	Dar aviso al FIDEICOMISARIO de cualquier hecho o circunstancia de la que tuviere conocimiento o que le hubiere sido comunicada por los FIDEICOMITENTES, que afecte o amenace de cualquier manera los bienes que conforman el PATRIMONIO FIDEICOMETIDO o que amenace o perturbe sus derechos.

11.4	Asumir la defensa del PATRIMONIO FIDEICOMETIDO con el objeto de cautelar éste y cualquiera de los derechos inherentes al mismo conforme lo establecido en el presente CONTRATO.

11.5	Mantener una clara separación entre el PATRIMONIO FIDEICOMETIDO y su propio patrimonio u otros patrimonios autónomos que administre, siendo extensiva esta obligación a los demás bienes que en el futuro sean incorporados al PATRIMONIO FIDEICOMETIDO.

11.6	Llevar el inventario y una contabilidad separada por el PATRIMONIO FIDEICOMETIDO, en libros debidamente legalizados, sin perjuicio de las cuentas y registros que correspondan en sus propios libros, los mismos que deberán mantenerse conciliados con dicha contabilidad, cumpliendo las obligaciones contables y tributarias, conforme a la legislación de la materia, con cargo al PATRIMONIO FIDEICOMETIDO.

11.7	Preparar los estados financieros y balances del PATRIMONIO FIDEICOMETIDO en forma semestral, así como el informe o memoria anual, poniéndolo a disposición del FIDEICOMISARIO, los FIDEICOMITENTES y de la SBS. Conforme lo señalado en el artículo 10° del REGLAMENTO, las PARTES acuerdan que LA FIDUCIARIA podrá presentar la información financiera señalada en el presente numeral dentro de los primeros noventa (90) días de cada año.

11.8	Guardar reserva sobre los actos y documentos relacionados con el PATRIMONIO FIDEICOMETIDO, con los mismos alcances del secreto bancario.

11.9	Disponer de los bienes y derechos integrantes del PATRIMONIO FIDEICOMETIDO, de acuerdo a lo prescrito en el presente CONTRATO.

11.10	Rendir cuenta ante los FIDEICOMITENTES, al FIDEICOMISARIO y la SBS al término del PATRIMONIO FIDEICOMETIDO. Para el caso de la memoria y los estados financieros del PATRIMONIO FIDEICOMETIDO, conforme lo señalado en el artículo 10° del REGLAMENTO, las PARTES acuerdan que LA FIDUCIARIA tendrá un plazo de noventa (90) días contados desde la culminación del PATRIMONIO FIDEICOMETIDO para presentar los mismos.

11.11	Cumplir las demás obligaciones contenidas en el presente CONTRATO, en la LEY y en el REGLAMENTO.

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11.12	Entregar al FIDEICOMISARIO y suscribir de tiempo en tiempo, y según le sea requerido, siempre que no se haya producido la ejecución de las ACCIONES, en aplicación de lo establecido en la Cláusula Sexta del CONTRATO, cualquier documento público o privado que sea necesario para que el FIDEICOMISARIO ejerza plenamente los DERECHOS POLÍTICOS sobre las ACCIONES.

11.13	Realizar la publicación en el Diario Oficial “El Peruano” del aviso de la transmisión fideicomisaria materia del presente CONTRATO, de conformidad con lo establecido en el artículo 245 de la LEY.

Cláusula Décimo Segunda:	De la VIGENCIA DEL CONTRATO

12.1	El CONTRATO se mantendrá vigente durante el plazo de ocho (8) años contados desde la fecha de su suscripción, con una renovación automática de ocho (8) años adicionales, sin perjuicio del derecho de liquidez establecido en el numeral 6.7 de la Cláusula Sexta del presente CONTRATO, luego de la cual los FIDEICOMITENTES y el FIDEICOMISARIO, de mutuo acuerdo y por escrito, podrán acordar extensiones anuales según lo dispuesto en el numeral 12.3 siguiente (la “VIGENCIA DEL FIDEICOMISO”).

12.2	Luego de cumplido el plazo de ocho (8) años contados desde la fecha de suscripción del presente CONTRATO, el FIDEICOMISARIO pagará a los FIDEICOMITENTES, por cada año de extensión, una contraprestación equivalente a lo que resulte mayor entre un octavo (1/8) de:

(i)	Dos por ciento (2.0%) del precio de mercado de las ACCIONES según lo indicado en la BVL en la fecha de inicio del periodo correspondiente a la renovación automática, por ACCIÓN; o,

(ii)	S/ 0.04 (Cero y 04/100 Soles) por ACCIÓN.

12.3	Cumplido el plazo y la renovación automática señalados en el numeral 12.1 anterior, y con una anticipación no menor a tres (3) meses con anterioridad al vencimiento de la VIGENCIA DEL FIDEICOMISO, o de cada periodo anual adicional que sea pactado, el FIDEICOMISARIO podrá solicitar a los FIDEICOMITENTES la extensión de la VIGENCIA DEL FIDEICOMISO por periodos anuales adicionales.

Los FIDEICOMITENTES tendrán un plazo de treinta (30) días calendario para aceptar la renovación anual del CONTRATO, y en cuyo término las PARTES se pondrán de acuerdo respecto de la contraprestación por ACCIÓN a ser pagada. En caso alguno o algunos de los FIDEICOMITENTES no respondiese(n) la solicitud de extensión de la VIGENCIA DEL FIDEICOMISO enviada por el FIDEICOMISARIO dentro del plazo de treinta (30) días calendario señalado anteriormente, se entenderá como una negativa a la renovación del plazo del CONTRATO.

Cláusula Décimo Tercera:	De la retribución de LA FIDUCIARIA

13.1	LA FIDUCIARIA, por la labor que se le encomienda, cobrará al FIDEICOMISARIO las comisiones acordadas en el CONVENIO DE RETRIBUCIONES, debiendo ser pagadas en las condiciones establecidas en dicho convenio.

13.2	Las comisiones indicadas anteriormente no incluyen el Impuesto General a las Ventas ni los demás tributos de ley que pudieran gravarlas, siendo de cargo del FIDEICOMISARIO

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el pago de dichos tributos.

Cláusula Décimo Cuarta:	Limitación de responsabilidad

14.1	Por la presente, las PARTES reconocen, acuerdan y declaran que las obligaciones que LA FIDUCIARIA asume en virtud de lo dispuesto por este CONTRATO son de medios y no de resultados y que, de acuerdo a lo señalado, serán prestadas por LA FIDUCIARIA observando las cláusulas del mismo y las disposiciones aplicables establecidas para tal efecto en la LEY y el REGLAMENTO. En tal sentido, la responsabilidad de LA FIDUCIARIA derivada del presente CONTRATO se limita a la inobservancia, por dolo o negligencia grave, de las referidas disposiciones, todo ello de acuerdo con el artículo 259° de la LEY. A tal efecto, LA FIDUCIARIA estará libre de cualquier responsabilidad por los daños y perjuicios respecto de los FIDEICOMITENTES o del FIDEICOMISARIO, sus representantes, empresas vinculadas o terceros, en tanto desempeñe sus funciones bajo el CONTRATO.

14.2	En la eventualidad que un tercero obtuviera una sentencia definitiva en donde se ordene a LA FIDUCIARIA o a alguno de sus empleados, trabajadores, directores o accionistas el pago de una indemnización o multa, no obstante haberse desempeñado conforme lo dispuesto en el presente CONTRATO, LA FIDUCIARIA podrá repetir contra los FIDEICOMITENTES o contra el FIDEICOMISARIO, según sea el que haya originado el asunto materia de la sentencia en cuestión. En caso no se determine cuál de las PARTES mencionadas originó el asunto materia de la sentencia, LA FIDUCIARIA repetirá, conjuntamente, contra los FIDEICOMITENTES y el FIDEICOMISARIO, quienes deberán responder, de forma solidaria, frente a LA FIDUCIARIA.

Cláusula Décimo Quinta:	Renuncia de LA FIDUCIARIA

15.1	LA FIDUCIARIA podrá renunciar al ejercicio de su cargo por causas debidamente sustentadas, dando aviso a los FIDEICOMITENTES, al FIDEICOMISARIO y a la SBS. Para los efectos del presente CONTRATO, el plazo a que se refiere el artículo 269°, segundo párrafo, de la LEY se comenzará a computar desde que la aceptación de la renuncia por parte de la SBS haya sido puesta en conocimiento de LA FIDUCIARIA, del FIDEICOMITENTE y del FIDEICOMISARIO. Ante la renuncia de LA FIDUCIARIA, será de aplicación lo dispuesto a continuación:

15.1.1	El FIDEICOMISARIO deberá nombrar a un fiduciario sucesor dentro de los cuatro (4) meses de producida la aceptación de la renuncia por la SBS, dicho nombramiento se entenderá producido una vez informado a LA FIDUCIARIA.

15.1.2	El fiduciario sucesor deberá aceptar dicho nombramiento por escrito, la aceptación implicará la suscripción en un mismo acto del Contrato de Transferencia del Fideicomiso (en adelante, el “Contrato de Transferencia del Fideicomiso”), así como la entrega de los documentos que acreditan los derechos sobre el PATRIMONIO FIDEICOMETIDO con la correspondiente acta notarial de recepción. La aceptación deberá efectuarse dentro de los cuarenta y cinco (45) días posteriores al nombramiento del fiduciario sucesor. Una vez aceptado dicho nombramiento, el fiduciario sucesor tendrá de ahí en adelante todos los derechos, potestades, privilegios y obligaciones de LA FIDUCIARIA.

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

15.1.3	LA FIDUCIARIA se obliga a otorgar todos los documentos, ya sean públicos o privados, y a efectuar todas las acciones correspondientes para transferir todos sus derechos y facultades, así como los bienes que conforman el PATRIMONIO FIDEICOMETIDO al fiduciario sucesor. Todos los gastos incurridos para el nombramiento del fiduciario sucesor serán asumidos por LAS PARTES en la siguiente proporción: cincuenta por ciento (50%) serán de cargo de los FIDEICOMITENTES y cincuenta por ciento (50%) de cargo del FIDEICOMISARIO.

15.1.4	LA FIDUCIARIA deberá presentar a los FIDEICOMITENTES, al FIDEICOMISARIO y a la SBS por escrito, una rendición de cuentas precisa y documentada de su gestión.

15.2	LA FIDUCIARIA quedará liberada de cualquier otro deber y obligación como fiduciario en virtud del presente CONTRATO, una vez que entregue al fiduciario sucesor el PATRIMONIO FIDEICOMETIDO, lo cual deberá constar en acta, de acuerdo a lo establecido en el numeral 15.1.2 anterior o en caso no se logre nombrar al fiduciario sucesor dentro del plazo señalado en el numeral 15.1.1 anterior.

15.3	El FIDEICOMISARIO podrá solicitar a LA FIDUCIARIA, dentro de los cuatro (4) meses de producida la aceptación de la renuncia por la SBS, la constitución de garantía mobiliaria a favor del FIDEICOMISARIO sobre los bienes y derechos que forman parte del PATRIMONIO FIDEICOMETIDO, la misma que será levantada una vez suscrito el Contrato de Transferencia de Fideicomiso. En tal sentido, LA FIDUCIARIA queda obligada a suscribir todos los documentos necesarios, ya sean públicos o privados, para formalizar las garantías antes descritas.

15.4	Queda expresamente establecido que, en caso se precise el cómputo del plazo a que hace referencia el artículo 269°, segundo párrafo, de la LEY, será de aplicación el procedimiento establecido en el dispositivo sobre la materia, manteniéndose vigente el procedimiento antes previsto en lo que no se le opusiere.

Cláusula Décimo Sexta:	Remoción de LA FIDUCIARIA

El FIDEICOMISARIO y los FIDEICOMITENTES podrán, de mutuo acuerdo, reemplazar a LA FIDUCIARIA dando a ésta un aviso previo de noventa (90) días. En tal caso, serán de aplicación las condiciones establecidas en la Cláusula Décimo Quinta anterior, según corresponda. LA FIDUCIARIA cooperará y brindará todo el apoyo razonable para asegurar una transición sin mayor inconveniente al fiduciario sucesor.

Todos los gastos incurridos para el nombramiento del fiduciario sucesor serán asumidos por LAS PARTES en la siguiente proporción: cincuenta por ciento (50%) serán de cargo de los FIDEICOMITENTES y cincuenta por ciento (50%) de cargo del FIDEICOMISARIO.

Cláusula Décimo Sétima:	Factor Fiduciario

17.1	De conformidad con lo establecido en el artículo 9° del REGLAMENTO, LA FIDUCIARIA designará –dentro de los quince (15) días de la fecha de entrada en vigencia del presente CONTRATO- al Factor Fiduciario del presente CONTRATO (en adelante, el “Factor Fiduciario”), informando de esto, dentro del mismo plazo a los FIDEICOMITENTES y al FIDEICOMISARIO.

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

17.2	La designación del Factor Fiduciario será puesta en conocimiento de la SBS, por parte de LA FIDUCIARIA, dentro de los quince (15) días posteriores a la fecha de efectuada la designación. La SBS podrá remover al Factor Fiduciario mediante resolución debidamente fundamentada.

Cláusula Décimo Octava:	Notificaciones y Domicilio

Las PARTES acuerdan que cualquier comunicación o notificación, judicial o extrajudicial, que deba cursarse entre las mismas, se efectuará a los correos electrónicos señalados en el numeral 18.2 y a la atención de las personas señaladas en numeral 18.3 de la presente Cláusula. Asimismo, las PARTES podrán emplear como medio complementario de comunicación las cartas notariales referidas en el numeral 18.1 y los números telefónicos señalados en el numeral 18.4 de la presente Cláusula, de acuerdo al procedimiento siguiente:

18.1	Mediante cartas notariales presentadas en los siguientes domicilios:

• BEI • FDS • HRZ • AGR • CGB • LA FIDUCIARIA:

Av. General Pezet N° 421, Dpto. 1301, San Isidro

Av. Nicolás de Rivera N° 280, Dpto. 402, San Isidro

Calle Toquepala N° 116, Urb. Tambo de Monterrico, Santiago de Surco

Av. Nicolás de Ribera N° 330, Dpto. 401, San Isidro

Calle Mariscal Blas Cerdeña N° 365, Dpto. 601, San Isidro

Calle Los Libertadores N° 155, piso 8, San Isidro.

• FIDEICOMISARIO: • CUSTODIO:	Av. Larco N° 1301, piso 20, Miraflores. Av. Santo Toribio N° 173 Dpto. 602, San Isidro

Las cartas se reputarán cursadas con los cargos de recepción de las mismas, los que deberán tener sello de recepción con la fecha, nombre y firma.

18.2	Mediante correos electrónicos dirigidos desde y a las siguientes direcciones:

• BEI • FDS • HRZ • AGR • CGB • LA FIDUCIARIA:

cmontero@gym.com.pe

fdulanto@gmp.com.pe

mrangel@mjm.com.pe

alfonsogalvezrubio@gmail.com

cawigutiereez@hotmail.com

Área de Operaciones:

Correo principal: operaciones@lf.pe

Correos secundarios: ppostigo@lf.pe,

avelasquez@lf.pe, vhuertas@lf.pe

Área de Contabilidad: smontes@lf.pe,

gmontenegro@lf.pe

Área Legal: gsoto@lf.pe, duribe@lf.pe, icruz@lf.pe

Otros: pcomitre@lf.pe, rparodi@lf.pe

• FIDEICOMISARIO: • CUSTODIO	pablo.kuhlenthal@ig4capital.com; contratos@ig4capital.com

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

jose.blancocaceres@btgpactual.com; cristhian.escalante@btgpactual.com

Los correos electrónicos se reputarán entregados a las PARTES mediante el reporte de confirmación de entrega.

18.3	Las únicas personas autorizadas para efectuar comunicaciones son:

18.4	• BEI: • FDS: • HRZ: • AGR: • CGB: • LA FIDUCIARIA:

Juan Carlos Montero Graña

Francisco Javier Dulanto Swayne

Hugo Rangel Zavala

Alfonso Hernando Gálvez Rubio

Claudia Maria de la Asunción Gutiérrez Benavides

Área de Operaciones: Paola Postigo (Gerente de Operaciones); Ana Velásquez (Jefa de Operaciones), Vanessa Huertas; Área de Contabilidad: Susana Montes (Gerente de Contabilidad); Guadalupe Montenegro (Jefa de Contabilidad); Área Legal: Diego Uribe (Gerente Legal), Gabriela Soto (Abogado Senior), Isidora Cruz (Abogado Senior); Otros: Paulo Comitre (Gerente General); Rafael Parodi (Gerente Comercial).

• FIDEICOMISARIO:	Gustavo Buffara (Managing Director & CFO); Pablo Kühlenthal (Managing Director)
• CUSTODIO	José Antonio Blanco Cáceres; Cristhian Rafael Escalante Uribe.

A los siguientes números telefónicos:

• LA FIDUCIARIA:	[●]
• FIDEICOMISARIO: • CUSTODIO:	+56 2 2592-6602 +51 1 616-4300

Cualquier modificación de los domicilios, correos electrónicos, números telefónicos o personas autorizadas para efectuar comunicaciones, deberá ser puesta en conocimiento de las PARTES mediante correo electrónico, siendo los nuevos datos aplicables únicamente a las comunicaciones que se efectúen con posterioridad a la fecha de recepción de los referidos correos electrónicos.

Cuando en el presente CONTRATO se haga referencia a comunicación escrita se entenderá que necesariamente deberá hacerse mediante la comunicación prevista en el numeral 18.2 de la presente Cláusula.

Cláusula Décimo Novena:	De la modificación del CONTRATO

Las PARTES se reservan el derecho de modificar, de común acuerdo, los términos del CONTRATO en el momento en que lo estimen conveniente. Las modificaciones introducidas entrarán en vigencia a partir de la suscripción del contrato que para el efecto suscriban, o en la fecha en que las PARTES lo acuerden. Cualquier modificación al CONTRATO deberá hacerse necesariamente por escrito y deberá ser formalizada a través de escritura pública, salvo las modificaciones de

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

correo electrónico o de las personas autorizadas para efectuar comunicaciones, que se efectuarán de conformidad con el procedimiento descrito en la Cláusula Décimo Octava.

Cualquier modificación a los términos y condiciones del presente CONTRATO requiere la autorización expresa, previa y por escrito del FIDEICOMISARIO.

Cláusula Vigésima:	De la defensa del PATRIMONIO FIDEICOMETIDO

En caso fuera necesario o resultara conveniente realizar algún acto o intervenir en cualquier acción, excepción o medida cautelar, sea de carácter judicial o extrajudicial, con el objeto de cautelar el PATRIMONIO FIDEICOMETIDO, así como cualesquiera de los derechos inherentes al mismo, LA FIDUCIARIA informará de este hecho al FIDEICOMISARIO, con copia a los FIDEICOMITENTES, a fin de que el FIDEICOMISARIO le indique a LA FIDUCIARIA, en un plazo no mayor al DÍA HÁBIL siguiente de conocido el hecho, el estudio de abogados a quien se le encargarán los procesos judiciales y/o extrajudiciales a que hubiere lugar, caso contrario, LA FIDUCIARIA designará a uno de los estudios de abogados que aparecen dentro de la relación que como ANEXO 4 forma parte integrante del presente CONTRATO, a quien le encargará los procesos judiciales y/o extrajudiciales a que hubiere lugar.

En caso los estudios de abogados que aparecen en la relación hayan dejado de funcionar o no acepten el encargo, LA FIDUCIARIA elegirá al estudio de abogados que considere conveniente. LA FIDUCIARIA informará sobre la designación y el encargo al FIDEICOMISARIO, con copia a los FIDEICOMITENTES. LA FIDUCIARIA no tendrá responsabilidad por la elección del estudio de abogados, ni por los resultados obtenidos por éste.

Los gastos en que se incurra en la defensa del PATRIMONIO FIDEICOMETIDO serán asumidos según lo dispuesto en el CONVENIO DE RETRIBUCIONES.

Cláusula Vigésimo Primera:	Gastos y costos

Todos los gastos debidamente documentados –incluyendo de manera especial pero no restrictiva– los notariales, registrales, auditoría, judiciales, extrajudiciales y de arbitraje, costos, comisiones, tributos, de publicación en el Diario Oficial “El Peruano”, de conformidad con lo establecido en el artículo 245 de la LEY –existentes o por crearse en el futuro– y los intereses compensatorios y moratorios derivados de los mismos, que se generen como consecuencia de la constitución, administración, ejecución y devolución del PATRIMONIO FIDEICOMETIDO, serán asumidos íntegramente por la PARTE o las PARTES que corresponda(n) según el CONVENIO DE RETRIBUCIONES.

Las PARTES responsables de los pagos de los gastos y costos según el CONVENIO DE RETRIBUCIONES deberán cancelarlos directamente, poniendo a disposición de LA FIDUCIARIA, los montos que ésta requiera dentro de los cinco (5) DÍAS HÁBILES de la fecha en que sean solicitados.

Cláusula Vigésimo Segunda:	De la legislación aplicable

En todo lo no previsto en este documento, el presente CONTRATO se regirá por las leyes de la República del Perú y, en particular, por lo dispuesto en la LEY, el REGLAMENTO o las normas que las pudiesen sustituir en el futuro.

Cláusula Vigésimo Tercera:	Arbitraje

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

Las PARTES acuerdan expresamente que cualquier discrepancia o controversia que pudiera surgir como consecuencia de la interpretación o ejecución del CONTRATO –o en vinculación con el mismo–, incluidas las relacionadas con su nulidad e invalidez, serán resueltas mediante arbitraje de derecho, el cual se sujetará a las siguientes reglas:

23.1	El arbitraje será llevado a cabo por un tribunal arbitral ad hoc compuesto por tres (3) miembros que necesariamente deberán ser abogados (en adelante, el “Tribunal Arbitral”).

23.2	El arbitraje se llevará a cabo conforme al Reglamento de Arbitraje Nacional e Internacional de la Cámara de Comercio Americana en el Perú, a cuyas normas las PARTES se someten en forma incondicional, declarando conocerlas y aceptarlas en su integridad.

23.3	El Tribunal Arbitral se constituirá de la siguiente forma:

23.3.1	Si las partes en conflicto fueran dos (2), cada una de ellas designará un árbitro, dentro del plazo de quince (15) días de recibido el requerimiento para dicho nombramiento, y el tercero será designado de común acuerdo por los árbitros ya designados, dentro de los quince (15) días contados desde la fecha en que ambos árbitros sean nombrados por las partes. El tercer árbitro presidirá el Tribunal Arbitral.

En caso una de las partes no designe a su árbitro dentro de un plazo de quince (15) días contados desde la fecha en que una de ellas manifieste por escrito su voluntad de acogerse a la presente cláusula, el árbitro que no haya sido designado será nombrado por el Centro Internacional de Arbitraje de la Cámara de Comercio Americana en el Perú (en adelante, el “Centro”). Asimismo, en caso los árbitros nombrados por las partes no nombren al tercer árbitro dentro del plazo establecido en el párrafo anterior, el tercer árbitro será designado por el Centro.

23.3.2	Si las partes en conflicto fueran tres (3) o más, los tres (3) árbitros serán designados por el Centro, entre los cuales el Centro designará al árbitro que presidirá el Tribunal Arbitral.

23.4	El Tribunal Arbitral tendrá un plazo de hasta cien (100) DÍAS HÁBILES desde su instalación para expedir el respectivo laudo arbitral, el cual será inapelable. Asimismo, el Tribunal Arbitral puede quedar encargado de determinar con precisión la controversia, así como otorgar una prórroga, de forma excepcional, únicamente, por temas vinculados a la actuación de medios probatorios, en caso fuera necesaria para emitir el laudo.

23.5	El lugar del arbitraje será la ciudad de Lima, Perú y el idioma que se utilizará en el procedimiento arbitral será el castellano.

23.6	Los gastos y costos correspondientes al arbitraje serán asumidos íntegramente por las partes que no se vean favorecidas con la decisión del Tribunal Arbitral, el cual deberá fijarlos e incluirlos en su laudo. Dichos gastos y costos comprenderán los relativos a la contratación de asesoría jurídica y/o abogados encargados de la defensa respectiva.

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

Asimismo, en caso de existir dos o más pretensiones que se discutan en el procedimiento arbitral, la PARTE que se vea desfavorecida en la mayoría de aquellas será la obligada al pago de los gastos y costos referidos en el párrafo inmediato anterior.

23.7	En caso de que alguna de las partes decidiera interponer recurso de anulación contra el laudo arbitral ante el Poder Judicial, deberá constituir previamente, como requisito indispensable, a favor de la parte o las partes contraria(s) una Carta Fianza (en adelante, la “Carta Fianza”) solidaria, incondicional e irrevocable y de realización automática, otorgada por un banco de primer orden con sede en Lima, con una vigencia no menor a un año, que deberá ser renovada y mantenerse vigente hasta que se resuelva en definitiva el recurso de anulación, a efectos de garantizar el fiel cumplimiento del laudo y por: (i) un monto equivalente al sesenta por ciento (60%) del monto del laudo arbitral; o, (ii) (a) en caso el laudo arbitral no prevea un monto específico; o, (b) el laudo arbitral conceda, al mismo tiempo, pretensiones con cuantía y sin cuantía, un monto equivalente a US$ 500,000.00 (Quinientos Mil y 00/100 DÓLARES). Dicha Carta Fianza deberá estar vigente durante el tiempo que dure el proceso promovido y será entregada en custodia a un notario público de la ciudad de Lima, salvo que por disposición legal deba ser entregada en custodia a la Corte Superior. A tal efecto, se precisa que el importe indicado no se incrementará en caso el recurso de anulación sea interpuesto por más de una PARTE o cuando, habiendo sido presentado por separado, se sustente en los mismos argumentos. Este requisito indispensable será exigible inclusive en los casos en que la condena, en todo o en parte, sea puramente declarativa, no sea valorizable en dinero o requiera una liquidación o determinación que no sea únicamente una operación matemática.

La Carta Fianza será devuelta a la PARTE que interpuso el recurso de anulación sólo en el caso que tal recurso sea declarado fundado por resolución firme. En caso contrario, la Carta Fianza será ejecutada por la PARTE en cuyo favor se haya otorgado y aplicada como penalidad.

23.8	Para cualquier intervención de los jueces y tribunales ordinarios dentro de la mecánica arbitral, las PARTES se someten expresamente a la jurisdicción de los jueces y tribunales del distrito judicial de Lima, renunciando al fuero de sus domicilios.

Cláusula Vigésimo Cuarta:	Separabilidad de cláusulas

Las PARTES dejan constancia que las cláusulas y secciones del CONTRATO son separables y que la nulidad de una o más de ellas no perjudicará a las restantes en tanto se mantenga la esencia del CONTRATO. En caso de que alguna de las cláusulas o secciones del CONTRATO sea declarada nula, las PARTES harán todo esfuerzo razonable para elaborar e implementar una solución legalmente válida que logre el resultado más aproximadamente cercano a aquél que se buscaba obtener con la cláusula o sección declarada nula.

Cláusula Vigésimo Quinta:	Aspectos tributarios referidos al PATRIMONIO FIDEICOMETIDO

Los FIDEICOMITENTES deberán remitir a LA FIDUCIARIA copia de la presentación de las Declaraciones Juradas correspondientes a los tributos que se encuentren obligados a declarar o pagar en relación con este CONTRATO de acuerdo a LEY APLICABLE y el cumplimiento del mismo, así como copia de las constancias de los pagos efectuados.

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

LA FIDUCIARIA, de ser necesario, regularizará el cumplimiento de toda obligación tributaria sea formal o sustancial, cobrando los gastos incurridos debidamente documentados a los FIDEICOMITENTES conforme lo establecido en la Cláusula Vigésimo Primera del CONTRATO. Para este efecto, LA FIDUCIARIA deberá comunicar previamente a los FIDEICOMITENTES para que estos demuestren el cumplimiento de sus obligaciones tributarias, lo que deberán efectuar dentro de los cinco (5) DÍAS HÁBILES de recibida la referida comunicación.

En caso LA FIDUCIARIA reciba alguna resolución de determinación, orden de pago o cualquier otro tipo de comunicación de parte de la Administración Tributaria o de cualquier otra autoridad local, regional o central, en mérito a la cual se le exija el pago de cualquier tributo que pudiera haberse originado por la celebración, administración o ejecución del CONTRATO, así como por la transferencia del PATRIMONIO FIDEICOMETIDO a LA FIDUCIARIA, esta última remitirá una carta a los FIDEICOMITENTES, con copia al FIDEICOMISARIO, adjuntando copia de la documentación remitida por la Administración Tributaria y requiriendo la remisión de las constancias de pago del íntegro de los tributos, moras, intereses, multas y demás recargos que sean aplicables o copia del recurso presentado ante la Administración Tributaria correspondiente, en caso se opte por la objeción del requerimiento tributario.

Las constancias de pago, así como los recursos presentados, deberán ser remitidos a LA FIDUCIARIA dentro de los cinco (5) DÍAS HÁBILES después del vencimiento del plazo impugnatorio respectivo; en caso contrario, LA FIDUCIARIA podrá optar, sin responsabilidad, por efectuar los pagos cobrando los gastos incurridos a los FIDEICOMITENTES.

Cláusula Vigésimo Sexta:	Cesión de Derechos

Las PARTES dejan expresa constancia de que los FIDEICOMITENTES no podrán ceder ni transferir a terceras personas sus obligaciones o derechos constituidos en virtud del presente CONTRATO sin autorización previa, expresa y por escrito de LA FIDUCIARIA y del FIDEICOMISARIO.

El FIDEICOMISARIO no podrá ceder o transferir a otros bancos o instituciones financieras sus derechos constituidos en virtud del presente CONTRATO salvo que cuente con autorización previa, expresa y por escrito de LA FIDUCIARIA y de los FIDEICOMITENTES (cada uno respecto de sus ACCIONES transferidas al PATRIMONIO FIDEICOMETIDO).

Sin perjuicio de ello, para efectos de la aprobación de la cesión, el potencial cesionario deberá remitir a LA FIDUCIARIA la información necesaria para completar el Formato “Conoce a tu Cliente” (KYC) de LA FIDUCIARIA, en el cual se consigna información sobre prevención del lavado de activos y financiamiento al terrorismo, así como la documentación societaria de dicho cesionario requerida por LA FIDUCIARIA, en ambos casos para cumplir con su obligación de reporte a la SBS y a la Unidad de Inteligencia Financiera (UIF), dentro de un plazo no mayor de quince (15) días calendario de requerida por LA FIDUCIARIA.

LA FIDUCIARIA podrá denegar su consentimiento en caso, una vez recibida y revisada la información antes indicada, verificase que, según lo establecido en las LEYES APLICABLES sobre prevención de lavado de activos y financiamiento del terrorismo o con sus políticas internas, esté en obligación y/o deber de no prestar los servicios de entidad fiduciaria bajo el CONTRATO y se encontrará facultada a renunciar al ejercicio de su cargo, conforme lo establecido en la Cláusula Décimo Quinta del presente CONTRATO.

Cláusula Vigésimo Séptima:	Datos Personales

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

27.1	Datos personales:

Las PARTES declaran tener conocimiento de lo dispuesto en la Ley N° 29733, Ley de Protección de Datos Personales, y su Reglamento, aprobado mediante Decreto Supremo N° 003-2013-JUS. En virtud de ello, las PARTES declaran que, desde la firma del CONTRATO, los FIDEICOMITENTES y el FIDEICOMISARIO están autorizados para permitir el tratamiento de los datos personales que por ellos sean facilitados o que se faciliten en cumplimiento con lo establecido en el presente CONTRATO. Asimismo, los FIDEICOMITENTES y el FIDEICOMISARIO expresan que LA FIDUCIARIA se encuentra autorizada para compartir los datos personales, a terceros, tales como, Instituciones del Sistema Financiero a fin de ser utilizados de acuerdo a lo establecido en el CONTRATO y/o a la AUTORIDAD GUBERNAMENTAL para el ejercicio de sus funciones dentro del marco de la LEY APLICABLE.

Los FIDEICOMITENTES y el FIDEICOMISARIO declaran que los datos proporcionados, son verdaderos y se encuentran actualizados, teniendo pleno conocimiento del uso que LA FIDUCIARIA hará de los mismos. Los FIDEICOMITENTES, y el FIDEICOMISARIO se comprometen a comunicar por escrito a LA FIDUCIARIA cualquier modificación de los datos personales proporcionados en virtud del presente CONTRATO en un plazo de cinco (5) DÍAS HÁBILES de haber tomado conocimiento de la modificación respectiva.

Asimismo, los FIDEICOMITENTES y el FIDEICOMISARIO declaran conocer que los titulares de los datos personales pueden ejercer los derechos de acceso, rectificación, oposición y cancelación de los datos personales proporcionados a LA FIDUCIARIA, mediante una comunicación escrita a LA FIDUCIARIA.

27.2	Beneficiario final

De acuerdo a lo establecido en el Decreto Legislativo N°1372 y su norma reglamentaria el Decreto Supremo N°003-2019-EF, el Estado Peruano estableció que las personas jurídicas y entes jurídicos tienen la obligación de informar a la Administración Tributaria la identificación de sus beneficiarios finales.

En ese contexto, tanto los FIDEICOMITENTES como el FIDEICOMISARIO se obligan a atender cualquier requerimiento de información que les sea formulado por LA FIDUCIARIA, a fin de cumplir con sus políticas internas y las obligaciones legales que le resultan aplicables.

Asimismo, los FIDEICOMITENTES y el FIDEICOMISARIO autorizan a LA FIDUCIARIA a poner a disposición de la Superintendencia de Banca, Seguros y AFP (SBS), la Superintendencia del Mercado de Valores (SMV), la Superintendencia Nacional de Administración Tributaria (SUNAT) y/o cualquier otra entidad pública a cuya competencia se encuentre sujeta LA FIDUCIARIA, la información relativa a sus beneficiarios finales, así como de cualquier otra persona natural que teniendo la calidad de participe o inversionista ejerza el control efectivo final del PATRIMONIO FIDEICOMETIDO, o tenga derecho a los resultados o las utilidades que se generen, paguen o distribuyan en el marco de lo dispuesto en el CONTRATO.

Los FIDEICOMITENTES y/o el FIDEICOMISARIO, se obligan a realizar todas las acciones que resulten necesarias a fin de permitir a LA FIDUCIARIA cumplir con las obligaciones legales que resulten aplicables, en especial, con la obligación relativa a la identificación de sus

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beneficiarios finales, según lo dispuesto el Código Tributario, el Decreto Legislativo N°1372, su reglamento y demás normas aplicables. Se reconoce, asimismo, la facultad de LA FIDUCIARIA de establecer mecanismos y/o criterios que le permitan obtener información adecuada y precisa sobre la identificación del beneficiario final.

Los FIDEICOMITENTES y el FIDEICOMISARIO reconocen y aceptan que el incumplimiento total o parcial de las obligaciones contenidas en el presente numeral por parte del FIDEICOMITENTE y/o el FIDEICOMISARIO constituirá causal de renuncia sin responsabilidad para LA FIDUCIARIA.

Cláusula Vigésimo Octava:	Adhesión

Los terceros que sean accionistas de la SOCIEDAD y que acepten adherirse al presente CONTRATO deberán suscribir una ADENDA DE ADHESIÓN, en los términos del modelo incluido en el ANEXO 5 del presente CONTRATO. Para tal efecto, las PARTES se comprometen a suscribir todas las adendas de adhesión, así como cualquier otro documento público o privado, que sean necesarios, y realizar cualquier acto requerido, a fin de lograr la formalización, ejecución e inscripción, según corresponda, de dichas adhesiones al CONTRATO. Luego de la suscripción de la ADENDA DE ADHESIÓN, dicho tercero sea registrado mediante la modificación del ANEXO 1.

Sin perjuicio de ello, para efectos de la aprobación de la ADHESIÓN, el potencial fideicomitente deberá remitir a LA FIDUCIARIA, la información necesaria para llenar el Formato “Conoce a tu Cliente” (KYC) de LA FIDUCIARIA, en el cual se consigna información sobre prevención del lavado de activos y financiamiento al terrorismo, así como la documentación societaria de dicho cesionario requerida por LA FIDUCIARIA, en ambos casos para cumplir con su obligación de reporte a la SBS y a la Unidad de Inteligencia Financiera (UIF), dentro de un plazo no mayor de quince (15) días calendario de requerida por LA FIDUCIARIA.

Cláusula Vigésimo Novena:	De la no designación de depositario

El FIDEICOMISARIO y los FIDEICOMITENTES dejan expresa constancia de su conformidad con la no designación de un depositario a los efectos de lo establecido en el CONTRATO; sin perjuicio de la responsabilidad civil y penal que pudieran corresponder al FIDEICOMITENTE, conforme a las LEYES APLICABLES. La decisión de no contar con un depositario se realiza conforme a lo señalado y sin que LA FIDUCIARIA asuma responsabilidad alguna por ello.

PRIMERA CLÁUSULA ADICIONAL:	DE LA FALSEDAD DE DECLARACIONES Y RESOLUCIÓN DEL CONTRATO

1.	En el caso que LA FIDUCIARIA tome conocimiento sobre la ocurrencia de cualquiera de los hechos detallados en los numerales (i), (ii); (iii) y/o (iv) del numeral 7.1.8 de la Cláusula Sétima del presente CONTRATO, podrá proceder a remitir una comunicación en la cual: (i) pondrá dicha situación en conocimiento de los FIDEICOMITENTES y del FIDEICOMISARIO; y, de corresponder, (ii) manifestará su intención de ceder su posición contractual en el CONTRATO o resolver el CONTRATO, de acuerdo a la regulación contenida en los numerales 2 y 3 siguientes (en adelante, la “Comunicación LF”).

Luego de haber recibido dicha comunicación, el FIDEICOMISARIO contará con un plazo de quince (15) DÍAS HÁBILES, para informar a LA FIDUCIARIA si deberá proceder a (i) ceder su posición contractual a otro fiduciario, de acuerdo con lo establecido en el artículo 1435° y siguientes del Código Civil; o, (ii) formalizar la resolución del CONTRATO, de acuerdo con lo

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establecido en el artículo 1430° del Código Civil y al numeral 8 del artículo 269° de la LEY (en adelante, la “Comunicación de Salida”).

2.	Cesión de posición contractual de LA FIDUCIARIA:

En caso el FIDEICOMISARIO le indique a LA FIDUCIARIA mediante la Comunicación de Salida, que deberá proceder con la cesión de su posición contractual en el CONTRATO, será de aplicación lo establecido a continuación:

2.1.	En caso el FIDEICOMISARIO no instruya la resolución, deberá nombrar a un fiduciario sucesor y comunicar dicho nombramiento a LA FIDUCIARIA dentro de los cuarenta y cinco (45) DÍAS HÁBILES siguientes a la fecha en la que LA FIDUCIARIA envíe la Comunicación LF.

2.2.	El fiduciario sucesor deberá aceptar dicho nombramiento por escrito. La aceptación implicará la suscripción en un mismo acto del Contrato de Transferencia del Fideicomiso, así como la entrega de los documentos que acreditan los derechos sobre el PATRIMONIO FIDEICOMETIDO con la correspondiente acta notarial de recepción. La aceptación deberá efectuarse dentro de los quince (15) DÍAS HÁBILES posteriores al nombramiento del fiduciario sucesor. Una vez aceptado dicho nombramiento, el fiduciario sucesor tendrá –en adelante– todos los derechos, potestades, privilegios y obligaciones de LA FIDUCIARIA.

2.3.	Todos los gastos razonablemente incurridos para el nombramiento del fiduciario sucesor serán asumidos por los FIDEICOMITENTES, de forma solidaria, en caso estos hayan causado el asunto en mérito al cual LA FIDUCIARIA cedió su posición contractual en el CONTRATO, o por el FIDEICOMISARIO, en caso este haya causado el asunto en mérito al cual LA FIDUCIARIA cedió su posición contractual en el CONTRATO.

2.4.	En el supuesto en que: (i) el FIDEICOMISARIO no cumpla con designar a un fiduciario sucesor, dentro del plazo establecido en el numeral 2.1 anterior; o, (ii) el fiduciario sucesor no acepte su nombramiento dentro del plazo indicado en el numeral 2.2 anterior; o, (iii) los documentos necesarios para la cesión de posición contractual de LA FIDUCIARIA no se hayan suscrito dentro de los treinta (30) DÍAS HÁBILES siguientes a la recepción de la Comunicación de Salida; LA FIDUCIARIA podrá –sin responsabilidad- proceder a formalizar la resolución del CONTRATO de acuerdo a la regulación contenida en el numeral 3 siguiente.

3.	Resolución del CONTRATO:

3.1.	LA FIDUCIARIA podrá -actuando de acuerdo con lo establecido en el artículo 1430° del CÓDIGO CIVIL y al numeral 8 del artículo 269° de la LEY- de acuerdo a lo acordado con los FIDEICOMITENTES y el FIDEICOMISARIO, proceder con la resolución del CONTRATO, en caso se configure alguno de los siguientes supuestos:

a)	Cuando el FIDEICOMISARIO así lo haya instruido mediante la Comunicación de Salida;

b)	Cuando se haya configurado cualquiera de los supuestos indicados en el numeral 2.4 de la presente Primera Cláusula Adicional; o,

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c)	Cuando el FIDEICOMISARIO no cumpla con enviar la Comunicación de Salida dentro del plazo de quince (15) DÍAS HÁBILES de haber recibido la Comunicación LF.

3.2.	Previamente a la suscripción de los documentos necesarios para formalizar la resolución del CONTRATO, LA FIDUCIARIA deberá: (i) constituir una garantía mobiliaria sobre los bienes y derechos que forman parte del PATRIMONIO FIDEICOMETIDO a favor del FIDEICOMISARIO, en respaldo de las OBLIGACIONES GARANTIZADAS; y, (ii) suscribirá todos los documentos que resulten necesarios para llevar a cabo una cesión de derechos sobre las ACCIONES a favor del FIDEICOMISARIO. Para estos efectos, los FIDEICOMITENTES y el FIDEICOMISARIO aceptan expresa e irrevocablemente que LA FIDUCIARIA podrá suscribir todos los documentos públicos y/o privados que resulten necesarios para otorgar las garantías indicadas en los numerales (i) y (ii) del presente párrafo.

3.3.	Luego de haber constituido las garantías indicadas en los numerales (i) y (ii) del numeral 3.2 anterior, y de haber suscrito todos los documentos que resulten necesarios para dichos efectos, LA FIDUCIARIA procederá a suscribir los documentos necesarios para formalizar la resolución del CONTRATO.

3.4.	Los FIDEICOMITENTES y el FIDEICOMISARIO reconocen y aceptan irrevocablemente que LA FIDUCIARIA podrá –más no está obligada a- resolver el contrato de acuerdo con lo establecido en el artículo 1430° del Código Civil y al numeral 8 del artículo 269° de la LEY; sin que ello implique responsabilidad alguna para LA FIDUCIARIA.

4.	Los FIDEICOMITENTES y el FIDEICOMISARIO aceptan expresamente que, LA FIDUCIARIA, a su sola discreción y de acuerdo a lo establecido en los numerales 2 y 3 anteriores, proceda con la cesión de su posición contractual en el CONTRATO o a la resolución del CONTRATO, según corresponda de acuerdo a lo previsto en esta Primera Cláusula Adicional. En tal sentido, los FIDEICOMITENTES y el FIDEICOMISARIO acuerdan que LA FIDUCIARIA podrá –facultativamente- ceder su posición contractual en el presente CONTRATO o resolverlo, según lo regulado previamente y de acuerdo con el CÓDIGO CIVIL y la LEY.

5.	Por tanto, los FIDEICOMITENTES y el FIDEICOMISARIO renuncian expresamente a cualquier acción que limite, restrinja o se oponga a la cesión de posición contractual de LA FIDUCIARIA en este CONTRATO y/o a la resolución contractual del presente CONTRATO, indicadas en esta Cláusula, aceptando los FIDEICOMITENTES y el FIDEICOMISARIO las consecuencias que ocurran.

Agregue usted, señor Notario, las demás cláusulas de ley, expidiendo un testimonio para cada una de las PARTES que intervienen en este CONTRATO y remitiendo un testimonio al Registro Mobiliario de Contratos a efecto que se proceda con la inscripción respectiva.

Lima, [•] de [•] de 2020.

[Hojas de firmas en las siguientes páginas]

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Hoja de Firmas del CONTRATO DE FIDEICOMISO EN GARANTÍA, de fecha [•] de [•] de 2020

FIDEICOMITENTES:

BETHEL ENTERPRISES INC.

debidamente representado por

[•]

FRANCISCO JAVIER DULANTO SWAYNE

HUGO RANGEL ZAVALA

ALFONSO GÁLVEZ RUBIO

CLAUDIA GUTIÉRREZ BENAVIDES

LA FIDUCIARIA S.A.

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Debidamente representada por Diego Alberto Uribe Mendoza	Debidamente representada por Isidora María Luisa Sofía Cruz de los Heros

IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP

Debidamente representado por [•]	Debidamente representado por [•]

BTG PACTUAL PERÚ S.A.C.

Debidamente representado por José Antonio Blanco Cáceres	Debidamente representado por Cristhian Rafael Escalante Uribe

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ANEXO 1

DISTRIBUCIÓN DE ACCIONES DE LOS FIDEICOMITENTES

Fideicomitente	Acciones transferidas al PATRIMONIO FIDEICOMETIDO
Bethel Enterprises Inc.	16’892,642
Dulanto Swayne, Francisco Javier	4’225,000
Rangel Zavala, Hugo	3’633,076
Gálvez Rubio, Alfonso	236,980
Gutierrez Benavides, Claudia	9’000,000
Total	33’987,698

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ANEXO 2

MODELO DE LA NOTIFICACIÓN DE EJECUCIÓN

[CARTA NOTARIAL]

[Fecha]

LA FIDUCIARIA S.A.

Calle Los Libertadores N° 155, piso 8, San Isidro

C.c.:

BETHEL ENTERPRISES INC.

General Pezet N° 421, Dpto. 1301

San Isidro.-

FRANCISCO JAVIER DULANTO SWAYNE

Av. Nicolás de Rivera N° 280, Dpto. 402

San Isidro.-

HUGO RANGEL ZAVALA

Calle Toquepala N° 116, Urb. Tambo de Monterrico

Santiago de Surco.-

ALFONSO GÁLVEZ RUBIO

Av. Nicolás de Ribera N° 330, Dpto. 401

San Isidro.-

CLAUDIA GUTIÉRREZ BENAVIDES

Blas Cerdeña N° 365, Dpto. 601

San Isidro.-

Referencia:	NOTIFICACIÓN DE EJECUCIÓN

De nuestra mayor consideración:

Nos referimos al Contrato de Fideicomiso en Garantía suscrito el [●] de [●] de 2020 entre Bethel Enterprises Inc., Francisco Javier Dulanto Swayne, Hugo Rangel Zavala, Alfonso Gálvez Rubio y Claudia Gutiérrez Benavides, en calidad de fideicomitentes, La Fiduciaria S.A., en calidad de fiduciario, e IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP, en calidad de fideicomisario (en adelante, el “Contrato”). Los términos en mayúsculas no definidos en el presente documento tienen el significado que les es atribuido en el Contrato.

De conformidad con lo establecido en el numeral 8.1 de la Cláusula Octava del Contrato, mediante la presente notificación les enviamos una comunicación en la cual les informamos la ocurrencia del siguiente Evento de Incumplimiento bajo el Contrato: [INSERTAR DESCRIPCIÓN DEL EVENTO DE INCUMPLIMIENTO].

En ese sentido, les informamos nuestra decisión de ejecutar el Patrimonio Fideicometido e indicamos a continuación las Acciones en Ejecución, así como la liquidación del monto que se le adeuda en relación con las Obligaciones Garantizadas a la presente fecha: [INSERTAR ACCIONES

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EN EJECUCIÓN Y LIQUIDACIÓN DEL MONTO QUE SE ADEUDE EN RELACIÓN CON LAS OBLIGACIONES GARANTIZADAS A LA FECHA DE LA NOTIFICACIÓN DE EJECUCIÓN].

Sin otro particular, quedamos de ustedes.

Atentamente,

IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP

Por: [●]

Nombre: [●]

Cargo: [●]

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ANEXO 3

DERECHOS DE LIQUIDEZ

Hasta cumplido el octavo año del plazo de VIGENCIA DEL FIDEICOMISO:

Porcentaje total de acciones
emitidas por la SOCIEDAD
transferidas en la OPA más
aquellas cuyos derechos
políticos hubiesen sido cedidos
por los “Vendedores” (Sellers)
a favor del FIDEICOMISARIO de
acuerdo a lo dispuesto en el
TOSA, con la excepción de las
ACCIONES ADICIONALES	Porcentaje de las ACCIONES transferidas en dominio fiduciario a favor del PATRIMONIO FIDEICOMETIDO respecto de las cuales los FIDEICOMITENTES tienen derecho de liquidez (el “Porcentaje Líquido”)	Porcentaje de las ACCIONES transferidas en dominio fiduciario a favor del PATRIMONIO FIDEICOMETIDO respecto de las cuales los FIDEICOMITENTES no tienen derecho de liquidez (el “Porcentaje No Líquido”)
≥ 22%	0%	100%
≥ 24%	16.500%	83.5%
≥ 25%	16.500% + 4.125% = 20.625%	79.375%
≥ 26%	20.625% + 4.125% = 24.750%	75.25%
≥ 27%	24.750% + 4.125% = 28.875%	71.125%
≥ 28%	28.875% + 4.125% = 33.000%	67%
≥ 29%	33.000% + 4.125% = 37.125%	62.875%
≥ 30%	37.125% + 4.125% = 41.250%	58.75%
≥ 31%	41.250% + 4.125% = 45.375%	54.625%
≥ 32%	45.375% + 4.125% = 49.500%	50.5%

Luego de cumplido el octavo año del plazo de VIGENCIA DEL FIDEICOMISO

	Porcentaje de las ACCIONES transferidas en dominio fiduciario a favor del PATRIMONIO FIDEICOMETIDO respecto de las cuales los FIDEICOMITENTES tienen derecho de liquidez
Año de vigencia del CONTRATO	Respecto al Porcentaje Líquido	Respecto al Porcentaje No Líquido
Durante el noveno año	100%	50%
A partir del inicio del décimo año	100%	100%

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ANEXO 4

ESTUDIOS DE ABOGADOS

CMS Grau

Estudio Echecopar - Member Firm of Baker McKenzie International

Payet, Rey, Cauvi, Pérez Abogados

Rebaza, Alcázar & de las Casas

Rodrigo, Elías & Medrano Abogados

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ANEXO 5

MODELO DE ADENDA DE ADHESIÓN

Señor Notario:

Sírvase usted extender en su Registro de Escrituras Públicas, una en la cual conste la presente modificación parcial (en adelante, la “ADENDA”) al Contrato de Fideicomiso en Garantía (en adelante, el “CONTRATO”) que celebran:

I.	En calidad de NUEVO[S] FIDEICOMITENTE[S]:

•	[●], con RUC N° [●], con domicilio en [●], debidamente representada por [●], identificado con [●]; y, por [●], identificado con [●], según poderes inscritos en los asientos [●] y [●], respectivamente, de la Partida Electrónica N° [●] del Registro de Personas Jurídicas de Lima, (en adelante, “[●]”) / [●], identificado con DNI N° [●], con domicilio para estos efectos en [●], distrito de [●], departamento y provincia de Lima (en adelante, “[●]”);

II.	En calidad de FIDUCIARIO:

•	LA FIDUCIARIA S.A., con RUC N° 20501842771, con domicilio en calle Los Libertadores N° 155, Piso 8, distrito de San Isidro, provincia y departamento de Lima, debidamente representada por el señor Diego Alberto Uribe Mendoza, identificado con DNI N° 43307782, y por la señorita Isidora María Luisa Sofía Cruz de los Heros, identificada con DNI N° 47090115, según poderes inscritos en los asientos C00084 y C00070, respectivamente, de la Partida Electrónica N° 11263525 del Registro de Personas Jurídicas de Lima (en adelante, “LA FIDUCIARIA”).

III.	En calidad de FIDEICOMISARIO:

•	IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP, fondo de inversión constituido bajo las leyes de Escocia, con Partida N° SL34296 del Registrar of Companies de Escocia, con domicilio para estos efectos en 50 La Colomberie, St. Helier, Jersey JE2 4QB, debidamente representado por [●], identificado con [●] N° [●], debidamente facultado según poderes inscritos en los asientos A00001 y A00002 de la Partida Electrónica N° 14490544 del Registro de Personas Jurídicas de Lima (en adelante, el “FIDEICOMISARIO”).

Para efectos de la presente ADENDA, [el/los] NUEVO[S] FIDEICOMITENTE[S], LA FIDUCIARIA y el FIDEICOMISARIO serán considerados conjuntamente como las “PARTES”.

Se deja expresa constancia que en la presente ADENDA DE ADHESIÓN, las palabras que aparecen consignadas en letras mayúsculas tienen el mismo significado que en las que aparecen en el CONTRATO, salvo que el presente documento establezca lo contrario.

presente ADENDA se celebra con arreglo a los términos y condiciones siguientes:

PRIMERA:	ANTECEDENTES

1.1.	Con fecha [●] de [●] de 2020, los FIDEICOMITENTES, LA FIDUCIARIA y el FIDEICOMISARIO suscribieron el CONTRATO por el cual los FIDEICOMITENTES, de conformidad con lo establecido en el artículo 241° de la LEY, transfirieron las ACCIONES en dominio

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fiduciario a favor de LA FIDUCIARIA, así como todo lo que de hecho y por derecho le corresponde a las mismas, de acuerdo a los términos establecidos en el CONTRATO.

El CONTRATO corre inscrito en la Partida Electrónica N° [●] del Registro Mobiliario de Contratos.

De acuerdo a lo dispuesto en la Cláusula Vigésimo Octava del CONTRATO, los terceros que sean accionistas de la SOCIEDAD podrán adherirse al CONTRATO luego de la entrada en vigencia de este a efectos de constituirse como fideicomitentes bajo el mismo.

1.2.	Por medio de la presente ADENDA, [el/los] NUEVO[S] FIDEICOMITENTE[S] desean transferir irrevocablemente a favor de LA FIDUCIARIA, en dominio fiduciario, las ACCIONES de las que son titulares, las mismas que, a partir de la fecha, constituirán el PATRIMONIO FIDEICOMETIDO, así como todo lo que de hecho y por derecho le corresponde a las mismas, de acuerdo a los términos establecidos en el CONTRATO.

1.3.	En ese sentido, es intención de las PARTES suscribir la presente ADENDA a efectos de incorporar [al/a los] NUEVO[S] FIDEICOMITENTE[S], como fideicomitente[s] bajo el CONTRATO.

SEGUNDA:	OBJETO DE LA MODIFICACIÓN

2.1.	Por medio de la presente ADENDA, las PARTES convienen en modificar parcialmente el CONTRATO a efectos de incorporar como FIDEICOMITENTE[S] [al/a los] NUEVO[S] FIDEICOMITENTE[S]; y [el/los] NUEVO[S] FIDEICOMITENTE[S] transfiere[n] irrevocablemente a favor de LA FIDUCIARIA, en dominio fiduciario, sus ACCIONES, las mismas que a partir de la fecha constituirán el PATRIMONIO FIDEICOMETIDO, así como todo lo que de hecho y por derecho le corresponde a las mismas, de acuerdo a los términos establecidos en el CONTRATO.

2.2.	Para efectos de la presente ADENDA, las ACCIONES [del/de los] NUEVO[S] FIDEICOMITENTE[S] son, en conjunto, las [●] acciones que representan el [●]% del capital social de la SOCIEDAD, cuya titularidad se encuentra debidamente registrada a favor [del/de los] NUEVO[S] FIDEICOMITENTE[S] en [●] de [●] en CAVALI.

TERCERA:	DECLARACIONES [DEL/DE LOS] NUEVO[S] FIDEICOMITENTE[S]

Por medio de la presente ADENDA, [el/los] NUEVO[S] FIDEICOMITENTE[S] expresa[n] su conformidad con lo dispuesto en el CONTRATO y se adhiere[n], de manera irrevocable, en calidad de fideicomitente, sin limitación, reserva o restricción alguna, a todos los términos y condiciones contenidos en el mismo.

CUARTA:	GENERALIDADES

3.1.	Las PARTES declaran de manera expresa que conocen y aceptan todos los términos y condiciones del CONTRATO y que los mismos permanecen vigentes y surten plenos efectos en tanto no hayan sido modificados por este documento o se opongan al mismo.

3.2.	Todos los términos utilizados en este documento cuyas letras aparecen en mayúsculas, tienen el significado que se indica en el CONTRATO; a excepción de los términos que se definen en el presente documento.

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QUINTA:	GASTOS Y COSTOS

Las PARTES convienen en que todos los gastos que se deriven de la elaboración de la presente ADENDA; así como todos aquellos que se generen de elevar la presente ADENDA a escritura pública y/o cualquier registro público, serán asumidos según lo establecido en el CONVENIO DE RETRIBUCIONES.

Agregue usted, señor Notario, las demás cláusulas de ley, expidiendo un testimonio para cada una de las PARTES que intervienen en esta ADENDA y remitiendo un testimonio al Registro Mobiliario de Contratos a efecto que se proceda con la inscripción respectiva.

Lima, [•] de [•] de 2020.

Calle Los Libertadores 155	Telefono: 710-0660
Oficina 801, Lima 27	Fax: 222-4260

ANEXO 6

AUDITORES DIRIMENTES

Deloitte

EY

KPMG

PwC

Annex H

Offer Documentation

As per the OPA Regulations, the Offer Notice shall include the following documents and be filed before the SMV and LSE and delivered to the Sellers by the Offeror on the Offer Notice Date in order to obtain approval for the commencement of the Offer:

•	Offer Notice containing the information detailed in Annex III of the CONASEV Resolution No. 009-2006-EF/94.10 (Reglamento de Oferta Pública de Adquisición y de Compra de Valores por Exclusión), including the following:

o	Identification of the Offeror.

o	Name of the Offer Dealer conducting the Offer on behalf of the Offeror.

o	Corporate name, address, information on its registration in the Public Registries of the Company.

o	The Company’s Shares tendered: class, minimum and maximum amount that Offeror would acquire, as well as the percentage that represents the capital of the Company.

o	OPA consideration, currency and exchange rate, if applicable indicating the OPA Consideration and the Political Rights Consideration.

o	Term of Settlement for each Offer, payment method and form in which it is guaranteed.

o	Expiration Time, indicating date and time limits.

o	Where the prospectus and the documentation relating to the Offer is available to the public.

o	Indication that the information can be observed by the SMV during the first five (5) LSE Business Days of its filing.

•	Prospectus of the Offer containing the information required by Annex II of the CONASEV Resolution No. 009-2006-EF/94.10 (Reglamento de Oferta Pública de Adquisición y de Compra de Valores por Exclusión), including:

o	About the Offeror:

▪	Corporate name, address, information on its registration in the Public Registries, information on its representatives and on shareholders that have more than 5% of its share capital in the Offeror.

▪	Information about the Offeror’s Economic Group as per SMV regulations on this matter, including SMV Resolution No. 019-2015-SMV-01.

▪	List of shares with voting rights, bonds convertible into shares with voting rights, pre-emptive subscription certificates of shares with voting rights or other similar securities held directly or indirectly by the Offeror and the legal persons that make up the shares or they control their economic group, with indication of those acquired in the last twelve (12) months.

▪	Securities issued by the Offeror owned by the Company.

▪	Agreements between the Offeror and the members of the board of directors of the Company, specific advantages that the Offeror has reserved for said members and the amount and class of the Offeror’s securities owned by said members.

▪	Agreements between the Offeror and the shareholders of the Company, or between the Offeror’s Affiliates and the Company’s Affiliates that may influence the decisions of the potential acceptors, including an express statement by the Offeror indicating that it has not been made or make payments, rewards, donations or consideration of any kind or for any concept in favor of any of the shareholders or their related parties, other than the OPA Consideration.

▪	Information about the activity and economic-financial situation of the Offeror, in the terms established in Annex II of the OPA Regulations.

o	About the OPA:

▪	Corporate name, address, information on its registration in the Public Registries of the Company.

▪	Information about the Company’s Shares that are tendered to the Offer, including the OPA Consideration, amount and percentage they represent in the share capital.

▪	Type of currency of the OPA Consideration.

▪	Maximum number of the Company’s Shares the Offeror will tender and, if applicable, minimum number of Shares required to be acquired.

▪	Guarantees in effect throughout the term of the Offer, granted by the Offeror in compliance with the provisions of Article 20 of the CONASEV Resolution No. 009-2006-EF/94.10 (Reglamento de Oferta Pública de Adquisición y de Compra de Valores por Exclusión).

▪	Main financing terms and conditions for the Offer.

▪	Name of the Offer Dealer acting on behalf of the Offeror.

▪	Settlement mechanism.

▪	Indicate whether the Offer is part of acquisitions in successive acts during the course of three (3) consecutive years.

▪	Indicate purpose pursued with the acquisition and plans with respect to the Company.

▪	Individuals responsible for the content of the information prospectus, including the statement of each of the signatories other than the Offeror and its principal officers.

▪	The Offeror’s representative, department or other responsible for the delivery of the Prospectus of the Offer.

•	Documents evidencing the Offer Guarantee.

•	Regulatory approvals.

•	Documents evidencing sufficient powers to on behalf of the Offeror granted in favor of the individuals representing the Offeror in the Offer.

Annex I

Certificate Offeror

[●], 2020

I, [●], am [●] of [●] (the “Buyer”), and am authorized to execute and deliver this certificate (this “Certificate”) pursuant to Section 2.5 (a)(ii) of the Tender Offer Support Agreement dated as of [●], 2020 (“TOSA”), between IG4 Capital Infrastructure Investments LP, and the Shareholders listed in Annex A of the TOSA, and do hereby certify, in such capacity and not in my individual capacity, as follows:

(a)	there have been no changes to the by-laws and organizational documents of the Buyer, including all amendments thereto;

(b)	attached hereto as Exhibit A is a complete and correct copy of resolutions duly adopted by the board of directors of the Buyer on [●], 2020 authorizing the execution, delivery and performance of the TOSA; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and

(c)	each person who as a representative or officer of the Buyer, signed (i) the TOSA and (ii) the other documents or certificates delivered by, as of or on the date hereof, was duly appointed and authorized as an officer or representative of the Buyer and held the office and/or vested the authorities indicated thereon on the date hereof, and was duly authorized to take, such action, and each signature of such signing officer or representative is his genuine signature.

Unless otherwise expressly provided herein, any capitalized terms used in this Certificate shall have the meanings assigned to such terms in the TOSA.

IN WITNESS WHEREOF, the undersigned has duly signed this Certificate as of the date first set forth above.

[●]

Name: Title:	[●] [●]

Annex J

Litigation

1.	José Alejandro Graña Miró Quesada: Procedure of collaboration with Peruvian justice which covers several issues and in which José Graña Miró Quesada aspires to be exempted from punishment. The first commitment signed with the Public Prosecutor's Office accepted the request to be submitted to this procedure. The second document entered with the Public Prosecutor's Office agreed that within a maximum period of 90 days, the collaboration process must be closed and the liability José Graña Miró Quesada must assume will be determined.

2.	Hernando Alejandro Constancio Graña Acuña: Procedure of collaboration with Peruvian justice which covers several issues and in which Hernando Alejandro Constancio Graña Acuña aspires to be exempted from punishment. There is a first commitment signed with the Public Prosecutor's Office that accepted the request to be submitted to this procedure. The second document entered with the Public Prosecutor's Office agreed that within a maximum period of 90 days, the collaboration process must be closed and the liability Hernando Alejandro Constancio Graña Acuña must assume will be determined.

3.	Mario Germán Oscar Alvarado Pflucker: Criminal case followed before the Corporate Supraprovincial Prosecutor's Office Specialized in Crimes of Corruption of Officials, for the alleged commission of crimes against the Public Administration and Others, against Mario Germán Óscar Alvarado Pflucker.

Schedule 3.3

The seizure over 56’177,955 Shares owned by GH has been released and accordingly, upon the registration of the release 56’177,955 Shares of GH will be free and clear of any lien or encumbrance prior to the Offer Notice Date and 61’349,148 Shares of GH will remain subject to the encumbrance described in Annex C

For purposes of GH Holding Group Corp. and Mr. Hernando Alejandro Constancio Graña Acuña transferring Shares to the Trust:

•	Collaboration Agreement (Acuerdo de Colaboración Eficaz) by and between Mr. José Graña Miro Quesada and the Peruvian Public Prosecutor (Fiscalía) and the General Attorney (Procuradoría); and

•	Collaboration Agreement (Acuerdo de Colaboración Eficaz) by and between Mr. Hernando Alejandro Constancio Graña Acuña and the Peruvian Public Prosecutor (Fiscalía) and the General Attorney (Procuradoría); provided that pursuant such Collaboration Agreements any seizure over Mr. José Graña Miro Quesada’s and/or Mr. Hernando Alejandro Constancio Graña Acuña’s Shares is released and the transfer of such Shares authorized.